================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITADEL HOLDING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          CITADEL HOLDING CORPORATION
                       550 South Hope Street, Suite 1825
                        Los Angeles, California  90071

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 12, 2000

To the Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Nevada corporation ("Citadel"), will be held at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California on September 12, 2000, at 9:30 a.m., Los Angeles time, subject to adjournment or postponement, for the following purposes:

     1. To elect five directors to the Board of Directors of Citadel to serve until the 2001 Annual Meeting of Stockholders;

     2. To approve the issuance of up to 2,625,820 shares of Citadel Class A Non-Voting Common Stock and 656,455 shares of Citadel Class B Voting Common Stock to complete the acquisition by merger of Off Broadway Investments, Inc.;

     3. To approve the adoption by the Board of Directors of the 1999 Stock Option Plan of Citadel Holding Corporation; and

     4. To transact such other business as may properly come before the Annual Meeting.

     A copy of Citadel's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 is enclosed, and a copy of Citadel's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2000 is attached to the accompanying Proxy Statement as Exhibit C. Only holders of record of the Class B Voting Common Stock of Citadel on July 19, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting.

                              By order of the Board of Directors,


                              /s/ S. Craig Tompkins

                              S. CRAIG TOMPKINS
                              Corporate Secretary

August 12, 2000

================================================================================
PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE THAT YOUR VOTES ARE COUNTED.
================================================================================

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                              September 12, 2000

                              GENERAL INFORMATION

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Nevada corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 2000 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. At the Annual Meeting, stockholders owning outstanding shares of the Class B Voting Common Stock will be asked

  . To elect five directors to the Board of Directors of Citadel (the "Election of Directors");

  . To approve the issuance of up to 2,625,820 shares of Citadel Class A Non-Voting Common Stock ("Non-Voting Common Stock") and 656,455 shares of Class B Voting Common Stock ("Voting Common Stock") to complete the acquisition by the Company of Off Broadway Investments, Inc., a Delaware corporation ("OBI"), pursuant to the terms of a merger agreement (the "OBI Merger Agreement") among Citadel, its wholly owned subsidiary Citadel Off Broadway Theatres, Inc., a Nevada corporation ("Theatres"), OBI, and the stockholders of OBI dated as of July 28, 2000 (the "Stock Issuance Proposal"); and

  . To approve the adoption by the Board of Directors of the 1999 Stock Option Plan of Citadel Holding Corporation (the "Stock Option Plan Proposal").

     Citadel currently has two classes of common stock, the Class A Non-Voting Common Stock and the Class B Voting Common Stock. However, only holders of record of Class B Voting Common Stock on July 19, 2000 (the "Record Date") will be entitled to vote on the Election of Directors, the Stock Issuance Proposal and the Stock Option Plan Proposal. The Class A Non-Voting Common Stock is not a voting class of common stock and, accordingly, holders of Class A Non-Voting Common Stock will not be entitled to vote on the Election of Directors, the Stock Issuance Proposal or the Stock Option Plan Proposal. Holders of Class B Voting Common Stock on the Record Date are referred to in this Proxy Statement as the "Voting Common Stockholders."

     Voting Common Stockholders will not be voting to approve or adopt the OBI Merger Agreement itself or to approve the merger (the "OBI Merger") provided for by the OBI Merger Agreement. Rather, Voting Common Stockholders will be voting on whether to approve the issuance of up to 2,625,820 shares of Class A Non-Voting Common Stock and 656,455 shares of Class B Voting Common Stock
(collectively, the "Merger Shares") to complete the OBI Merger.   If the Stock
Issuance Proposal is not approved by the Voting Common Stockholders, cash in the amount of approximately $10,000,000 will be paid to complete the OBI Merger.
A copy of the OBI Merger Agreement is attached hereto as Exhibit A to this Proxy Statement. For a more complete description of the OBI Merger and OBI, see the more detailed information set forth below under the heading PROPOSAL NO. 2, PROPOSAL TO AUTHORIZE THE ISSUANCE OF CLASS A NON-VOTING COMMON STOCK AND CLASS B VOTING COMMON STOCK TO COMPLETE THE ACQUISITION BY MERGER OF OBI.

--------------------------------------------------------------------------------
                The Stock Issuance Proposal and the OBI Merger

     Among the matters to be voted upon at the Annual Meeting is approval of the issuance of the Merger Shares, consisting of up to 656,455 shares of the Company's Voting Common Stock and 2,625,820 shares of the Company's Non-Voting Common Stock. The Merger Shares are to be issued under the OBI Merger Agreement pursuant to which the Company proposes to acquire OBI, which is in the business of owning or leasing live theatres (currently, three off-Broadway theatres) in New York City and leasing that space to producers of off- Broadway theatrical presentations. Adjusting for non-recurring expenses and payments to affiliates of OBI, OBI had cash flow for the fiscal year ended December 31, 1999 of approximately $1.9 million. The OBI Merger Agreement and the issuance of the Merger Shares is discussed in detail under the heading PROPOSAL NO. 2, PROPOSAL TO AUTHORIZE THE ISSUANCE OF CLASS A NON-VOTING COMMON STOCK AND CLASS B VOTING COMMON STOCK TO COMPLETE THE ACQUISITION BY MERGER OF OBI. Certain of the principal aspects of the OBI Merger Agreement are as follows:

Parties:              The Company; its wholly-owned subsidiary Theatres; OBI;
                      and James J. Cotter and Michael R. Forman, the sole stockholders of OBI (the "OBI Stockholders"). Mr. Cotter is the Chairman of the Board of the Company. Messrs. Cotter and Forman are indirectly principal stockholders of the Company. See Security Ownership of Certain Beneficial Owners and Management.

The Merger:           If the Voting Common Stockholders approve the issuance of
                      the Merger Shares, OBI will be merged into Theatres, which will be the surviving corporation. If the Voting Common
                      Stockholders do not approve the issuance of the Merger
                      Shares, Theatres will be merged into OBI, which will be the surviving corporation.

Consideration:        Subject to stockholder approval at the Annual Meeting and
                      satisfaction of other conditions to closing, the Company will issue the Merger Shares to the OBI Shareholders on consummation of the OBI Merger. The number of Merger
                      Shares was determined by reference to the average closing price of the Class A Non-Voting Common Stock and the Class
                      B Voting Common Stock on the American Stock Exchange over the 30 trading days preceding the execution of the OBI
                      Merger Agreement. If stockholders do not approve the issuance of the Merger Shares, the Company will pay cash in the amount of $10,000,000, less certain expenses, on consummation of the OBI Merger. Each of Messrs. Cotter and Forman own one-half of OBI and thus, in either case, will receive one-half of such consideration.

Vote Required:        The issuance of the Merger Shares requires approval of the
                      Voting Common Stockholders under the rules of the American
                      Stock Exchange, on which the Company's shares are listed.
                      The affirmative vote of a majority of the shares of Voting
                      Common Stock voting on the proposal are required to approve the issuance of the Merger Shares. Stockholders who together own 48.97% of the outstanding Voting Common
                      Stock, have indicated that they will vote in favor of the issuance of the Merger Shares.

Appraisal and         Stockholders will not be entitled to preemptive or
Preemptive Rights:    appraisal rights in connection with the issuance of the
                      Merger Shares.

Recommendation:       The Conflicts Committee of the Board of Directors, acting
                      on behalf of the Board of Directors, recommends stockholders vote FOR the approval of the issuance of the Merger Shares.

--------------------------------------------------------------------------------

Record Date and Voting

     Only stockholders of record of shares of Class B Voting Common Stock on the Record Date, July 19, 2000, will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date, 1,333,969 shares of Voting Common Stock. Each share of Voting Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

     The holders of the majority of the outstanding Voting Common Stock, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Directors will be elected by a plurality of the votes of the shares of Voting Common Stock present in person or represented by proxy at the Annual Meeting and voting on the election of directors. With regard to the election of directors, votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted toward a nominee's achievement of a plurality.

     Approval of the Stock Issuance Proposal and of the Stock Option Plan Proposal require the affirmative vote of a majority of the votes of the shares of Voting Common Stock cast on such proposal. With regard to the Stock Issuance Proposal and the Stock Option Plan Proposal, Voting Common Stockholders may vote their shares in favor of one or both of the proposals, or against one or both of the proposals, or they may abstain. Abstentions and brokers non-votes are not counted as votes for or against the Stock Issuance Proposal and/or the Stock Option Plan Proposal (as the case may be) and, accordingly, are not taken into consideration in determining whether or not such proposals are approved.

     Management of the Company has been advised that Craig Corporation (collectively with its corporate predecessors "Craig Corp" and collectively with its wholly owned subsidiaries "Craig") and Reading Entertainment, Inc. (collectively with its corporate predecessors "Reading Entertainment" and collectively with its consolidated subsidiaries "Reading") intend to vote their Voting Common Stock in favor of the nominees for director identified in these materials, in favor of the Stock Issuance Proposal and in favor of the Stock Option Plan Proposal. Together, Craig and Reading hold 48.97% of the outstanding Voting Common Stock.

     Shares of Voting Common Stock represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified thereon or, if no instructions are marked on the enclosed proxy card, "FOR" each of the nominees for director as identified on such card, "FOR" the Stock Issuance Proposal and "FOR" the Stock Option Plan Proposal. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares of Voting Common Stock represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their judgment with respect to any other matters that may properly come before the Annual Meeting.

     Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

     The mailing address of the principal executive offices of Citadel is 550 South Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is August 12, 2000.

Solicitation of Proxies

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding Shares of Voting Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. The Company will bear all expenses incurred in soliciting stockholders.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the shares of Voting Common Stock beneficially owned as of the Record Date by (i) each director and nominee, (ii) each of the Company's most highly compensated executive officers, (iii) all directors and executive officers as a group, and (iv) each person known to Citadel to be the beneficial owner of more than 5% of the Voting Common Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power with respect to such shares. An asterisk denotes beneficial ownership of less than 1%.

                                                      Amount and Nature
                                                        of Beneficial
    Name and Address of Beneficial Owner                Ownership(1)                    Percent of Class(1)
---------------------------------------------  -------------------------------  -----------------------------------
James J. Cotter(2)(3)
120 North Robertson Boulevard
Los Angeles, CA  90048                                              653,256                                48.97%

S. Craig Tompkins (2)(4)                                                  0                                   --

Robert M. Loeffler (5)                                                    0                                   --

William C. Soady (5)                                                      0                                   --

Alfred Villasenor, Jr. (5)                                                0                                   --

Brett Marsh (6)                                                           0                                   --

Andrzej J. Matyczynski                                                    0                                   --

Craig (2)(7)
550 South Hope Street, Suite 1825
Los Angeles, CA  90071                                              653,256                                48.97%

Reading (2)
30 South Fifteenth Street, Suite 1300
Philadelphia, PA  19102-4813                                        422,735                                31.69%

Private Management Group (8)
20 Corporate Park, Suite 400
Irvine, CA  92606                                                   168,830                                12.66%

All directors and executive
officers as a group (7 persons)                                     653,256                                48.97%

(1) Applicable percentage of ownership is based on 1,333,969 shares of Voting Common Stock outstanding as of the Record Date together with all options exercisable within 60 days of the Record Date for such stockholder. Beneficial ownership is determined in accordance with the rules of the

     Securities and Exchange Commission, and includes voting and investment power with respect of shares. Shares subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Mr. Cotter is the Chairman of both Craig Corp and Reading Entertainment and a principal stockholder of Craig Corp. Mr. Tompkins is a Director and the President of Craig Corp and the Vice Chairman of Reading Entertainment. Craig currently owns approximately 78% of the voting power of the outstanding capital stock of Reading Entertainment. Craig owns 230,521 shares of Voting Common Stock and Reading owns 422,734 shares of Voting Common Stock. These securities are listed as beneficially owned by Mr. Cotter and Craig Corp due to the relationships between Mr. Cotter, Craig Corp and Reading Entertainment. Mr. Cotter and Mr. Tompkins disclaim beneficial ownership of either the Voting Common Stock or the Non-Voting Common Stock owned by Craig and Reading, and all of the Reading Entertainment securities held by Craig and the Company.

(3) Mr. Cotter is the beneficial owner of 2,385,142 shares of Craig Corp Common Stock and 2,021,702 shares of Craig Corp Class A Common Preference Stock, including 594,940 shares of Craig Corp Common Stock issuable upon the exercise of outstanding stock options exercisable within 60 days of the Record Date. Mr. Cotter also is considered the beneficial owner of 617,438 shares of Craig Corp Common Stock and 720,838 shares of Craig Class A Common Preference Stock owned by Hecco Ventures, a California general partnership ("Hecco"). Mr. Michael Forman is also a partner in Hecco. Mr. Cotter is the general partner of a limited partnership, which is the general partner of Hecco, and accordingly has voting and investment power with respect to these shares. Mr. Cotter is also the direct beneficial owner of 353,732 shares of Reading Common Stock, consisting of 6,000 shares held in a profit sharing plan and 347,732 shares issuable upon the exercise of outstanding options, 347,732 of which are subject to options exercisable within 60 days of the Record Date.

(4) Mr. Tompkins is the beneficial owner of 8,000 shares of Non-Voting Common Stock held under stock options exercisable within 60 days of the Record Date. Mr. Tompkins has not been granted options to acquire Voting Common Stock. Mr. Tompkins is also the beneficial owner of 2,000 shares of Craig Corp Class A Common Preference Stock held in various retirement accounts for the benefit of Mr. Tompkins and his wife, and currently exercisable options to acquire 35,000 shares of Craig Corp Class A Common Preference Stock. Mr. Tompkins and his wife each own 200 shares of Reading Entertainment Common Stock in IRA Accounts, and 500 shares of Reading Entertainment Common Stock are held in a trust for one of Mr. Tompkins' minor children. Mr. Tompkins disclaims ownership of the shares held by his wife's IRA Account and his child's trust. Mr. Tompkins also holds options exercisable within 60 days of the Record Date to acquire 10,000 shares of Reading Entertainment Common Stock.

(5) Each of the Directors has options exercisable within 60 days of the Record Date to purchase 20,000 shares of Non-Voting Common Stock. These are discussed below at Options Granted under the 1999 Plan.

(6) Mr. Marsh beneficially owns 3,000 shares of Non-Voting Common Stock under options exercisable within 60 days of the Record Date. Mr. Marsh has not been granted options to acquire Voting Common Stock.

(7) Craig is the controlling stockholder of Reading Entertainment, with ownership of 5,165,516 shares of Reading Entertainment Common Stock and 550,000 shares of Reading Entertainment

     Series B Convertible Preferred Stock, collectively representing approximately 78% of the voting power of Reading Entertainment. The foregoing shares of Reading Entertainment Common Stock and percentage voting power exclude 4,489,796 shares that may be acquired upon conversion of the Series B Convertible Preferred Stock.

(8)  Based upon Schedule 13G filed February 2, 2000.

Nominees For Election

     At the Annual Meeting, Voting Common Stockholders will be asked to vote on the election of five directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

     To fill these five board positions, the enclosed proxy, unless indicated to the contrary, will be voted "FOR" the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     Set forth below is certain information concerning the Board Nominees:

                                                                                                   First
                                                                                                   -----
                                                                                                   Became
                                                                                                   ------
          Name              Age                       Current Occupation                          Director
          ----              ---                       ------------------                          --------
James J. Cotter (2)          62         Chairman of the Board and Chief Executive Officer of        1986
                                        Citadel, Chairman of the Board of Craig Corp, and
                                        Chairman of the Board of Reading Entertainment

S. Craig Tompkins(2)         49         Vice Chairman of the Board of Citadel, President and        1993
                                        Director of Craig Corp, Vice Chairman of the Board of
                                        Reading Entertainment

Robert M. Loeffler (3)       78         Retired, Director of Public Companies                       2000

William C. Soady             57         President of Distribution, Polygram Films                   1999
(1)(3)(4)(5)

Alfred Villasenor, Jr.       70         President of Unisure Insurance Services, Incorporated       1987
(1)(2)(3)(4)(5)

(1)  Member of the Compensation Committee.
(2)  Member of the Executive Committee.
(3)  Member of the Audit Committee.
(4)  Member of the Conflicts Committee.
(5)  Member of the Stock Options Committee.

     Mr. Cotter was first elected to the Board in 1986, resigned in 1988, and was re-elected to the Board in June 1991. He was elected Chairman of the Board of Citadel in 1992, and Chief Executive Officer effective August 1, 1999. Mr. Cotter is the Chairman and a director of Citadel Agricultural Inc., a wholly owned subsidiary of Citadel ("CAI"); the Chairman and a member of the Management Committee of each of the agricultural partnerships, interests in which constitute the principal assets of CAI (the "Agricultural Partnerships"); and the Chairman and a member of the Management Committee of Big 4 Farming, LLC, an 80%-owned subsidiary of Citadel. From 1988 through January 1993, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter, and is the Managing Director of Visalia, LLC ("Visalia"), which holds a 20% interest in each of the Agricultural Partnerships and in Big 4 Farming, LLC. Mr. Cotter has been Chairman of the Board of Craig Corp since 1988 and a director of that company since 1985. Mr. Cotter has served as a director of Reading Entertainment (motion picture exhibition and real estate), since 1990, and as the Chairman of the Board of Reading Entertainment since 1991. Craig Corp owns approximately 78% of the voting power of the outstanding securities of Reading Entertainment and the Company owns approximately 5% of the voting power of Reading Entertainment. Mr. Cotter is also the Executive Vice President and a director of The Decurion Corporation (motion picture exhibition and real estate). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco which is involved in investment activities and a stockholder in Craig Corp. Mr. Cotter was also a director of Stater Bros., Inc. (retail grocery) between 1987 and September 1997.

     Mr. Tompkins has been a director of the Company since 1993, was elected Vice Chairman of the Board in July 1994, and as the Secretary/Treasurer and Principal Accounting Officer of the Company in August 1994. Mr. Tompkins resigned as principal accounting officer and Treasurer in November 1999, upon the appointment of Andrzej Matyczynski to serve as the Company's Chief Financial Officer. Mr. Tompkins was a partner in the law firm of Gibson Dunn & Crutcher until March 1993, when he resigned to become President of each of Craig Corp and Reading Entertainment. Mr. Tompkins has served as a director of each of Craig Corp and Reading Entertainment since February 1993. In January 1997, Mr. Tompkins resigned as President of Reading Entertainment upon the appointment of Robert Smerling to that position and became Vice Chairman of Reading Entertainment. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and currently serves as the Chairman of the Audit and the Strategic Planning Committees of that REIT. Mr. Tompkins was elected in April 2000 to the Board of Directors of Fidelity Federal Bank, FSB ("Fidelity"), where he serves on the Audit and Compensation Committees. Mr. Tompkins is also President and a director of CAI, a member of the Management Committee of each of the Agricultural Partnerships and of Big 4 Farming, LLC, and serves for administrative convenience as an Assistant Secretary of Visalia, LLC, and Big 4 Ranch, Inc. (a partner with CAI and Visalia, LLC in each of the Agricultural Partnerships).

     Mr. Loeffler has been a director of the Company since March 27, 2000 and a director of Craig Corp since February 22, 2000. Mr. Loeffler has been a director of PaineWebber Group, Inc. since 1978. Mr. Loeffler is a retired attorney and was Of Counsel to the California law firm of Wyman Bautzer Kuchel & Silbert from 1987 to March 1991. He was Chairman of the Board, President and Chief Executive Officer of Northview Corporation from January to December 1987 and a partner in the law firm of Jones, Day, Reavis & Pogue until December 1986. Mr. Loeffler is also a director of Advanced Machine Vision Corp.

     Mr. Soady was elected to the Board of Directors of the Company on August 24, 1999. Mr. Soady has been President of Distribution, PolyGram Films since 1997. Mr. Soady has also served as Director of Showscan Entertainment, Inc. from 1994 to present, the Foundation of Motion Picture Pioneers, Inc. from 1981 to present, the Will Rogers Memorial Fund from 1981 to present and has been a member of the Motion Picture Academy of Arts & Sciences since 1982.

     Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 35 years. He is also a general partner in Playa de Villa, a California real estate commercial center. Mr. Villasenor is a director of the John Gogian Family Foundation and a director of Richstone Centers, a non-profit organization. In 1987, Mr. Villasenor was elected to the Board of Directors of Citadel and Fidelity and served on the Board of Fidelity until 1994. Mr. Villasenor also served as a director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

Compensation of Directors

     Other than the Chairman of the Board and Vice Chairman of the Board, directors who are not officers or employees of the Company receive, for their services as a director, an annual retainer of $15,000 plus $1,500, if serving as Committee Chairman, and $800 for each meeting attended in person (or $300 in the case of a telephonic meeting). The Chairman of the Board receives $45,000 annually. Mr. Tompkins receives $40,000 annually for his services as an officer and director. In addition, Ronald I. Simon (a former director) and Alfred Villasenor each received a bonus of $10,000 in November 1999. Effective August 1, 1999, Mr. Cotter was elected to serve as the Company's Chief Executive Officer. Mr. Cotter received no compensation in addition to his director's fees for his service as Chief Executive Officer.

     Under the Citadel Holding Corporation 1996 Nonemployee Director Stock Option Plan (the "1996 Plan"), each director of the Company who was not an employee or officer of the Company, upon becoming a member of the Board of Directors, would automatically be granted immediately vested options to purchase a total of 10,000 shares of Common Stock at a formula exercise price. Any option to purchase a share of Common Stock under the 1996 Plan that had not expired or otherwise terminated on January 4, 2000 automatically converted into an option to purchase .8 and .2 shares, of Non-Voting Common Stock and Voting Common Stock, respectively, as a result of the restructure of the Company's capital stock. On April 13, 2000, the 1996 Plan was amended to provide that no further options could be granted under the 1996 Plan.

     On November 18, 1999 the Board of Directors adopted the 1999 Stock Option Plan of Citadel Holding Corporation (the "1999 Plan"). On April 13, 2000 options were issued to each of Messrs. Loeffler, Soady and Villasenor under the 1999 Plan to acquire 20,000 shares of Non-Voting Stock. Messrs. Soady and Villasenor simultaneously surrendered their respective outstanding options under the 1996 Plan. The only person with options under the 1996 Plan is former director Ronald
I. Simon who currently holds options to purchase 2,000 shares of Voting Common Stock and 8,000 shares of Non-Voting Common Stock at an exercise price of $3.00 per share as a result of options granted under the 1996 Plan to acquire 10,000 shares of Common Stock. See discussion below, Options Granted under the 1999 Plan and Proposal No. 3, Proposal for Approval of 1999 Stock Option Plan of Citadel Holding Corporation.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1999, there were six meetings of the Board of Directors of Citadel. Each of the directors attended at least 75% of the meetings of the Board of Directors and of the meetings of the Board Committees held after the election of such individual to the Board or such Board Committee.

     Citadel currently has standing Audit, Executive, Conflicts and Compensation Committees. The Board of Directors does not have a nominating committee.

     The members of the Audit Committee are Robert M. Loeffler, William C. Soady, and Alfred Villasenor, Jr. During 1999, the Audit Committee held one meeting, which was attended by all members of the Audit Committee. On May 23, 2000 the Board adopted a new Audit Committee Charter ("Charter"), which requires the Audit Committee to meet at least four times annually and at least once separately with the independent auditors and management. The Board of Directors included additional provisions in the new Charter to strengthen the Audit Committee's function of overseeing the quality and integrity of the accounting, audit, internal control and financial reporting policies and practices of the Company. The Charter includes professional criteria for the members of the Audit Committee and empowers the Audit Committee to investigate any matter for which it has oversight authority. The Audit Committee, among other things, makes recommendations to the Board concerning the engagement of the Company's independent auditors; monitors and reviews the performance of the Company's independent auditors; reviews with management and the independent auditors the Company's financial statements, including the matters required for discussion under Statement of Auditing Standards No. 61; monitors the adequacy of the Company's operating and internal controls; discusses with management legal matters that may have a material impact on the Company's financial statements; and issues an annual report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     The members of the Executive Committee are James J. Cotter, Alfred Villasenor, Jr. and S. Craig Tompkins. The Executive Committee exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

     The members of the Conflicts Committee are William C. Soady and Alfred Villasenor, Jr. The Conflicts Committee was chartered to consider and make recommendations with respect to all matters as to which one or more directors may have conflicts of interest.

     The Compensation Committee is currently comprised of William C. Soady and Alfred Villasenor, Jr. The Compensation Committee is responsible for recommending to the Board of Directors remuneration for executive officers of Citadel. It is currently Citadel's policy that directors who are executive officers and whose compensation is at issue are not involved in the discussion of, or voting on, such compensation.

     The members of the Stock Options Committee are William C. Soady and Alfred Villasenor, Jr. The Stock Options Committee is the Administrator of the 1999 Stock Option Plan and has sole authority to grant options under said plan.

Vote Required: Recommendation of the Board of Directors

   The five nominees receiving the greatest number of votes present in person or by proxy at the Annual Meeting will be elected to the Citadel Board of Directors. Craig and Reading have advised Citadel that they intend to vote 653,256 shares, representing 48.97% of the outstanding Voting Common Stock, in favor of the election of the Board Nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD NOMINEES
                                 LISTED ABOVE.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
                 ---------------------------------------------

Executive Officers

     The names of the executive officers of Citadel, other than James J. Cotter and S. Craig Tompkins, nominees for director, together with certain information regarding such executive officers, is as follows:

              Name                     Age                  Title
              ----                     ---                  -----
     Andrzej Matyczynski               48          Chief Financial Officer
     Brett Marsh                       52          Vice President of Real Estate

     Andrzej Matyczynski became Chief Financial Officer of the Company effective November 18, 1999. On that date, Mr. Matyczynski became the Chief Administrative Officer of Reading Entertainment and the Chief Financial Officer of Craig Corp. On June 2, 2000, Mr. Matyczynski also was appointed the Chief Financial Officer of Reading Entertainment. Prior to joining the Company, Mr. Matyczynski was associated with Beckman Coulter and its predecessors for more than the past twenty years and also served as a director for certain Beckman Coulter subsidiaries.

     Brett Marsh has been with the Company since 1993 and is responsible for the real estate activities of the Company. Prior to joining the Company, Mr. Marsh was the Senior Vice President of Burton Property Trust, Inc., the U.S. real estate subsidiary of The Burton Group PLC. In this position, Mr. Marsh was responsible for the real estate portfolio of that company.

Summary Compensation Table

     The names of the executive officers of Citadel are as listed below in the summary compensation table that sets forth the compensation earned for the years ended December 31, 1999, 1998, and 1997 by each of the most highly compensated executive officers of the Company.

                                                                                                  Long Term
                                                                                                  ---------
                                                            Annual Compensation                  Compensation
                                              -----------------------------------------------    ------------
                                                                                                  Securities
                                                                                                  ----------
                                                                                                  Underlying
                                                                                                  ----------
                                                                                  Other              Stock
                                                                                  -----              -----
                                                                                  Annual            Options      All Other
                                                                                  ------            -------      ---------
Name and Principal Position          Year         Salary        Bonus        Compensation(1)        Granted     Compensation
---------------------------          ----      ------------  ------------  -------------------   -------------  ------------
James J. Cotter                       1999            --            --            $45,000               --              --
    President and                     1998            --            --            $45,000               --              --
      Chief Executive Officer         1997            --            --            $45,000               --              --

Steve Wesson                          1999      $190,700       $29,200                 (1)              (3)             --
   President and                      1998      $200,000       $50,000                 (1)              --              --
     Chief Executive Officer          1997      $185,000       $80,000                 (1)              (2)             --

S. Craig Tompkins                     1999            --            --            $40,000                               --
    Secretary/Treasurer and           1998            --            --            $40,000                               --
      Vice Chairman of the            1997            --            --            $40,000                               --
       Board

Andrzej Matyczynski (4)               1999            --            --                 (1)                              --
    Chief Financial Officer

Brett Marsh                           1999      $162,500            --                 (1)              --              --
    Director of Real Estate           1998      $152,500            --                 (1)              --              --
                                      1997      $150,000       $30,000                 (1)              (2)             --

(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, whichever is less.

(2) During 1997, Mr. Wesson and Mr. Marsh, who provide services to Reading pursuant to a consulting agreement between Citadel and Reading, were named officers of a wholly owned subsidiary of Reading. Mr. Wesson and Mr. Marsh received an option to acquire 20,000 and 10,000 shares, respectively, of Reading Common Stock at an exercise price of $12.875 per share. The Reading options held by Mr. Wesson expired in August 1999. On December 31, 1999, such shares closed at $5.75 per share.

(3) Mr. Wesson resigned as President and Chief Executive Officer effective August 1, 1999 and served as a consultant to the Company through July 31, 2000. In September 1999, the Company purchased Mr. Wesson's Citadel options for a cash payment of approximately $66,000.

(4) Mr. Matyczynski was named the Chief Financial Officer of Citadel effectively November 18, 1999. Mr. Matyczynski's compensation for the year ending December 31, 1999 did not exceed $100,000 in aggregate.

Stock Options

As of December 31, 1999, there were no options outstanding to officers and no options were granted to or exercised by officers during 1999. The 1999 Stock Option Plan permits options to be granted to select employees of the Company. On April 13, 2000, options were granted to certain key employees. See discussion below, Options Granted under the 1999 Plan under Proposal No. 3, Proposal for Approval of 1999 Stock Option Plan of Citadel Holding Corporation.

Employment Contracts and Change in Control Agreements

     Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The Employment Agreement was terminated in July 1999.

     On June 27, 1990, the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel directors has entered into an indemnity agreement with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Voting Common Stock or Non-Voting Common Stock to file reports on ownership and changes in ownership with the Securities Exchange Commission ("SEC"). The SEC rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

     Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements applicable to its reporting persons were complied with.

Compensation Committee Report on Executive Compensation

     The report of the Compensation Committee of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities
Act"), or under the Exchange Act, except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors of the Company for the fiscal year ended December 31, 1999 was composed of James J. Cotter and Alfred Villasenor, Jr. In light of the appointment of Mr. Cotter as the Chief Executive Officer of the Company, and the fact that Mr. Cotter's daughter Ellen Cotter has been appointed as the Vice President of Citadel Cinemas and that Mr. Cotter's daughter Margaret Cotter will become the President of Theatres upon the completion the OBI Merger, Mr. Cotter resigned as a member of the Compensation Committee on July 20, 2000 and has been replaced by Mr. William Soady.

     The Compensation Committee is principally responsible for reviewing the performance of, and determining the compensation for the executive officers of the Company. The Company's executive compensation program is designed to attract and retain talented executives and motivate them to achieve the business objectives of the Company that the Board of Directors believes will enhance stockholder value.

     The Company's current compensation strategy is to supplement the executive officer's base level compensation with periodic cash bonuses in recognition of individual performance, and from time-to- time, grant stock options designed to link the executives' long-term compensation to appreciation in stockholder value. Specific components of the compensation of executive officers are as follows:

     Base Salary: The base salary of Mr. Wesson, as the Chief Executive Officer of the Company, with respect to 1999 was set in accordance with his Employment Agreement. The compensation of the remainder of the Company's officers is consistent with prior periods, except that the compensation paid to Brett Marsh was increased to $170,000 per year to reflect his increased duties and
responsibilities following the resignation of Mr. Wesson.   It is anticipated
that in the event the base salaries of other executive officers are to be set, such base salaries will be established upon a general review by the Compensation Committee of comparable compensation for positions requiring similar skills and capabilities and will reflect the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

     Bonus: The Company may award officers an annual bonus in an amount to be determined by the Compensation Committee. The Compensation Committee will consider such factors as it deems appropriate in determining such bonuses. As previously discussed, the Employment Agreement of Citadel's former Chief Executive Officer provided for a minimum annual bonus of $50,000. In 1999, the Company paid a prorata portion of the minimum annual bonus. Mr. Marsh was paid a bonus of $25,000 with respect to his work on the sale of the Company's property in Phoenix, Arizona and the refinancing of the Company's building in Glendale, California, which collectively produced net proceeds of approximately $20,358,000 to the Company.

William C. Soady
Alfred Villasenor, Jr.

Performance Graph

     The following line graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

     The following line graph compares the cumulative total stockholder return on Common Stock from December 31, 1994 through December 31, 1999 against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Total Return Index for the (i) New York Stock Exchange ("NYSE")/ American Stock Exchange ("AMEX")/ NASDAQ Stock Market Index (U.S. companies) and (ii) the cumulative total return of the Company's current peer group, the CSRP Total Return Index for NYSE/AMEX/NASDAQ Companies in the SIC Group Code 6510-6519 (US Companies) (Real Estate Operators (Except Developers) and Lessors). Peer group returns have been weighted by the market capitalization of the individual peers. The graph assumes a $100 dollar investment on December 31, 1994 and reinvestment of all dividends on a daily basis.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                      AMONG CITADEL HOLDING CORPORATION,
           NYSE/AMEX/NASDAQ STOCK MARKET AND NYSE/AMEX/NASDAQ STOCKS

                        PERFORMANCE GRAPH APPEARS HERE

                                                  NYSE
                                                  AMEX/        NYSE
                                CITADEL           NASDAQ       AMEX
Measure Period                  HOLDING           STOCK        NASDAQ
(Fiscal Year Covered            CORPORATION       MARKET       STOCKS
--------------------            -----------       -------      -------
Measurement Pt-12/1994          $100.00           $100.00      $100.00
FYE 12/1995                     $ 95.0            $136.3       $128.3
FYE 12/1996                     $110.0            $165.3       $147.7
FYE 12/1997                     $170.0            $216.4       $159.8
FYE 12/1998                     $157.5            $267.1       $156.9
FYE 12/1999                     $137.5            $330.4       $146.6

Compensation Committee Interlocks and Insider Participation

     Mr. Cotter is the Chairman of the Board of Craig Corp and Reading Entertainment. Mr. Cotter was, until July 20, 2000, a member of the Compensation Committee of the Company. Mr. Tompkins is President of Craig Corp and a Director of Craig Corp and Reading Entertainment.

Certain Transactions

Reading Preferred Stock Investment Transaction

     In October 1996, Citadel and its wholly-owned subsidiary, Citadel Acquisition Corp., Inc. ("CAC"), closed a transaction with Craig Corp and Reading Entertainment pursuant to which CAC contributed cash in the amount of $7 million to Reading Entertainment in exchange for (i) 70,000 shares of Series A Preferred Stock of Reading Entertainment, (ii) the granting to Citadel of an option (the "Asset Put Option"), exercisable at any time until 30 days after Reading Entertainment filed its Annual Report on Form 10-K for the year ended December 31, 1999, to exchange all or substantially all of its assets for shares of Reading Entertainment Common Stock, subject to certain contractual limitations and (iii) the granting of certain demand and piggy-back registration rights with respect to Reading Entertainment Common Stock received on the conversion of the Series A Preferred Stock or on such asset exchange. During 1999, 1998 and 1997, Citadel received dividend income of $455,000 per annum from Reading Entertainment with respect to Reading Entertainment Series A Preferred Stock. The Company determined not to exercise the Asset Put Option, which has now expired.

Certain G&A Sharing Transactions with Craig and Reading

     Commencing August 1995, Citadel began renting corporate office space from Craig on a month-to-month basis and engaged Craig to provide Citadel with certain administrative services. During fiscal 1999, $96,000 was paid to Craig for such rent and services. In additional, Citadel provided real estate consulting services to Reading during fiscal 1999, 1998 and 1997, for which Citadel was paid $215,000, $398,000 and $240,000, respectively.

     The Company has entered into an agreement with Craig Corp and Reading Entertainment to consolidate, beginning August 1, 2000, all of the general, administrative and real estate functions of the Company, Craig and Reading at Craig, and to thereafter allocate the costs of those services among the individual companies on a fair and equitable basis, to be determined from time to time by the Conflicts and Compensation Committees of Citadel, Craig Corp and Reading Entertainment. Upon the implementation of this agreement, there will no longer be separate charges as between the Company, Craig and Reading for rent, the provisions of administrative services and/or the provisions of real estate consulting services. Further, it is intended that all employees of the Company, Craig and Reading located in the United States will be permitted to share in a common set of retirement and health benefit plans.

Issuance of Common Stock to Craig for a Note Receivable

     On April 11, 1997, Craig exercised its warrant to purchase 666,000 shares of the Company's Common Stock at an exercise price of $3.00 per share or $1.998 million. Such exercise was consummated by delivery by Craig of its secured promissory note (the "Craig Secured Note") in the amount of $1.998 million, secured by 500,000 shares of Reading Entertainment Common Stock owned by Craig. Interest is payable quarterly in arrears at the prime rate (amounting to 8.50% at December 31, 1999) computed on a 360-day year. Principal and accrued but unpaid interest are due upon the earlier of April 11, 2002 or 120 days following the Company's written demand for payment. The Craig Secured Note may be prepaid, in whole or in part, at any time by Craig without penalty or premium. During 1999, 1998 and 1997, Craig paid interest to Citadel of approximately $183,000, $165,000 and $125,000, respectively, pursuant to the terms of the Craig Secured Note.

Agricultural Activities

     In 1997, the Company entered into a series of transactions which resulted in the acquisition by the Company of (i) a 40% equity interest in each of the three Agricultural Partnerships formed to acquire from the Prudential Insurance Company of America ("Prudential") approximately 1,600 acres of agricultural land located in the Central Valley of California (the "Big 4 Properties"), and (ii) an 80% equity interest in a newly-formed farm operating company, Big 4 Farming, LLC ("Farming"), created to farm the Big 4 Properties for the Agricultural Partnerships. The Big 4 Properties were acquired for a total purchase price of $6.75 million plus reimbursement of certain cultural costs through the closing (which cultural costs amounted to approximately $831,000). The acquisition was financed by a ten-year purchase-money mortgage loan from Prudential in the amount of $4.05 million (the "Prudential Loan") and by drawdowns in the amount of $831,000 under a $1.2 million crop finance line of credit from the Company to the Agricultural Partnerships (the "Crop Financing"). The Prudential Loan bears interest at 7.70%, provides for quarterly payment of interest, and provided certain levels of capital investment are achieved, calls for principal amortization payments of $200,000 per year commencing January 2002. The Crop Financing accrues interest, payable quarterly, at the rate of prime plus 100 basis points, and was due and payable in August 1998. Upon the expiration of the Crop Financing, the Company increased the line of credit to $1,850,000 for an additional twelve months under the same terms and conditions. In December 1998, the Agricultural Partnerships suffered a devastating freeze, which resulted in a loss of substantially all of its 1998-1999 corp. As a consequence of the freeze, the Agricultural Partnerships had no funds, other than partner contributions, with which to repay the drawdowns on the Line of Credit. Furthermore, the Agricultural Partnerships generally had no source of funding, other than their partners, for the cultural expenses needed for production of the 1999-2000 crops, as well as the funding of a crop-planting program on the undeveloped acreage. On February 24, 2000, the line of credit was increased to $3,250,000, of which $3,170,000 had been drawn as of March 31, 2000. In addition, during 1999 the Company agreed to guarantee the obligations of the Agricultural Partnerships under certain equipment leases, up to $220,000. Big 4 Ranch, Inc. ("BRI"), which was spun off to the Company's stockholders in December 1997, has no funds with which to make contributions to the Agricultural Partnerships. Subsequent to year-end, the Company and Visalia have continued to fund, on an 80/20 basis pursuant to loans to the Agricultural Partnerships, the Agricultural Partnerships' operating and crop costs.

     Although the Big 4 Properties produced substantial orange crops for the 1999-2000 season, market conditions were unfavorable, resulting in a loss on operations. It is projected that the crops produced by Big 4 Properties will not produce sufficient cash flow to cover the costs of producing the 2000-2001 crop. All capital improvements scheduled for 2000 have been cancelled. The only source of working capital for the Agricultural Partnerships continues to be the Company and Visalia. The Company is currently reviewing the commercial viability of its ongoing involvement with the Big 4 Properties and the Agricultural Partnerships.

     Each of the Agricultural Partnerships has three partners: CAI, which has a 40% interest in each of the partnerships; BRI, which likewise has a 40% interest and which, although formed as a wholly owned subsidiary of Citadel, was spun-off to the shareholders of Citadel following the formation of the partnerships and prior to the acquisition of the Big 4 Properties, and Visalia, a limited liability company owned 1% by Mr. Cotter and 99% by certain members of his family, which owns the remaining 20% interest. Farming is owned 80% by the Company and 20% by Visalia. BRI was initially capitalized with $1.2 million from Citadel.

     Craig and Reading, as stockholders of Citadel, received BRI shares in the spin-off in proportion to their interests in Citadel. During 1998, Craig and Reading purchased additional shares in BRI, increasing their ownership to approximately 49%. In addition, during 1998, Cecelia Packing, owned by Mr. Cotter, and a trust for the benefit of one of Mr. Tompkin's children, each acquired from a single seller shares representing an additional 1.6% of the outstanding shares of BRI, or 3.2% of such shares in the aggregate.

Certain Management Overlaps

     Mr. James J. Cotter is the Chairman and Chief Executive Officer of the Company, the Chairman of each CAI, Craig Corp and Reading Entertainment, and is also Chairman of the management committees of Farming and of each of the Agricultural Partnerships. Mr. Tompkins is the Vice Chairman and a Director of each of Citadel and Reading Entertainment, the President and a Director of Craig Corp, the President of CAI and a member of the management committees of Farming and of each of the Agricultural Partnerships. As an administrative convenience, Mr. Tompkins also serves as an assistant secretary of BRI and Visalia, for which he receives no compensation. Mr. Edward Kane, a director of Reading Entertainment until December 1999, served as Chairman and President of BRI and a member of the Management Committee of each of the Agricultural Partnerships until October 1998, at which time he was succeeded by Mr. Gerard Laheney, a Director of Craig Corp. Mr. William Gould, a Director of Craig Corp, is also a Director of BRI. Ms. Margaret Cotter, a Director of Craig, and the daughter of James J. Cotter, is a limited partner in Hecco, a member in Visalia, the Secretary, Treasurer and Principal Accounting Officer and a Director of BRI, the Vice President of Cecelia, the Vice President of Union Square Management, Inc., and effective upon the merger of OBI and Theatres, will become the President of Theatres. During 1999, Mr. Gould, Ms. Cotter and Mr. Laheney received no compensation for such service to BRI. Ms. Ellen Cotter is the Vice President Business Affairs of Craig Corp and Reading Entertainment, the daughter of James
J. Cotter, a limited partner in Hecco, a member in Visalia, the Secretary and Treasurer of CAI, the Vice-President Business Affairs of Citadel Cinemas, Inc. and the Acting President of Reading Entertainment Australia, Pty, Ltd. Mr. Andrzej Matyczynski is the Chief Financial Officer of Citadel and Craig Corp, and the Chief Administrative Officer and Chief Financial Officer of Reading Entertainment.

     Citadel owns stock representing a 15% interest in Gish Biomedical, Inc., a publicly traded company whose securities are quoted on the NASDAQ National Market ("Gish"). The stock was acquired principally between March and July 1999. On September 15, 1999, James J. Cotter Jr., the son of James J. Cotter, was elected to the Board of Directors of Gish. The Directors of Gish currently serve without compensation.

Sutton Hill Transactions

     In December 1998, Reading Entertainment, a principal stockholder of the Company, James J. Cotter, the Chairman of the Board of the Company, Craig Corp and Reading Entertainment, and Michael R. Forman entered into an Agreement in Principle (the "Reading Agreement in Principle") providing for a series of transactions which contemplated Reading Entertainment leasing or acquiring various cinemas and live theatre properties held by entities owned by Messrs. Cotter and Forman. Through their interests in Craig Corp, Messrs. Cotter and Forman are principal stockholders of both Reading and the Company. See Security Ownership of Certain Beneficial Owners and Management. In May 2000, the Company and Reading Entertainment entered into an agreement in which Reading Entertainment assigned its rights, and the Company assumed Reading Entertainment's obligations, under the Reading Agreement in Principle, subject to certain modifications agreed to by Messrs. Cotter and Forman. Under that assignment, the Company reimbursed Reading Entertainment for a deposit of $1,000,000 that Reading Entertainment had made under the Reading Agreement in Principle.

     The modified Reading Agreement in Principle provided for the Company to sublease, from Sutton Hill Associates ("Sutton Hill," a partnership owned equally by Messrs. Cotter and Forman) or a subsidiary, and operate four cinemas, and manage three other cinemas then managed by City Cinemas Corporation (a company also owned by Messrs. Cotter and Forman), all of which are located in Manhattan (New York City) and which together are known as the "City Cinemas circuit." The Reading Agreement in Principle also provided for the OBI Merger and certain other transactions, as described below.

      On July 28, 2000, the Company and Sutton Hill reached agreement on definitive documentation for the transactions contemplated by the modified Reading Agreement in Principle (collectively, including the OBI Merger, the "Sutton Hill Transactions"). The agreements and other documents relating to the Sutton Hill Transactions (the "Sutton Hill Transaction Documents") will be delivered on behalf of the parties upon receipt by Sutton Hill of certain third-party consents. If Sutton Hill does not receive such consents by August 25, 2000, the Sutton Hill Transaction Documents will not become effective. The Sutton Hill Transactions, once effective, will include:

  . An operating sublease ("Operating Lease") between a subsidiary of the Company and Sutton Hill Capital, L.L.C. ("SHC"), a wholly-owned subsidiary of Sutton Hill. Under the Operating Lease, the Company will sublease from SHC four Manhattan theatres (the "City Cinemas Theatres"), for a term of ten years at an annual rent of $3,217,500, subject to certain cost-of-living and other adjustments. In addition, the Company will be responsible for the rent and other payments due under the underlying leases, which currently aggregate approximately $990,000 per year (including $330,000 payable to affiliates of Mr. Forman). At the end of the initial ten-year term, the Company will have options to either purchase the underlying leases for the City Cinemas Theatres, for a cash purchase price of $44 million, or renew the Operating Lease at the then fair market rental. The Company will pay $5,000,000 in cash (including the deposit referred to above) in consideration of the option, which will be a credit against the purchase price if the option is exercised. In addition, if the Company exercises the purchase option, the Company will also have the option to purchase from an affiliate of Mr. Forman, for an additional $4,000,000 in cash, the fee interests underlying two of the City Cinemas Theatres.

  . An agreement between the Company and City Cinemas, for the Company to act as submanager for three cinemas for which City Cinemas is the manager. Also, City Cinemas will assign to the Company management agreements, between Reading Entertainment and City Cinemas, under which City Cinemas manages the Angelika Film Center & Cafe and certain other theatres controlled by Reading Entertainment.

  . The purchase by the Company from Messrs. Cotter and Forman of a one-sixth interest in Angelika Film Centers, LLC ("AFC"), which owns and operates the Angelika Film Center Cafe. In payment for that interest, the Company will issue notes in the aggregate principal amount of $4,500,000, which will bear interest at the rate of 8.25%, payable quarterly, and mature two years from July 28, 2000.

  . A credit facility (the "SHC Credit Facility"), under which SHC may borrow up to $28,000,000 from the Company. Borrowings under the SHC Credit Facility will bear interest at the rate of 8.25% (subject to certain adjustments), payable quarterly, and will mature on December 1, 2010 or, if earlier, the closing of the Company's purchase of the leases for the City Cinemas Theatres on exercise of its purchase option under the Operating Lease. The Company will not be obligated to make such loans prior to July 28, 2007, although the Company has certain options to accelerate that date. The indebtedness under the SHC Credit Facility will be secured by a pledge of the membership interests in SHC and will be subordinate to $11 million of indebtedness of SHC to an affiliate of Mr. Forman.

  .  The OBI Merger.

  . A first of right negotiation to acquire the remainder of Reading Entertainment's domestic cinema assets.

     The Operating Lease, the AFC purchase agreement, the SHC Credit Facility, the OBI Merger, and related matters (collectively, the "Sutton Hill Transactions") were negotiated and approved by the Conflicts Committee, which received an opinion of its financial advisor as to fairness of the Sutton Hill Transactions to the Company and its stockholders.

     See PROPOSAL NO. 2, PROPOSAL TO AUTHORIZE THE ISSUANCE OF CLASS A NON-VOTING COMMON STOCK AND CLASS B VOTING COMMON STOCK TO COMPLETE THE ACQUISITION BY MERGER OF OBI for a description of the OBI Merger, which was also contemplated by the Reading Agreement in Principle.

                                PROPOSAL NO. 2
                                --------------

                     PROPOSAL TO AUTHORIZE THE ISSUANCE OF
                      CLASS A NON-VOTING COMMON STOCK AND
                    CLASS B VOTING COMMON STOCK TO COMPLETE
                       THE ACQUISITION BY MERGER OF OBI


General

     Under the OBI Merger Agreement, the Company proposes to acquire OBI via the OBI Merger. OBI is owned equally by James J. Cotter, the Chairman of the Board of Citadel, and Michael R. Forman. See Security Ownership of Certain Beneficial Owners and Management and Certain Transactions. In the OBI Merger, subject to stockholder approval (and subject to the satisfaction of the other closing conditions set out in the OBI Merger Agreement, and receipt by Sutton Hill of certain third-party consents), the Company will issue an aggregate of up to 656,455 shares of Voting Common Stock and 2,625,820 shares of Non-Voting Common Stock to Messrs. Cotter and Forman. The number of shares to be issued was determined by reference to the closing price of such shares over the 30 trading days preceding the execution of the OBI Merger Agreement. Stockholder approval of the issuance of the Merger Shares is not a condition to the consummation of the OBI Merger. If the approval of the Voting Common Stockholders is not obtained, then (subject to the satisfaction of the other closing conditions set out in the OBI Merger Agreement, and receipt by Sutton Hill of certain third-party consents) the OBI Merger will be consummated with the payment by the Company of approximately $10,000,000 cash.

     The OBI Merger is a part of a series of transactions which included the leasing by the Company of four Manhattan cinemas, the Company's acquisition of a one-sixth membership interest in the company which owns the Angelika Film Center & Cafe in Manhattan, the issuance by the Company of the SHC Credit Facility under which the Company has agreed to lend to SHC (in or after July 2007) up to $28,000,000, and the acquisition by the Company of certain cinema management agreements and related rights. These transactions are collectively referred to with the OBI Merger in this Proxy Statement as the "Sutton Hill Transactions" and are described in more detail under the heading Certain Transactions, above.

Vote Required

     The Company is submitting the issuance of the Merger Shares under the OBI Merger Agreement for approval of the Voting Common Stockholders in accordance with the rules of the American Stock Exchange, which, among other things, generally require stockholder approval of a transaction or series of transactions which involve the acquisition of assets by the Company and the present or potential issuance of shares having in excess of 20% of the voting power of the shares outstanding prior to such transactions, or more than 5% if an officer, director or substantial stockholder has a 5% or greater interest in the assets to be so acquired. The Merger Shares, if issued, will represent approximately 49% of the shares outstanding immediately prior to the OBI Merger. Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by the holders of the Voting Common Stock. Craig and Reading, which together hold 48.97% of the outstanding shares of Voting Common Stock, have indicated that they intend to vote all of the shares of Voting Common Stock held by them in favor of approval of the issuance of the Merger Shares.

THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY, ACTING ON BEHALF OF THE BOARD, RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE ISSUANCE OF THE MERGER SHARES.

OBI

     Business of OBI. OBI is in the business of owning or leasing off-Broadway style theatres in New York City and leasing that space to producers of off-Broadway theatrical presentations. OBI owns two live theatres in New York City, the Orpheum and Minetta Lane Theatres, and leases a third live theatre, the Union Square Theatre (collectively, the "OBI Theatres"). OBI has a right of first refusal to buy the property in which the Union Square Theatre is located, and the landlord has informed OBI that it is currently marketing that property for sale. The Company will consider exercising this right of first refusal if the price for the property is commercially reasonable. OBI's address is 120 North Robertson Blvd., Los Angeles, California 9048, telephone (310) 657-8420.

     Attached as Exhibit B are financial statements of OBI as of and for the two years ended December 31, 1999 and the three-month period ended March 31, 2000. Financial statements of OBI are available for only two years because OBI was formed in 1998. Prior to OBI's formation, the three theatres that are now operated by OBI were operated by different entities.

     Relationships between the Company and OBI. OBI is owned equally by Messrs. Cotter and Forman. Mr. Cotter, through his beneficial ownership of Craig Corp securities, may be deemed to be the controlling stockholder of Citadel. See Security Ownership of Certain Beneficial Owners and Management above. Ms. Margaret Cotter, the daughter of James J. Cotter and a member of the Board of Directors of Craig Corp, is the President of OBI and the Vice President of Union Square Management, Inc., which provides live theatre management service to Reading and which, until November 1999, also provided live theatre management services to OBI. Ms. Cotter has been appointed President of Theatres, and will continue as the President of the Company's live theatre business after the OBI Merger. See also Certain Transactions for information concerning other transactions among the Company, Messrs. Cotter and Forman, and their affiliates.

Background of the OBI Merger Agreement

     The Company and its Development as a Real Estate Based Company. The Company was formed in 1983 to serve as the holding company for a federally-chartered Southern California-based savings and loan association, Fidelity Federal Bank, FSB. That association was recapitalized in 1994, resulting in a dilution of the Company's interest from 100% to approximately 16%. After the recapitalization, the Company sold substantially all of its remaining interest in the association and focused its attention principally upon the resolution of a number of contingencies related to its historic ownership and control of the association, the management of its remaining real estate portfolio, and providing real estate consulting services to its affiliates. More recently, the Company has directed its attention at acquiring and operating businesses with a substantial real estate component, such as the acquisition and operation of certain agricultural properties and the real estate based sector of the entertainment industry. The Company made its first investment in the cinema industry in 1996, with its purchase of shares of Series A Convertible Preferred Stock of Reading Entertainment. For approximately the past five years, the Company has been actively involved as a real estate consultant in the site selection and development of Reading's various cinema properties.

     The Company believes that, although the cinema industry in the United States generally may be currently distressed and significantly less popular with Wall Street than it was just a few years ago, there are potentially good opportunities in this industry and in the live theatre business to acquire what are essentially real estate based assets at attractive cash flow multiples. The Company believes that the OBI Merger and the other Sutton Hill Transactions are examples of such opportunities.

     Incorporated by reference in this Proxy Statement is the following information included in the Company's Annual Report for the year ended December 31, 1999, which accompanies this Proxy Statement:

  . the Company's financial statements and supplementary financial data for the three years ended December 31, 1999,

  . management's discussion and analysis of financial condition and results of operations for those years,

  .  information regarding changes in and disagreements with accountants, and

  .  information regarding market risk.

     Further information regarding such matters for the three month periods ended March 31, 2000 and 1999 is included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000, a copy of which is attached as Exhibit C.

     History of the Transaction; Involvement with Reading Entertainment; Conflicts Committee Proceedings. In the second quarter of 1998, Messrs. Cotter and Forman, through their partnership Sutton Hill and its affiliates (collectively, the "Sutton Hill Group"), and Reading Entertainment began discussions concerning the transfer of the City Cinemas Theatres to Reading Entertainment and the merger of OBI and a subsidiary of Reading Entertainment. As a result of those discussions, Reading Entertainment and Messrs. Cotter and Forman entered into the Reading Agreement in Principle in December 1998.

     The Reading Agreement in Principle provided for Reading Entertainment to
(i) acquire OBI, the one-sixth interest in Angelika Film Centers, LLC held by Sutton Hill, and certain cinema management rights, (ii) lease, with an option to purchase, the City Cinemas Theatres, and (iii) commit to loan to a Sutton Hill affiliate up to $28,000,000. Substantially all of the documentation needed to complete the transactions was completed and oral advice as to fairness was given to Reading by mid 1999. However, as 1999 progressed, it became clear to Reading that it was more prudent for Reading to focus its efforts on the continued development and operation of its cinemas and real estate assets in Australia and New Zealand than to invest further capital in the expansion of its domestic and Puerto Rican operations. As a result, in mid 1999, Reading Entertainment began to explore various alternative transactions for the disposition of its domestic cinema assets, including its rights and obligations under the Reading Agreement in Principle. During this time period, the Company advised Reading that it had an interest in possibly acquiring such assets, or entering into a joint venture with respect to such assets with Reading. The Company was generally familiar with these assets due to the overlapping management of Reading and the Company.

     In the second quarter of 1999, Reading began discussions with National Auto Credit ("NAC") concerning the possible acquisition by NAC of an interest in AFC and, potentially, of the entirety of Reading's domestic cinema assets. These negotiations ultimately resulted in an oral agreement between Reading and NAC in August 1999 pursuant to which

  . Reading agreed to sell and NAC agreed to purchase a 50% interest in AFC at a purchase price of $13.5 million, and

  . Reading granted to NAC the right to acquire Reading's remaining domestic cinema assets, subject to the right of the Company, at its sole election, to participate in such transaction as a 50/50 joint venturer with NAC.

     While Reading kept the Company informed as to the progress of the negotiations with NAC, the Company was not directly involved in those negotiations. The Company's management determined that it would not be in the best interest of the Company to incur any cost and expense in connection with any such possible transaction, until the terms between Reading and NAC were fixed and fully documented.

     Subsequent to the oral agreement between NAC and Reading, a group of NAC's stockholders led by Sam Frankino purported to take action by written consent to increase the number of directors on the NAC Board of Directors, to fill those vacancies with nominees of the group, and thereby to take control of the NAC Board of Directors. This action was disputed by the incumbent directors, and litigation followed to resolve the composition of the Board of Directors of NAC. Since an oral agreement had been reached before the purported action by written consent, Reading and NAC continued with the preparation of the definitive documentation needed to close the purchase and sale of the AFC interest and the granting of the option during the pendency of that litigation. That documentation was completed in October, 1999. However, upon completion of the documentation, NAC declined to execute the documents prepared by its counsel and approved by its management, and advised Reading, for the first time, that it had been advised by counsel that it was under no legally enforceable obligation to execute the definitive documentation or to proceed with the transaction, whereupon Reading called a default. Thereafter, on November 5, 1999 the Delaware Chancery Court ruled in favor of Mr. Frankino and his group, and a new board majority was seated at NAC. The new NAC Board majority elected a new chairman and chief executive officer. Discussions between representatives of Reading and this new Chairman and Chief Executive Officer were not productive, during 1999, in resolving the conflict between NAC and Reading as to the status of the agreements between NAC and Reading.

     In October 1999, management discussed with the Company's Board of Directors the benefits and detriments to the Company of acquiring Reading's domestic cinema business, even in the absence of participation by NAC. Management noted that this would ultimately be an issue for the Conflicts Committee to review and determine, but undertook to work on such a proposal as a back-up to the possible transaction with NAC. In November 1999, following further discussion between management and the Board of Directors concerning a possible acquisition by the Company of Reading's domestic cinema assets, it was determined that such a transaction appeared sufficiently attractive to the Company to merit the commencement by the Conflicts Committee of efforts to identify and retain advisors to assist it in the review and negotiation of any such transaction. Thereafter, Mr. Tompkins met with the Conflicts Committee and briefed the members of the committee on a variety of matters, including the following:

  .  The status of the transaction between Reading and NAC;

  . The reasons for Reading's decision to focus its activities and capital on the further development of its Australia and New Zealand based operations, and to not invest further capital in the development of a domestic cinema circuit;

  . The benefits and detriments to the Company of the acquisition of some or all of the Reading domestic cinema assets (including the rights and obligations of Reading under the Reading Agreement in Principle);

  . The possible ways in which the transactions set out in the Reading Agreement in Principle might be modified so as to be more attractive to the Company than the transactions then set out in that document (including the possibility that any funding under the SHC Credit Facility might be deferred from 18 months to seven years following the closing);

  . The interests of Messrs. Cotter and Forman with respect to the transactions contemplated by the Reading Agreement in Principle, and the conflicts of interest created by the fact that the transactions being considered would put the Company in a position potentially adverse to that of Messrs. Cotter and Forman and Reading and Craig; and

  . Certain procedures which should be considered in light of these conflicts of interest, including retaining independent counsel and financial and other advisors.

     On December 17, 1999, management discussed with the Board of Directors a possible outline for the acquisition by the Company of the rights and obligations of Reading under the Reading Agreement in Principle, as modified in certain respects, including the deferral of any obligation to fund the SHC Credit Facility (the "Reading Assignment Transaction"). Following a general discussion of the benefits and detriments of the Reading Assignment Transaction and of the consummation of the transactions contemplated by the Reading Agreement in Principle, as so modified, the Board of Directors determined, with Mr. Cotter abstaining, that the possible acquisition of such rights and obligations and of the consummation of the transactions contemplated by the Reading Agreement in Principle should be pursued by the Conflicts Committee. Accordingly, the Board of Directors authorized the Conflicts Committee to retain such legal, financial and other advisors as it might in its discretion determine to be useful in analyzing and pursuing such transactions, and delegate full authority to negotiate and, if the Conflicts Committee determined that such transactions, as so negotiated, were in the best interest of the Company and its stockholders, to enter into binding agreements with respect to the consummation of the Reading Assignment Transaction and the Sutton Hill Transactions. The officers of the Company were authorized and directed to assist the Conflicts Committee and to follow the instructions of the Conflicts Committee with respect to these matters.

     The Conflicts Committee consists of William C. Soady (Chairman) and Alfred Villasenor, Jr. Neither of the members of the Conflicts Committee had or have any affiliation with the Company or the Sutton Hill Group or their affiliates other than through their service as directors of the Company.

     In the period following the delegation of authority by the Board of Directors and prior to the first formal meeting of the Conflicts Committee with respect to the matters delegated to it, management and the members of the Conflicts Committee had various conversations concerning the law firms and advisors that would be needed by the Conflicts Committee and concerning the possible candidates who might fill these positions. During this period, the Conflicts Committee selected and retained the former Chief Executive Officer of General Cinemas to assist it in its evaluation of the cinema assets involved and of the cinema business in New York City.

     On January 6, 1999, the Conflicts Committee met and reviewed the initial proposals by the Sutton Hill Group and Reading Entertainment. At that meeting, the Conflicts Committee reviewed with management the initial proposal by the Sutton Hill Group with respect to the Sutton Hill Transactions. The Conflicts Committee also received preliminary reports from the Company's management with respect to, among other things.

  . the overall structure of the proposed transaction and the reasons for Reading's determination that it would prefer not to proceed with the transactions contemplated by the Reading Agreement in Principle;

  . the location, nature, and condition of the City Cinemas Theatres and the OBI Theatres;

  .  the competitive conditions in New York City;

  . the real estate attributes of the underlying cinema and live theatre assets being acquired;

  . the relationship of the potential transactions to the Company's overall business plan;

  . the potential effect of the Sutton Hill Transactions and the OBI merger on the Company's financial condition and results;

  .  the valuation of the City Cinemas Theatres and the OBI Theatres;

  .  the availability of other domestic opportunities; and

  . the procedures to be followed given the conflicts involved, and the scope and extent of the need for outside counsel and other independent advisors.

     The Conflicts Committee determined that it was interested in considering the Sutton Hill Transactions, and directed its Chairman, with the assistance of management and counsel, to communicate the Conflict Committee's interest, as well as areas of concern with respect to the proposed transaction terms, to the Sutton Hill Group and Reading.

     Also on January 6, 2000, the Conflict Committee considered the employment of counsel and a financial advisor to assist the committee. Following discussion, the Conflicts Committee retained Kummer Kaempfer Bonner & Renshaw ("KKB&R") as its legal counsel in connection with the Reading Assignment Transaction and the Sutton Hill Transactions and approved the retention of Duane, Morris & Heckscher LLP ("DM&H") as legal counsel to the Company in connection with the Sutton Hill Transactions. KKB&R and DM&H regularly perform services for the Company and its affiliates, and DM&H had served as counsel to Reading Entertainment's Conflicts Committee in connection with its consideration of the transactions contemplated by the Reading Agreement in Principle. As a result of its prior and ongoing representation of Reading and of the Reading Entertainment Conflicts Committee, DM&H did not serve as counsel to the Company, Reading Entertainment or either of their respective Conflicts Committees with respect to the Reading Assignment Transaction.

     At that meeting, the Conflicts Committee also retained Slusser Associates, Inc. ("Slusser Associates") as its financial advisor in connection with the Reading Assignment Transaction and the Sutton Hill Transactions. Among other things, the Conflicts Committee took into consideration in selecting Slusser
Associates:

  . That Slusser Associates is based in New York City, has considerable experience in middle market investment banking transactions and was familiar with the economy in New York City as it related to the real estate market.

  . That Slusser Associates was already familiar with the assets involved and the market, given the fact that it had served as financial advisor to NAC with respect to the proposed acquisition by NAC of Reading's membership interest in AFC and of certain other domestic cinema assets held by Reading, and was designated to serve as financial advisor to the NAC/Citadel joint venture, if that joint venture transaction had proceeded.

  . The quality, expertise, background and experience of Peter Slusser and Christopher Atayan, the principal individuals who would be undertaking the engagement on behalf of Slusser Associates.

  . The fees quoted by Slusser Associates, which the Conflicts Committee believed to be reasonable and competitive, under the circumstances.

See Opinion of Financial Advisor for certain other information concerning Slusser Associates and its opinion.

     Between January 6, 2000 and July 28, 2000, the Conflicts Committee, together with management, KKB&R, DM&H, and Slusser Associates, negotiated the terms of the transactions, including the assignment of the Reading Agreement in Principle from Reading Entertainment. During that period, counsel to the Sutton Hill Group and DM&H exchanged drafts of documents relating to the transactions, including the Operating Lease, the SHC Credit Facility, the Angelika purchase agreement, the OBI Merger Agreement, and related documents (collectively, the "Transactions Documents"). DM&H regularly consulted with KKB&R, which in turn communicated with the Chairman and other members of the Conflicts Committee, as well as with certain officers of the Company and representatives of Slusser
Associates, during this period.   Also during this time period, the terms of the
Reading Assignment Transaction were negotiated by the Conflicts Committee through management and KKB&R and through direct negotiations between the members of the Citadel Conflicts Committee and the members of the Reading Conflicts Committee.

     While negotiations were ongoing among the Citadel Conflicts Committee, the Reading Conflicts Committee and the Sutton Hill Group, Reading was contacted by representatives of NAC about going forward with a modified version of the previous agreement between NAC and Reading. On April 5, 2000, Reading entered into certain agreements with NAC, pursuant to which

  . Reading sold to NAC a 50% membership interest in AFC for certain NAC equity securities. These securities were valued by the parties for purposes of this transaction at $13.5 million;

  . Reading granted to NAC an option to acquire the remaining 1/3/rd/ membership interest held by Reading in AFC for cash and securities valued by the parties at $9 million; and

  . Reading granted to NAC an option, subject to the rights of Citadel to participate in any such transaction on a joint venture basis with NAC, to acquire the remaining domestic cinema assets of Reading. NAC paid Reading an option fee of $500,000 with respect to the grant of this option.

     The Company is advised that, as a consequence of ongoing litigation between Sam Frankino and NAC, NAC was not in a position to go forward with the second option described immediately above prior to its expiring date, and that, as a result, that option expired unexercised on June 30, 2000. While the Company was kept informed as to the status of these transactions between Reading and NAC, the Company did not participate in the negotiation or evaluation of such transactions. The Conflicts Committee was advised in late June that, in the view of Reading, it did not appear that the above described second option would be exercised. Reading has extended until August 30 the option previously granted to NAC to acquire its remaining 1/3/rd/ interest in AFC.

     On June 28, 2000, the Conflicts Committee met

  . to review and give instructions with respect to the resolution of the final open items which management, KKB&R and DM&H had not been able to resolve with the Sutton Hill Group;

  . to conduct a comprehensive review of the Assignment Transaction and the Sutton Hill Transactions;

  . to review with KKB&R and DM&H the final terms of the Sutton Hill Transactions as set forth in the definitive documentation negotiated to that date; and

  . to obtain the advice of Slusser Associates as to the fairness of the Sutton Hill Transactions as so documented to the Company from a financial point of view.

     At that meeting, the Conflicts Committee reviewed the Sutton Hill Transactions, including substantially complete drafts of the principal Transactions Documents. The Conflicts Committee discussed certain final issues regarding the Sutton Hill Transactions. In connection with the OBI Merger in particular, such issues included the determination of the number of shares to be issued and the apportionment between Voting Common Stock and Non-Voting Common Stock; in that regard, based in part on advice from Slusser Associates, the Conflicts Committee approved (and Messrs. Cotter and Forman subsequently agreed to)

  . determining the number of Merger Shares based on the average closing prices of the Voting Common Stock and Non-Voting Common Stock on the American Stock Exchange over the 30 trading days preceding the execution and delivery of the Merger Agreement; and

  . a 20%/80% apportionment between the Voting Common Stock and Non-Voting Common Stock, respectively, which equaled the apportionment in the recapitalization effected in January 2000.

     The Conflicts Committee also received a report from Slusser Associates with respect to its views with respect to the Sutton Hill Transactions. Based on the foregoing, and the considerations discussed below, the Conflicts Committee unanimously approved the Transactions Documents, including the OBI Merger Agreement.

     On or about May 11, 2000, the Company, Reading Entertainment and the Sutton Hill Group entered into an assignment, assumption and modification agreement (the "Reading Assignment"), pursuant to which Reading Entertainment assigned its rights and the Company assumed Reading Entertainment's obligations under the Reading Agreement in Principle, as modified by the Reading Assignment. Among the modifications was a deferral of the earliest date on which the Company was obligated to lend funds to SHC from 18 months after closing, as contemplated by the original Reading Agreement in Principle, to seven years following the closing. Also, the price to be paid in the OBI Merger was established as approximately $10,000,000 (in cash or stock), without certain adjustments that were to have been made under the Reading Agreement in Principle. Under the Reading Assignment, the Company reimbursed Reading Entertainment for a $1,000,000 deposit made by Reading Entertainment under the Reading Agreement in Principle, which was subsequently applied against the amount paid by the Company for the option to purchase under the Operating Lease. Also at that meeting, the Conflicts Committee reviewed and approved the final terms of the assignment by Reading Entertainment and assumption by the Company of the Reading Agreement in Principle. At the June 28, 2000 meeting, the Conflicts Committee reviewed and approved the final terms of the Reading Assignment, and the document was executed and delivered by the parties on July 28, 2000.

     On July 28, 2000, after final revisions, the parties executed the Transactions Documents, including the Operating Lease, the SHC Credit Facility, the Angelika Purchase Agreement, and the OBI Merger Agreement, subject to receipt by Sutton Hill of certain third-party consents (as described under Certain Transactions-Sutton Hill Transaction above). At that date, Slusser Associates delivered its opinion with respect to the fairness of the Sutton Hill Transactions.

Recommendations of the Conflicts Committee

     The Conflicts Committee, acting on behalf of the Board of Directors of the Company, has unanimously determined that the Reading Assignment Transaction and the Sutton Hill Transactions, including the OBI Merger Agreement and the OBI Merger and the issuance of the Merger Shares, are fair and in the best interests of the Company and its stockholders and has unanimously approved and adopted the Sutton Hill Transactions, including the OBI Merger Agreement. In approving the Sutton Hill Transactions, including the OBI Merger Agreement, and recommending approval by stockholders of the issuance of the Merger Shares, the Conflicts Committee consulted with the Company's management, as well as with KKB&R, DM&H and Slusser Associates, and considered a number of factors, including without limitation the following:

  . The determination by the Conflicts Committee that the entry by the Company into the business of owning and leasing live theatres is desirable and fits into the Company's overall business plan to acquire operating assets with a significant real estate component.

  . Based on the Conflicts Committee's evaluation of OBI's assets, businesses, financial condition, results of operations, and prospects, the Conflicts Committee believes that the OBI Merger Agreement provides a fair valuation of OBI. In that evaluation, the Conflicts Committee considered a variety of information, including real estate appraisals, environmental and physical due diligence reports prepared by independent experts, and personal inspection of each property by one or both of the members of the Conflicts Committee.

  .  The recent declines in motion picture attendances in the United States.

  . The barriers to entry into the Manhattan market for cinemas and live theatres.

  .  The increasing rental rates for live theatre facilities in Manhattan.

  . The strength generally of the Manhattan market for outside of the home entertainment, and the strength of the Manhattan economy in recent periods.

  . The market position of competitors, particularly Loews, United Artists and Clearview, in the Manhattan cinema market and comparative competitive strengths and weaknesses of these competitors.

  . The fragmented nature of the ownership of off-Broadway style theatres in Manhattan.

  . The possible entry of Landmark Cinemas into the Manhattan art house market, and the comparative strengths and weaknesses of this potential competitor.

  . The benefits and detriments of being able to manage and operate cinemas and live theatres on an "in-house" basis, and the future opportunities that might potentially become available to the Company as a consequence of the acquisitions.

  . The structure of the Sutton Hill Transactions, including the leasing, with an option to purchase, of the City Cinemas Theatres under the Operating Lease, the acquisition of OBI for stock (if stockholder approval is obtained) or cash, and the risks of the commitment to lend up to $28,000,000 under the SHC Credit Facility in July 2007.

  . The benefits and detriments of the significant ongoing interest in the Company that will be held by Messrs. Cotter and Forman, if the issuance of the Merger Shares is approved, and the likelihood that such issuance would in fact be approved by stockholders, given the 49% voting interest held by Craig and Reading.

  . The effect of the issuance of the Merger Shares on pro forma net asset value per share and earnings per share.

  . The likely net proceeds which would be available to the Company if it were to attempt to sell 656,455 shares of Voting Common Stock and 2,625,820 shares of Non-Voting Common Stock in the market either in a public offering or a private placement, other than in the context of a transaction of this type.

  . The pro forma financial statements giving effect to the OBI Merger and the other Sutton Hill Transactions. The pro forma financial statements are set forth below.

  . The opinion of Slusser Associates to the effect that, as of the date of its written opinion and based upon and subject to certain matters as stated in its written opinion, the Sutton Hill Transactions, including the OBI Merger, taken as a whole, are fair to the Company from a financial point of view. See Opinion of Financial Advisor.

  . The extent to which other opportunities to acquire cash flowing real estate based operating assets were then currently available for the Company.

  . Although the equity interest of Mr. Cotter in the Company would substantially increase, the OBI Merger would not constitute a sale of control or other change of control since Craig Corp, directly and through Reading Entertainment, has been and would continue to be the controlling stockholder of the Company. Craig and Reading currently own in the aggregate 48.97% of the Voting Common Stock, and will, after consummation of the OBI Merger, own in the aggregate approximately 33% of the Voting Common Stock. Furthermore, Mr. Cotter is currently the principal stockholder of the Company with beneficial ownership of shares representing approximately 33% of the outstanding Voting Common Stock of the Company. Together, Mr. Cotter, Craig, and Reading will hold 49.31% of the Voting Common Stock.

     In considering the OBI Merger and the other Sutton Hill Transactions, the Conflicts Committee considered the Sutton Hill Transactions as a whole. In view of the wide variety of factors considered in connection with their evaluation of the OBI Merger Agreement, the OBI Merger, and the issuance of the Merger Shares, the Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign, relative weights to the individual factors considered in reaching its determination.

     The Conflicts Committee did not consider alternative transactions, such as a sale of the Company or any substantial part of its assets, and the Board of Directors does not believe a sale of the Company or any substantial part of its assets would be in the best interests of the Company.

     In addition to approving the OBI Merger, the Conflicts Committee has specifically approved and recommended that stockholders approve the issuance of the Merger Shares. In reaching this approval and recommendation, in addition to the factors listed above, the Conflicts Committee considered the following:

  . Under the Merger Agreement, if stockholders do not approve the issuance of the Merger Shares, the Company will be obligated to pay approximately $10,000,000 cash in the OBI Merger. As of March 31, 2000, the Company had working capital of approximately $25,455,000. Giving pro forma effect to the Sutton Hill Transactions, the working capital on such date would have been reduced to approximately $20,455,000. The Conflicts Committee believes that it would be in the best interests of the Company and its stockholders to hold this cash for potential future asset acquisitions, including the potential acquisition of the Union Square Theatre property located in Manhattan.

  . While there are certain tax benefits to Messrs. Cotter and Forman from a stock merger, the Conflicts Committee believes the Company will benefit from the ongoing commitment to the Company which should result from the significant ongoing stake in the Company which Messrs. Cotter and Forman will hold as a result of the issuance of the Merger Shares, including the potential availability of the business experience of these individuals in the cinema and live theatre businesses. While there are no agreements between the Company and Messrs. Cotter and Forman as to the provision of services or the maintenance of their ownership positions, the Conflicts Committee noted that Mr. Cotter is the Chairman of Craig Corp, Reading Entertainment, and the Company, and the Chief Executive Officer of the Company, that he has extensive experience in the cinema and live-theatre businesses, and that he is the beneficial owner of securities representing approximately 59.16% of the common stock of Craig Corp.

  . The issuance of the Merger Shares would result in a reduction in the proforma per share net book value of the Company at March 31, 2000 to $4.26 as compared to $4.86 if cash were paid in the OBI Merger. On a pro forma basis, earnings per share for the three-month period ended March 31, 2000 would have been $0.03 if cash were paid in the OBI Merger, as compared to $0.02 if the Merger Shares are issued in the OBI Merger.

  . The recent low average trading volumes in the Company's stock, which may make it unlikely that Messrs. Cotter and Forman will easily liquidate their holdings of such securities.

Opinion of Financial Advisor

     Slusser Associates acted as financial advisor to the Conflicts Committee in connection with the Sutton Hill Transactions, including the OBI Merger. The Conflicts Committee retained Slusser Associates pursuant to a letter agreement dated December 28, 1999 (the "Engagement Letter"). Pursuant to the Engagement Letter, Slusser Associates was retained to render an opinion to the Conflicts Committee of the Board of Directors. At the June 28, 2000 meeting of the Conflicts Committee, Slusser Associates delivered its oral opinion, subsequently confirmed in writing, to the Conflicts Committee of the Board of Directors on July 28, 2000, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of review undertaken by Slusser Associates, the terms of the Sutton Hill Transactions taken as a whole were fair to the Company from a financial point of view. Slusser Associates was not requested to, and did not, recommend the specific terms of the Sutton Hill Transactions or the OBI Merger Agreement or the implied consideration payable to James J. Cotter and Michael Forman, which terms and consideration were determined through arms-length negotiations between the Conflicts Committee and the Sutton Hill Group.

       The full text of the Slusser Associates' opinion dated July 28, 2000, which sets forth, among other things, the assumptions made, matters considered and limits of review, is attached to this Proxy Statement, as Exhibit D attached hereto and is incorporated herein by reference. Stockholders are urged to read Slusser Associates' opinion in its entirety. The summary of Slusser Associates' opinion set forth below is qualified in its entirety by reference to the full text of Slusser Associates' opinion. Slusser Associates' opinion contains a complete description of the assumptions made, matters considered and limits of the review undertaken. The Slusser Associates' opinion is addressed to the Conflicts Committee of the Board of Directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the issuance of the Merger Shares or any other matter described in this Proxy Statement.

  For purposes of its opinion, Slusser Associates:

  1. Reviewed the AFC purchase agreement, the Operating Lease, the SHC Credit Facility, the agreement relating to certain management agreements, and the OBI Merger Agreement;

  2. Reviewed certain other documents relating to the AFC purchase agreement, the Operating Lease, the SHC Credit Facility, the agreement relating to certain management agreements, and the OBI Merger Agreement;

  3. Reviewed certain publicly available information concerning Citadel and certain other relevant financial and operating data of Citadel, Sutton Hill, AFC and OBI made available from internal sources of Citadel, Sutton Hill, AFC and OBI;

  4. Reviewed the historical stock prices and trading volumes of Citadel's Non-Voting Common Stock and Voting Common Stock;

  5. Held discussions with members of senior management of Citadel, Sutton Hill, AFC and OBI concerning their current and future business prospects;

  6. Reviewed to the extent available certain financial forecasts and projections prepared by the respective managements of Citadel, Sutton Hill, AFC and OBI;

  7. Reviewed the results of operations of Citadel, Sutton Hill, AFC and OBI and compared them with that of certain other publicly traded companies which Slusser Associates deemed generally comparable;

  8. Reviewed the market prices and valuation multiples for Citadel's common stock and compared them with those of certain publicly traded companies that Slusser Associates deemed comparable;

  9. Reviewed the financial terms of certain other business combinations, to the extent publicly available, that Slusser Associates deemed generally comparable;

  10. Participated in certain discussions among representatives of Citadel, Sutton Hill, AFC and OBI and their financial and legal advisors;

  11. Reviewed appraisals furnished to Slusser Associates by Citadel:

     a. Dated March 14, 2000 prepared by Alliance Appraisal with respect to Citadel Agricultural Partners No. 1, 2 and 3;
     b. Dated September 3, 1999 prepared by C.B. Richard Ellis, Inc. with respect to 600 Brand Building;
     c. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Murray Hill Theater;
     d. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Orpheum Theater;
     e. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Minetta Lane Theater; and

  12. Performed and/or considered such other studies, analyses, inquiries and
investigations, as   Slusser Associates deemed appropriate.

      Slusser Associates assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to the Citadel, Sutton Hill, AFC and OBI's financial forecasts provided to Slusser Associates by their respective managements, Slusser Associates assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements at the time of preparation, of the separate future operating and financial performances of Citadel, Sutton Hill, AFC and OBI, respectively. Slusser Associates did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Citadel, Sutton Hill, AFC and OBI. Slusser Associate's opinion states that it was based on economic, monetary and market conditions existing as of the date of such opinion. Based on this information, Slusser Associates performed a variety of financial analyses of the OBI Merger and the other Sutton Hill Transactions. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Slusser Associates in arriving at its opinion presented to the Conflicts Committee on June 28, 2000.

      Discounted Cash Flow Analysis. Slusser Associates performed a discounted cash flow analysis on the collective City Cinemas, AFC and OBI forecasts to calculate a range of theoretical values for City Cinemas, AFC and OBI based on
(i) the net present value of projected free cash flows and (ii) a terminal value which estimates the value of City Cinemas, AFC and OBI in the year 2004 by applying certain multiples of earnings before interest and taxes. Slusser Associates assumed, among other things, discount rates of 10% to 12%, which Slusser Associates assumed appropriate to the risk associated with such projected cash flows, and terminal value multiples of operating income before interest and taxes ("EBIT") of 7.0x to 10.0x.

      Comparable Company Analysis. Slusser Associates compared selected operating and stock market data and operating and financial ratios for City Cinemas, AFC and OBI to the corresponding data and ratios of certain publicly traded companies which it deemed generally comparable to Citadel. Such data and ratios included total company value to LTM EBITDA.

     Companies deemed to be generally comparable to Citadel included AMC Entertainment, Carmike Cinemas, Cinemaster Luxury Theatres, GC Companies, Loews Cineplex Entertainment and Reading Entertainment, Inc.

     For these companies, the multiples of company value to last twelve months LTM multiples of revenues ranged from 7.2x to 9.4x with a mean of 8.5x and a median of 8.9x.

     Comparable Transaction Analysis. Slusser Associates also analyzed publicly available financial information for eight selected mergers and acquisitions of public and private companies in the film exhibition industries. Based on its analysis of the comparable transactions, Slusser Associates derived a mean and median multiple of company value to operating income before interest, taxes, depreciation and amortization ("EBITDA") of 13.5x and 11.9x respectively.

     Stock Trading History. Slusser Associates examined the history of trading prices and volumes for Non-Voting Common Stock and Voting Common Stock, both separately and in relation to each other, and the relationship between movements in composite indices such as the Standard & Poor's 500, NASDAQ Composite and the Dow Jones Industrials.

     No company or transaction used in any comparable analysis as a comparison is identical in the case of Citadel. Accordingly, these analyses were not mathematical; rather, they involved complex considerations and judgments concerning differences in the financial operating characteristics for the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they are being compared.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Slusser Associates believes that its analyses must be considered as a whole and that considering any portions of such analyses and other factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Slusser Associates made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Citadel. Any estimates or mathematical parameters contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as those set forth therein. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

     Citadel selected Slusser Associates as financial advisor based on Slusser Associates' qualifications, reputation and experience in mergers and acquisitions. Pursuant to the engagement letter, Citadel will pay Slusser Associates a cash fee of $150,000 for its services in rendering the opinion. Citadel has paid approximately $52,000 of the fee. Citadel has agreed to reimburse Slusser Associates for fees and disbursements of Slusser Associates counsel and all of Slusser Associates travel and out-of-pocket expenses incurred in connection or otherwise arising out of the retention of Slusser Associates
under the engagement letter.   Citadel has also agreed to indemnify Slusser
Associates and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger. Slusser Associates has not had any other relationship with or engagement by the Company, the Sutton Hill Group, or any of their affiliates in the past two years, nor is any such relationship or engagement contemplated. Slusser Associates has performed certain investment banking services for National Auto Credit, Inc. in connection with its investment in AFC.

     Slusser Associates is a recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions, the valuation of businesses, and their securities in connection with private placements and valuations of estate, corporate and other purposes.

     Neither the Company nor the Conflicts Committee gave any other instructions to Slusser Associates or placed any limitations on Slusser Associates. However, the Conflicts Committee did not engage or request Slusser Associates to consider alternative transactions, and Slusser Associates did not do so, nor did Slusser Associates recommend the amount of the consideration in any part of the Sutton Hill Transactions, which was determined by the Conflicts Committee in negotiations with the Sutton Hill Group.

Interests of Certain Persons in the OBI Merger; Conflicts of Interest

     Stockholders should be aware that certain members of the Company's management and Board of Directors, particularly Mr. Cotter, have certain interests which may present them with actual or potential conflicts of interest in connection with the OBI Merger. These relationships are described above under OBI-Relationships between the Company and OBI and Election of Directors -- Certain Transactions. As a result of the OBI Merger, Craig (together with Reading), Mr. Cotter individually, and Mr. Forman will hold approximately 33%, 16.49%, and 16.49%, respectively, of the outstanding Voting Common Stock (without giving effect to any options or other rights to acquire securities of the Company). See Election of Directors -- Beneficial Ownership of Common Stock and Voting Stock.

Certain Considerations

     In considering the Stock Issuance Proposal, stockholders should carefully consider certain significant risks associated with such issuance including:

     . The increased voting control of the Company to be held by Messrs. Cotter and Forman through their direct and indirect ownership of Voting Common Stock;

     . The potentially adverse effect upon the trading price of the Company's securities if Messrs. Cotter and/or Forman should decide to liquidate or substantially reduce their ownership interest in the Company; and

     .  The dilution in the per share asset value of the Company's assets.

Selected Historical and Pro Forma Financial Data

     The following table sets forth historical and pro forma financial data derived from the audited and unaudited financial statements of the Company as of and for the five years ended December 31, 1999 and the three month periods ended March 31, 1999 and 2000 and the unaudited pro forma consolidated financial statements set forth elsewhere herein. The information set forth below should be read in conjunction with such financial statements, and OBI Management's Discussion and Analysis of Financial Condition and Results of Operations contained or incorporated by reference elsewhere herein.


                                                                Actual                                        ProForma
                            -------------------------------------------------------------------------  ----------------------
                                                                                  At or       At or                  At or
                                   At or for the Year Ended December 31,          For the     For the                For the
                                   -------------------------------------
                                                                                  Three-      Three-   As or For     Three-
                                                                                  Months      Months     Year        Months
                               1995     1996        1997       1998     1999      Ended       Ended      Ended       Ended
                               ----     ----        ----       ----     ----
                                                                                  March       March     December     March
                                                                                 31, 1999    31, 2000   31, 1999    31, 2000
                                                                                 --------    --------   --------    --------
                                                 (In thousands, except per share data)
Revenues                    $  5,402  $  5,101   $  5,350   $  5,985  $  3,952   $  1,494    $    602   $ 6,534      $  1,524
Net earnings (1)(3)         $  1,398  $  6,426   $  1,530   $  5,687  $  9,487   $    470    $    231   $ 9,478      $    152
Net earnings available
 to common stockholders     $  1,240  $  6,268   $  1,530   $  5,687  $  9,487   $    470    $    231   $ 9,478      $    152

Basic earnings per share    $   0.20  $   1.04   $   0.24   $   0.85  $   1.42   $   0.07    $  0.03    $  0.95      $   0.02
Diluted earnings per
 share(2)                   $   0.16  $   0.80   $   0.24   $   0.85  $   1.42   $   0.07    $  0.03    $  0.95      $   0.02

Balance Sheet Data:
  Total assets              $ 39,815  $ 30,292   $ 28,860   $ 35,045  $ 47,206   $ 35,179    $ 47,371        --      $ 57,521
  Borrowings                $ 16,186  $ 10,303   $  9,395   $  9,224  $ 11,000   $  9,175    $ 10,977        --      $ 10,977
  Stockholders' equity      $ 17,720  $ 17,724   $ 18,054   $ 23,741  $ 33,483   $ 35,179    $ 33,627        --      $ 42,430
  Cash dividends
   declared on
      Preferred Stock       $    101  $    232         --         --        --         --          --        --            --
  Stock Dividend                  --        --   $  1,200         --        --         --          --        --            --


(1) The 1998 net earnings included a deferred income tax benefit amounting to approximately $4,828,000 resulting principally from the reversal of federal and state income tax valuation allowances.

(2) The 1996 and 1995 data include the effect of charges assumed to be issued on the conversion of the then outstanding 3% Cumulative Voting Convertible Preferred Stock amounting to 2,046,784 and 2,430,323 common shares, respectively.

(3) The 1996 net earnings included approximately $4,000,000 as a result of a non-recurring recognition of previously deferred proceeds from the bulk sale of loans and properties by the Company's previously owned subsidiary, Fidelity.

                    HISTORICAL AND PRO FORMA PER SHARE DATA

     The table below presents historical per share financial information for Citadel and OBI. This information should be read in conjunction with the audited consolidated financial statements and unaudited interim consolidated financial statements and the notes thereto of Citadel, which are included in Citadel's Annual Report on Form 10-K, a copy of which accompanies this Proxy Statement, and Quarterly Report on Form 10-Q, attached hereto as Exhibit C, and the audited financial statements and unaudited interim consolidated financial statements and notes thereto of OBI, which are attached hereto as Exhibit B. In addition, it is important that you read the Selected Historical and Pro Forma Financial Data included in this document. However, pro forma information is not necessarily indicative of what the actual financial results would have been had the OBI Merger taken place on December 31, 1999 or March 31, 2000, nor do they purport to indicate results of future operations.

                                                                                                   Equivalent
                                                        Historical                Pro Forma         Pro Forma
                                               --------------------------       -------------     -------------
                                                 Citadel            OBI           Combined
                                                 -------           ----           --------
Book Value per Share: (1) (2)
---------------------
Year Ended December 31, 1999                      $ 5.02         $132,450           $   --            $   --
Three Months Ended March 31, 2000                 $ 5.04         $136,450           $ 4.26            $ 0.83

Earnings from Continuing Operations:
------------------------------------
Year Ended December 31, 1999                      $ 1.42         $ 14,800           $ 0.95            $ 0.09
Three Months Ended March 31, 2000                 $ 0.03         $  4,000           $ 0.02            $ 0.02

Cash Dividends per Share:
-------------------------
Year Ended December 31, 1999                      $    -         $      -           $    -            $    -
Three Months Ended March 31, 2000                 $    -         $      -           $    -            $    -

(1) Historical book value per share for Citadel and OBI were calculated using 6,669,924 and 20 shares, respectively. Pro forma and equivalent pro forma information was calculated using 9,952,199 shares which include 2,625,820 shares of Non-Voting Common Stock and 656,455 shares of Voting Common Stock to be issued in the OBI Merger.

(2) Pro forma book value per share data for Citadel and OBI assumes that the OBI Merger occurred on December 31, 1999 and March 31, 2000.

OBI Management's Discussion and Analysis of Financial Conditions and Results of Operations

Organization

     OBI is a California Subchapter S Corporation incorporated on March 10, 1989. OBI is owned 50% each by two individual shareholders, Michael R. Forman and James J. Cotter. OBI invests in live stage show performance theatre properties in the City of New York.

     OBI owns the Orpheum Theatre. During 1998, the owners of OBI transferred the leasehold interest in the Union Square Theatre and during 1999 transferred the fee interest in the Minetta Lane Theatre, with an accompanying note payable, to OBI. These transfers were made from an entity with common ownership and, accordingly, have been recorded at historical costs. OBI's financial statements reflect the transfers as if they occurred at the beginning of the period presented. As part of the transfer of the Minetta Lane Theatre, the note payable relating to this theatre was contributed to the capital of OBI.

     The financial information discussed herein may not necessarily reflect the combined results of operations, financial position and cash flows of OBI in the future or what they would have been had it been a separate, stand-alone entity for the period presented.

Results of Operations

     During November 1999 OBI started transferring accounting responsibilities, formerly conducted by a third party management company, to an affiliated company. Specifically, the affiliated company began paying the production companies' licensing fees and paying direct operating expenses. Until November 1999, OBI had engaged a management company, which was responsible for booking the theatres, entering into contracts with and paying the production companies' licensing fees, collecting cash from ticket sales and paying direct operating expenses. Due to the change in November 1999, beginning with the quarter ended March 30, 2000, OBI no longer records net revenue received from its management company for the theatre operations but presents gross revenues and expenses in its Statement of Operations. For reporting periods prior to March 30, 2000, OBI recorded the net revenue received from the third party management company.

Quarter Ended March 30, 2000 versus April 1, 1999

     For the quarters ended March 30, 2000 and April 1, 1999, the theatres' gross box office revenues were $2,850,000 and $4,835,000, respectively. After paying the theatres' production companies share of the gross box office revenue, operating revenues were $922,000 and $950,000 for the quarters ended March 30, 2000 and April 1, 1999, respectively. For the quarter ended April 1, 1999, only the net revenues from the management company of $638,000 were reported. The net theatre revenues are comprised of the $950,000 in theatre operating revenues less $312,000 in direct operating expenses that were paid by the third party management company.

     For the quarters ended March 30, 2000 and April 1, 1999, the theatre operating costs, including onsite management fees, increased from $58,000 to $488,000. $312,000 of this increase was due to operating expenses paid by the management company for the quarter ended April 1, 1999 being netted against theatre revenue. The remaining $118,000 increase was as a result of higher bonus fees due to OBI management as well as higher theater operating wages.

     For the quarters ended March 30, 2000 and April 1, 1999, OBI's net income
(loss) amounted to $80,000 and ($30,000), respectively. The increase in net income for the 2000 quarter was principally attributable to a $193,000 decrease in legal fees related to a litigation that ended in February 1999.

Year Ended December 30, 1999 versus Year Ended December 31, 1998

     The theatre properties' gross box office revenues were $14,283,000 and $10,993,000 for the years ended December 30, 1999 and December 31, 1998, respectively. After paying the theatres' production companies share of the gross box office revenue, theatre operating revenues were $3,844,000 and $3,206,000 for the years ended December 30, 1999 and December 31, 1998, respectively. As OBI had engaged a management company until November 1999, OBI did not record the revenues and expenses of the management company, but recorded the net revenue received of $2,582,000 and $1,916,000, respectively. The increase in net revenues from year to year resulted from a mix change in live shows in 1999 compared to 1998.

     Operating costs, including onsite management fees, increased from $308,000 for the year ended December 31, 1998 to $379,000 for the year ended December 31, 1999. As a percentage of net revenues received from the management company, operating costs were comparable for 1998 and 1999.

     Rent expense increased from $209,000 in 1998 to $224,000 in 1999. Rent expense was higher due to the lease for one theatre being extended and assigned to OBI in June 1998 from an affiliated company.

     General and administrative expenses decreased from $322,000 in 1998 to $305,000 in 1999. In 1999, general and administrative expenses included $225,000 for legal fees in connection with the merger of OBI. In 1998, general and administrative expenses included $257,000 in legal fees in connection with a litigation in which OBI was a plaintiff. The litigation matter was resolved in 1999.

     General and administrative expenses for services provided by an affiliated company increased from $460,000 in 1998 to $1,200,000 in 1999. In 1999, $400,000
in general and administrative fees due to an affiliate were charged to each of the three theatres. In 1998, general and administrative fees due to an affiliate were charged $400,000 to the Orpheum theatre, $60,000 to Minetta Lane theatre and $0 to the Union Square theatre. These general and administrative fees were based on theatre performance.

     Depreciation and amortization increased from $88,000 in 1998 to $104,000 in 1999. The increase resulted from increased depreciation and amortization of assets placed in service in 1999.

     Tax expense was $74,000 in 1998 and 1999. In 1999 tax expense was comprised of state taxes as OBI was a Subchapter S corporation. In 1998, one of the theatres was held in a C corporation for part of the year. Accordingly, 1998 tax expense is comprised of state taxes and federal taxes for the portion of the year that the theatre was a C corporation.

Business Plan, Capital Resources and Liquidity of OBI

Quarter Ended March 30, 2000

     Cash totaled $1,161,000 and $93,000 at March 30, 2000 and April 1, 1999,
respectively. As part of the transfer of the management duties mentioned above, during the 2000 quarter OBI had control of the cash collected from the ticket sales of the upcoming shows. For the 1999 quarter, the managing agent had control of this cash, which therefore was not reflected in OBI's financial statements.

     OBI expects that its source of funds in the near term will come primarily from its operations of the live show theatres in New York City. OBI believes that OBI's source of funds will be sufficient to meet its operational cash flow requirements for the foreseeable future.

Fiscal 1999

     Cash totaled $1,071,000 at December 30, 1999 as compared to $86,000 at December 31, 1998. As part of the transfer of the management duties mentioned above, OBI at December 30, 1999 had control of the cash that was collected in advance for the live shows. In 1998, the managing agent had control of this cash, which therefore was not reflected on OBI financial statements.

     Cash flows from theatre operations were $1,916,000 and $1,399,000 for the years ended December 30, 1999 and December 31, 1998. Cash flows from theatre operations were calculated by taking the net revenues from the management company and deducting operating costs, including onsite management fees, and also deducting rent expense.

     Cash flows from operating activities were $362,000 in 1998 compared to $1,180,000 in 1999. The increase relates primarily to reduction in trade and other receivables, increase in accounts payable and receipt of cash collected in advance as discussed above.

     Cash flows used in investing activities relate to purchases of property, equipment and improvements and amounted to $53,000 in 1998 compared to $195,000 in 1999.

     Cash flows used in financing activities are comprised solely of a distribution to shareholders of $305,000 in 1998.

     OBI expects that its source of funds in the near term will come primarily from its operations of the live show theatres in New York City.

     Management of OBI believe that existing cash balances and funds generated from operations will be sufficient to satisfy the Company' cash requirements for its existing operations for at least the next twelve months.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000 gives effect to the OBI Merger as if such transaction had been consummated as of the balance sheet date.

     The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the OBI Merger as if such transaction had been consummated on the first day of the respective periods.

     The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the consolidated financial results the Company would have achieved if such transactions had occurred on the respective dates indicated or which may be realized in the future.

     The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the audited and unaudited financial statements of the Company and the accompanying reports of OBI attached as Exhibit B to this Proxy Statement.

                          CITADEL HOLDING CORPORATION
                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                MARCH 31, 2000

                                                                               Pro Forma
                                                          ---------------------------------------------------
                                                             Acquisition        Offering
                                      Citadel       OBI      Adjustments       Adjustments    Combined
                                     ------------------------------------------------------------------------
ASSETS
------
Cash and cash equivalents                 $ 24,134   $ 1,161                                       $ 25,295
Investment in marketable                                   -
securities                                   2,521                                                    2,521
Prepaid expenses and other                               214
current assets                                 121                                                      335
Deferred tax asset, net                      1,125        32                                          1,157
                                     ------------------------------------------------------------------------
     Total current assets                 $ 27,901   $ 1,407     $     -                           $ 29,308
                                     ------------------------------------------------------------------------
Rental properties, less                                    -
accumulated depreciation                     7,677                                                    7,677
Property, equipment and                                            3,627 (A)
improvements                                     -     2,475                                          6,102
Investment in shareholder affiliate          7,000                                                    7,000

Equity investment in and advances                          -
to Agriculture Partnerships
                                             2,922                                                    2,922
Equity investment in OBI                         -         -           -                                  -

Goodwill                                         -         -       2,487 (B)                          2,487

Capitalized transaction costs                    -         -         150 (C)                            150

Capitalized leasing costs                      911         -                                            911

Other assets                                   960         4                                            964

                                     ------------------------------------------------------------------------
Total assets                              $ 47,371   $ 3,886     $ 6,264      $    -               $ 57,521
                                     ------------------------------------------------------------------------

LIABILITIES AND
---------------
STOCKHOLDERS' EQUITY
--------------------
Liabilities
Accounts payable and accrued                                                    (C)
liabilities                               2,304     1,007                  190  (E)(F)         3,501
Deferred rental obligations                  --        --                                         --

Deferred revenue                             --       502                                         --


Current portion of mortgage note
payable                                     142                                                  142
                                      --------------------------------------------------------------
        Total current liabilities      $  2,446   $  1,007  $     --  $    190            $    3,643
                                      --------------------------------------------------------------

Minority interest in consolidated
affiliate                                    51                                                   51
Lease contract payable                      217                                                  217

Deferred rental                             195        150                                       345

Long-term portion of mortgage            10,835                                               10,835
note payable
                                      --------------------------------------------------------------
Total liabilities                      $ 13,744   $  1,157  $     --  $    190            $   15,091
                                      --------------------------------------------------------------
Stockholders' Equity
Class A Nonvoting Common Stock,
par value $.01, 100,000,000
shares authorized, 5,335,913
issued and outstanding                       54                             26     (D)            80
Class B Voting Common Stock, par                                                                  20
value $.01, 20,000,000 shares
authorized, 1,333,969 issued and
outstanding                                  13         20                 (13)    (D)
 Additional paid-in capital              59,603        349               8,461     (D)        68,413

 Accumulated deficit                    (24,213)     2,360              (2,400)    (D)       (24,253)

 Accumulated other
comprehensive income                        168         --                                       168
 Note receivable from shareholder        (1,998)        --                                    (1,998)
                                      --------------------------------------------------------------
               Total stockholders'
              equity                   $ 33,627   $  2,729  $     --  $  6,074            $   42,430
                                      --------------------------------------------------------------
                                      --------------------------------------------------------------
               Total liabilities and
               stockholders' equity    $ 47,371   $  3,886  $     --  $  6,264            $   57,521
                                      ==============================================================

                          CITADEL HOLDING CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                               DECEMBER 31, 1999

                                                                                                 Proforma
                                       Citadel          OBI          Adjustments               Consolidated
                                   -------------------------------------------------------------------------
   Revenues                               3,952            2,582                                       6,534

   Operating expenses                     2,851            2,212               141   (A)(B)            5,204
                                   -------------------------------------------------------------------------
   Operating income                     $ 1,101          $   370             $(141)                  $ 1,330
                                   -------------------------------------------------------------------------

   Non-operating income
   (expense)                             13,702               --                                      13,702
                                   -------------------------------------------------------------------------
   Earnings before minority
   interest and taxes                   $14,803          $   370             $(141)                  $15,032
                                   -------------------------------------------------------------------------

   Minority interest                         (7)               -                 -                        (7)
                                   -------------------------------------------------------------------------
   Earnings before taxes                $14,796          $   370             $(141)                  $15,025
                                   -------------------------------------------------------------------------

   Taxes                                 (5,309)             (74)             (164)     (C)           (5,547)
                                   -------------------------------------------------------------------------
   Net earnings                         $ 9,487          $   296             $(305)                  $ 9,478
                                   =========================================================================

   Basic earnings per share (D)         $  0.96                                                      $  0.95
                                   =========================================================================

   Diluted earnings per share (D)       $  0.95                                                      $  0.95
                                   =========================================================================

(A) Adjustment represents an increase in the amortization of goodwill and capitalized transaction costs.

(B) Included in OBI's operating expense are the following: (i) $1,200,000 of general and administrative expenses paid to an affiliate and (ii) $305,000 of legal expenses. The arrangement with the affiliate to provide for general and administrative expenses will terminate upon closing of the acquisition of OBI by Citadel. Thus, such expenses are not expected to continue.

(C) Adjustment represents the income tax expense that would have been incurred if OBI had been a C-corporation throughout calendar year 1999.

(D) Basic and diluted earning per share were calculated as if the 2,625,820 and 656,455 shares of Class A and Class B common stock shares were issued as of January 1, 1999. The average weighted shares outstanding for the year ended December 31, 1999 was 6,669,882 and 20 for Citadel and OBI, respectively

                          CITADEL HOLDING CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 2000

                                                                                 Proforma
                                           Citadel     OBI     Adjustments     Consolidated
                                           ------------------------------------------------
    Revenues                                   602    $ 922                           1,524
    Operating expenses                         454      834        35 (A) (B)         1,323
                                           ------------------------------------------------
    Operating income                       $   148    $  88     $ (35)               $  201
                                           ------------------------------------------------

    Non-operating income (expense)             183       --                             183
                                           ------------------------------------------------
    Earnings before minority interest
    and taxes                              $   331    $  88     $ (35)               $  384
                                           ------------------------------------------------

    Minority interest                           (1)      --        --                    (1)
                                           ------------------------------------------------
    Earnings before taxes                  $   330    $  88     $ (35)               $  383
                                           ------------------------------------------------

    Taxes                                      (99)      (8)     (124)    (C)          (231)
                                           ------------------------------------------------
    Net earnings                           $   231    $  88     $(159)               $  152
                                           ================================================

    Basic earnings per share               $  0.02                                   $ 0.02
                                           ================================================

    Diluted earnings per share             $  0.02                                   $ 0.02
                                           ================================================

(A) Adjustment represents the amortization of the goodwill and capitalized transaction costs for the quarter.

(B) Until November 1999, OBI had engaged a management company to book the theaters, enter into contracts, collect cash from ticket sales, and perform other functions. As such, OBI had recorded the net revenues that it was entitled to, and not the gross revenues or expenses of the management company in 1999. For the three months ended March 31, 2000, however, OBI recorded the gross revenues and expenses incurred by OBI as the responsibilities previously undertaken by the management company but are now conducted by OBI. Included in OBI's operating expense is approximately $300,000 of general and administrative expense accrual.

(C) Adjustment represents the income tax expense that would have been incurred if OBI had been a C-corporation during the three months ended March 31, 2000.

The OBI Merger Agreement

     General. The following summary of the material terms of the OBI Merger Agreement is qualified in its entirety by reference to the full text of the OBI Merger Agreement, a copy of which is attached hereto as Exhibit A.

     The OBI Merger. At the effective time of the OBI Merger (the "Effective Time"), if stockholders approve the issuance of the Merger Shares, OBI will be merged with and into Theatres, which will be the surviving corporation. If stockholders do not approve the issuance of the Merger Shares, OBI will be the surviving corporation. The Effective Time will occur on the filing of a certificate of merger with the Secretary of State of Nevada. The Company anticipates that the Effective Time will occur promptly after the Annual Meeting, subject to satisfaction of the conditions to closing.

     At the Effective Time, the shares of capital stock of OBI previously outstanding will be converted into the right to receive the Merger Shares, if stockholders approval is obtained, or $10,000,000 cash (less certain expenses), if not. Each of Messrs. Cotter and Forman owns one-half of the outstanding shares of OBI.

     Representations and Warranties. The OBI Merger Agreement contains various representations and warranties made by OBI and Messrs. Cotter and Forman in favor of the Company and OBI Acquisition, including, among other things (subject to various exceptions and limitations), as to

     i.     OBI's corporate organization and good standing;

     ii. OBI's authorization, and OBI's and Messrs. Cotter's and Forman's execution and delivery of, the OBI Merger Agreement, and that the OBI Merger Agreement is their binding and enforceable obligation, subject to customary exceptions;

     iii.   the capitalization of OBI;

     iv. the absence of any conflict between the OBI Merger Agreement and the organizational documents of OBI, any material obligations to which it is bound, or laws;

     v.     the accuracy of certain financial statements of OBI;

     vi.    the absence of indebtedness of OBI except as disclosed;

     vii.   certain tax matters;

     viii. the absence of material adverse changes with respect to OBI or its business;

     ix.    the absence of certain litigation;

     x.     OBI's substantial compliance with laws;

     xi.    the ownership by OBI of its assets and related matters;

     xii. the existence and lack of default under contracts to which OBI is subject;

     xiii.  insurance maintained by OBI;

     xiv.   the absence of certain environmental matters;

     xv.    certain employee matters;

     xvi. the absence of any broker representing OBI or Messrs. Cotter or Forman;

     xvii. the representations in the OBI Merger Agreement, and the information furnished by them for inclusion in this Proxy Statement, not containing an untrue statement of a material fact or an omission of a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading;

     xviii. Messrs. Cotter and Forman acquisition of the Merger Shares for investment, with no view towards the sale or distribution of such shares; and

     xix. OBI not having conducted business other than the operation of its off-Broadway theatres.

     The OBI Merger Agreement contains various representations and warranties made by the Company and OBI Acquisition in favor of OBI and Messrs. Cotter and Forman, including, among other things (subject to various exceptions and limitations), as to

     i.     matters comparable to those in clauses (i), (ii), (iii), (viii),
            (ix), and (xvi) above;

     ii. reports filed by the Company under the Exchange Act and other information furnished by the Company; and

     iii. the Company having had an opportunity to inspect OBI's properties and has otherwise conducted its diligence.

     Certain Covenants. The OBI Merger Agreement provides that, prior to the Closing Date, OBI will conduct its operations in the ordinary course of business in a manner consistent with past practice, and will use its commercially reasonable efforts to preserve its business organization. Except as set forth in the OBI Merger Agreement, OBI will not:

     i.     amend its articles of incorporation or bylaws;

     ii. make any change in its authorized or issued capital stock or rights to acquire capital stock;

     iii.   incur indebtedness;

     iv.    grant any increase in salaries or new benefits to any employees;

     v.     enter into material contracts;

     vi.    initiate any plan of liquidation or dissolution or similar actions;

     vii.   authorize capital expenditures in excess of certain limits;

     viii.  make any changes in its accounting policies;

     ix.    settle certain litigations;

     x.     take certain actions relating to taxes; or

     xi. book any new show, unless of a quality substantially similar to shows customarily booked and terminable with 30 days notice.

     The Company has agreed to conduct its operations in the ordinary course of business in a manner consistent with past practice, and will use its commercially reasonable efforts to preserve its business organization, and has will not take actions with respect to the Company comparable to those described in (i), (vi), or (x) above.

     OBI and Messrs. Cotter and Forman have also agreed

     i. not to solicit or take certain other actions with respect to the acquisition of or other business combination involving OBI,

     ii. to repay or otherwise satisfy any indebtedness of OBI existing at the Effective Time, and

     iii. to provide certain information for use in this Proxy Statement and otherwise.

     The parties have made certain additional agreements under the OBI Merger Agreement, including

     i.     to take actions to consummate the OBI Merger,

     ii.    consult regarding publicity regarding the OBI Merger,

     iii. provide each other access to certain information, and notice of certain matters, and

     iv. take certain actions to cause the OBI Merger to qualify as a tax-free reorganization.

     The parties have also agreed to certain reciprocal indemnities, which are subject to various limits and conditions. Messrs. Cotter and Forman may satisfy certain of such indemnity obligations by tendering Merger Shares back to the Company.

     Each of the parties to the OBI Merger Agreement will pay its own fees and expenses in connection with the OBI Merger.

     Registration Rights. At the closing of the OBI Merger, the Company will enter into a Registration Rights Agreement with Messrs. Cotter and Forman, under which Messrs. Cotter and Forman will have certain demand and piggyback registration rights with respect to the shares of Common Stock issuable in the OBI Merger. Messrs. Cotter and Forman will be entitled to one demand registration of such shares at the expense of the Company and will be entitled to piggyback registration rights.

     Conditions to Closing The parties' obligations under the OBI Merger Agreement are subject to a number of conditions. All parties' obligations are subject to the approval of the OBI Merger by the Company's stockholders; the receipt of certain tax opinions; and the absence of injunctions or certain government proceedings.

     In addition, the Company's and OBI Acquisition's obligations are subject to customary conditions, including

     i. the accuracy in all material respects of the representations made by OBI and Messrs. Cotter and Forman,

     ii. the performance by OBI and Messrs. Cotter and Forman of their obligations under the OBI Merger Agreement,

     iii. the absence of any material adverse change in the financial condition, results of operations, properties, or business of OBI,

     iv.   the receipt of necessary consents,

     v. that the opinion of Slusser Associates not have been withdrawn or modified,

     vi.   receipt of title insurance,

     vii. the approval of the listing of the Merger Shares on the American Stock Exchange,

     viii. receipt of customary closing documents, including legal opinions.

     OBI's and Messrs. Cotter's and Forman's obligations are also subject to customary conditions, including

     i. the accuracy in all material respects of the representations made by the Company and OBI Acquisition,

     ii. the performance by the Company and OBI Acquisition of their obligations under the OBI Merger Agreement,

     iii. the absence of any material adverse change in the financial condition, results of operations, properties, or business of the Company,

     iv.   the receipt of necessary consents,

     v. the delivery by the Company of a registration rights agreement (see Registration Rights above), and

     vi.   receipt of customary closing documents, including legal opinions.

     The Company is not aware of any governmental consents required for consummation of the OBI Merger.

     Termination and Amendment. The OBI Merger Agreement provides that it may be terminated

     i.    by mutual consent of the Company, OBI, and Messrs. Cotter and Forman,

     ii. by the Company, if there is material adverse change in the financial condition, operations, or business of OBI, or certain breaches of the OBI Merger Agreement by OBI or Messrs. Cotter and Forman,

     iii. by OBI and Messrs. Cotter and Forman, if there is material adverse change in the financial condition, operations, or business of the Company, or certain breaches of the OBI Merger Agreement by the Company, or

     iv. by the Company, OBI, or Messrs. Cotter and Forman if the OBI Merger is not consummated by November 30, 2000, subject to certain exceptions and extensions.

     The parties to the OBI Merger Agreement may amend the OBI Merger Agreement before or after its approval by stockholders of the Company. The parties to the OBI Merger Agreement may

     i. extend the time for the performance of any of the obligations or other acts of the other parties,

     ii. waive any inaccuracies in the representations and warranties contained in the OBI Merger Agreement or in any document delivered pursuant thereto, and

     iii. waive compliance with any of the agreements or conditions contained in the OBI Merger Agreement.

     Accordingly, the parties could elect not to terminate the OBI Merger Agreement even if the requirements or conditions specified above were not met or complied with at or prior to the Closing.

Dissenters' and Preemptive Rights

     The holders of the Common Stock will have no dissenters' and preemptive rights in connection with the approval of the OBI Merger Agreement or consummation of the OBI Merger.

Tax and Accounting Treatment

     For federal income tax purposes, neither the Company nor its stockholders will recognize any gain or loss as a result of the OBI Merger whether cash is paid or Merger Shares are issued. If the Merger Shares are issued, the OBI Merger will not result in the recognition of taxable gain or loss to Messrs. Cotter and Forman. If the Merger Shares are not issued and the Company pays cash in the OBI Merger, Messrs. Cotter and Forman will recognize taxable gain or loss realized upon the exchange of OBI stock for cash in the OBI Merger.

     The OBI Merger will be treated as a purchase for accounting purposes.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE STOCK ISSUANCE PROPOSAL.

                                PROPOSAL NO. 3

              PROPOSAL FOR APPROVAL OF 1999 STOCK OPTION PLAN OF
                          CITADEL HOLDING CORPORATION


1999 Stock Option Plan

Background and Overview

     The Company previously adopted the 1996 Nonemployee Director Stock Option Plan ("1996 Plan") pursuant to which the Company granted Options to purchase 10,000 shares of the Company's Common Stock to each of its incumbent directors as of October 3, 1996. The 1996 Plan further provided that new members of the Board who were not employees of the Company would automatically be granted Options to purchase 10,000 shares of the Company's Common Stock.

     On November 18, 1999, the Company's Board of Directors adopted the 1999 Stock Option Plan of Citadel Holding Corporation ("1999 Stock Option Plan" or "1999 Plan"). The purpose of the 1999 Plan is to (a) encourage selected employees, directors and consultants of the Company to increase Company profits,
(b) encourage selected employees, directors and consultants to accept and/or continue their relationship with the Company and (c) increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the Company's capital stock.

     On April 13, 2000, the 1996 Plan was amended to provide that as of that date no further options could be granted under the 1996 Plan. Except for the options granted to former director Ronald I. Simon, all options granted under the 1996 Plan either have expired or were surrendered in exchange for Options under the 1999 Plan. See discussion below, Options Granted Under 1999 Plan.

     The principal provisions of the 1999 Stock Option Plan are summarized below. This summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1999 Stock Option Plan, a copy of which is attached hereto as Exhibit E and is incorporated herein by reference.

Types of Options and Who Is Eligible

     The 1999 Stock Option Plan permits two types of stock options (collectively "Options"): Incentive stock options ("ISOs"), intended to satisfy the requirements of Section 422 of the Internal Revenue Code ("Code"), and what are commonly referred to as "nonqualified options" (NQOs"). ISOs and NQOs may be granted to persons who at the time of the grant are employed by the Company or Company "Affiliate" and such person is either an officer or director ("Employees"). An "Affiliate" is defined in the 1999 Plan and generally refers
to the parent and any subsidiary of the Company.   Directors or consultants of
the Company and its Affiliates may be granted NQOs, but not ISOs.

Total Authorized Options; Effect of Company's Capital Restructure

     The 1999 Stock Option Plan was developed before the Company's merger and reincorporation as a Nevada corporation and the restructure of the Company's capital stock. Therefore the total number of authorized Options under the 1999 Stock Option Plan is 666,000 shares of Common Stock. As a result of the Company's capital restructure, the total number of authorized Options is 532,800 shares of Non-Voting Common Stock and 133,200 shares of Voting Common Stock. Options that are granted, but subsequently expire, terminate or are cancelled become eligible again for grants.

Administration;  10 Year limit; Option Agreements

     The 1999 Stock Option Plan will be administered by an "Administrator", which shall be the Company's Board of Directors or, at the Board's discretion, a committee appointed by the Board. The Administrator may in turn delegate nondiscretionary administrative duties.

     The Administrator will determine the persons to whom the Options should be granted and the number and timing of any Options granted. No Options may be granted after 10 years from the date the Board adopts the 1999 Plan, and each optionee will be required to sign a stock option agreement in a form prescribed
by the Administrator.   Subject to the terms and conditions of the 1999 Plan,
the Administrator will be responsible for all administration over the 1999 Plan, including prescribing rules and regulations applicable to the Options and making final and binding determinations under the 1999 Plan.

     The Company intends that Options granted under the 1999 Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, which exempts certain short-swing gains from recapture by the Company. Accordingly, to satisfy the requirements of Rule 16b-3, the Board of Directors formed the "Stock Options Committee," to be comprised entirely of independent non-employee directors and to be the Administrator of the 1999 Plan. The Board appointed Messrs. Soady and Villasenor as the initial members of the Stock Options Committee.

Terms and Conditions

     Options under the 1999 Plan will not be transferable other than by will or by the laws of descent and distribution. Options become effective on the date the stock option agreement is executed. The maximum term of an Option is 10 years. The 1999 Stock Option Plan contains additional terms and conditions applicable to the Options, including, without limitation, the effect of changes in the Company's capital structure and certain corporate transactions (e.g., mergers or consolidations) involving the Company, time and manner of Option exercise, payment terms for any exercised Options, and the effect of termination of employment.

Exercise Price

     The exercise price per share of any option granted under the 1999 Plan may not be less than the fair market value per share of the applicable stock on the date the Option is granted, as determined by the Administrator in accordance with the 1999 Plan. Under the Code and the 1999 Plan, the exercise price for an ISO granted to a person then owning more than 10% of the voting power of all classes of the Company's stock may not be less than 110% of the fair market value of the stock covered by the Option on the date of grant. In addition, under the Code and the 1999 Plan, the aggregate fair market value of the stock in question (determined at the time the option is granted) with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) may not exceed $100,000.

Options Granted under the 1999 Plan

     On April 13, 20000, the Stock Options Committee granted Options under the 1999 Plan as described in the following Table on 1999 Stock Option Plan:

                             Options Granted under
                  1999 Stock Option Plan to Acquire Shares of
                       Class A Non-Voting Common Stock1

---------------------------------------------------------------------------------------------------------
            Name and Position                     Number of                     Vesting
                                                   Options                    of Options
                                                  Granted(1)
---------------------------------------------------------------------------------------------------------
Alfred Villasenor, Jr., Director                   20,000     All options vested on April 13, 2000.
---------------------------------------------------------------------------------------------------------
William C. Soady. Director                         20,000     All options vested on April 13, 2000.
---------------------------------------------------------------------------------------------------------
Robert M. Loeffler                                 20,000     All options vested on April 13,
                                                                   2000.
---------------------------------------------------------------------------------------------------------
                                                              8,000 immediately, remainder to
S. Craig Tompkins, Vice Chairman                   40,000     vest 8,000 annually over 4 years.
---------------------------------------------------------------------------------------------------------
                                                              15,000 on first anniversary date of
Andrzej Matyczynski, Chief Financial               30,000     employment (November 18, 2000) remainder
 Officer and Treasurer                                        to vest 5,000 annually over 3 years.
---------------------------------------------------------------------------------------------------------
                                                              3,000 immediately, remainder to
Brett Marsh, Vice President, Real Estate           15,000     vest 3,000 annually over 4 years.
---------------------------------------------------------------------------------------------------------
                                                              1,250 on first anniversary date of
Jorge Alvarez, Director of Tax                      5,000     employment (February 14, 2000),
                                                              1,250 to vest annually over 3 years.
---------------------------------------------------------------------------------------------------------
                                                              1,250 on first anniversary date of
Barbara Cho, Controller                             5,000     employment (January 10, 2000), 1,250
                                                              shares to vest annually over the following
                                                              3 years.
------------------------------------------------------------------------------------------------------
All directors and employees as a group            135,000
------------------------------------------------------------------------------------------------------

The Board of Directors supported the action by the Stock Options Committee. Each Option grant was made on the condition that the recipient surrender any options held under the 1996 Plan..

No Options under the 1999 Plan may be exercised until the 1999 Plan's adoption is approved by the holders of a majority of the shares of Voting Common Stock.
_________________

1 In addition, Ronald Simon, former Director of the Company, held options for 10,000 shares of Common Stock under the 1996 Nonemployee Director Stock Option Plan. As a result of the restructure of the Company's capital stock into two classes of stock, those options have automatically converted into options to acquire 8,000 and 2,000 shares, respectively, of Non-Voting Common Stock and Voting Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN OF CITADEL HOLDING CORPORATION.


     CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche have been the independent certified public accountants for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for the remainder of 2000. Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                       AVAILABILITY OF CERTAIN DOCUMENTS

     A copy of Citadel's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 is enclosed, and Citadel's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 is attached hereto as Exhibit C.

                            STOCKHOLDERS PROPOSALS

     Any stockholder, who in accordance with and subject to the provisions of the proxy rules of the SEC, wish to submit for inclusion in the Proxy Statement relating to the Company's 2001 Annual Meeting of stockholders must deliver such proposal to the Company at its principal office on or before April 14, 2001. If the Company is not notified of a stockholder proposal by June 28, 2001, the proxies held by management of the Company may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement relating to the 2001 Annual Meeting.

     The Board of Directors will consider written nominations for directors from stockholders. Nominations for the election of directors made by the stockholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders at which directors are elected. Such written notice must set forth, among other things, the name, age, address and principal occupation or employment of such nominee, the number of shares of the Company's Common Stock owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.


                                   By order of the Board of Directors,

                                   /s/ S. CRAIG TOMPKINS
                                   S.Craig Tompkins
                                   Corporate Secretary

Los Angeles, California
August 12, 2000

                                   EXHIBIT A


                         AGREEMENT AND PLAN OF MERGER



                          dated as of July 28, 2000,

                                 by and among

                         CITADEL HOLDING CORPORATION,


                                   Acquiror,


                     CITADEL OFF BROADWAY THEATRES, INC.,


                                  Merger Sub,


                        OFF BROADWAY INVESTMENTS, INC.,


                                 the Company,


                                      and


                             MICHAEL R. FORMAN and


                               JAMES J. COTTER,


                                 Shareholders
 (for purposes of Section 2.6, Section 3.1, Article V, Article VII (excluding
                                 Section 7.3),
Article VIII (excluding Section 8.5 and Section 8.6), Section 9.1, Section 9.3,
                  Section 9.4, Article X and Article XI only)

                               TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I.            DEFINITIONS................................................................................  2

     Section 1.1.          Definition of Certain Terms...........................................................  2

     Section 1.2.          Construction..........................................................................  8

ARTICLE II.           MERGER.....................................................................................  9

     Section 2.1.          The Merger............................................................................  9

     Section 2.2.          Filing................................................................................  9

     Section 2.3.          Effective Time of the Merger..........................................................  9

     Section 2.4.          Certificate of Incorporation and By-Laws of Surviving Corporation.....................  9

     Section 2.5.          Directors and Officers of Surviving Corporation....................................... 10

     Section 2.6.          Waiver of Appraisal Rights............................................................ 10

ARTICLE III.          MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER................... 10

     Section 3.1.          Merger Consideration; Conversion or Cancellation of Shares in the Merger;
                               Cash Purchase Price............................................................... 10

     Section 3.2.          Payment for Shares in the Merger...................................................... 11

     Section 3.3.          Transfer of Shares After the Effective Time........................................... 12

ARTICLE IV.           CERTAIN EFFECTS OF THE MERGER.............................................................. 12

     Section 4.1.          Effect of the Merger.................................................................. 12

     Section 4.2.          Further Assurances.................................................................... 12

ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS......................... 13

     Section 5.1.          Corporate Status...................................................................... 13

     Section 5.2.          Authorization, etc.................................................................... 13

     Section 5.3.          Capital Stock of the Company.......................................................... 14

     Section 5.4.          No Conflicts, etc..................................................................... 15

     Section 5.5.          Financial Statements.................................................................. 15

     Section 5.6.          Indebtedness for Borrowed Money; Guarantees........................................... 16

     Section 5.7.          Taxes................................................................................. 16

     Section 5.8.          Absence of Changes.................................................................... 16

     Section 5.9.          Litigation............................................................................ 17

     Section 5.10.         Compliance with Laws; Governmental Approvals and Consents............................. 18

     Section 5.11.         Assets................................................................................ 18

     Section 5.12.         Contracts............................................................................. 21

     Section 5.13.         Insurance............................................................................. 22

     Section 5.14.         Environmental Matters................................................................. 22

     Section 5.15.         Employees............................................................................. 22

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page

          Section 5.16.         Pension Plans................................................................   22

          Section 5.17.         Brokers, Finders, etc........................................................   22

          Section 5.18.         Disclosure...................................................................   23

          Section 5.19.         Effect of Transaction........................................................   23

          Section 5.20.         Board Recommendation.........................................................   23

          Section 5.21.         Securities Matters...........................................................   23

          Section 5.22.         Other Businesses.............................................................   24

Article VI.           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB..............................   25

          Section 6.1.          Organization and Qualification...............................................   25

          Section 6.2.          Capitalization...............................................................   25

          Section 6.3.          Authority Relative to Agreement..............................................   25

          Section 6.4.          No Violations, etc...........................................................   26

          Section 6.5.          Commission Filings; Financial Statements.....................................   27

          Section 6.6.          Absence of Changes or Events.................................................   27

          Section 6.7.          Litigation...................................................................   27

          Section 6.8.          Board Recommendation.........................................................   28

          Section 6.9.          Finders or Brokers...........................................................   28

          Section 6.10.         Due Diligence................................................................   28

Article VII.          CONDUCT OF BUSINESS OF THE COMPANY AND ACQUIROR PENDING THE MERGER......................  29

          Section 7.1.          Conduct of Business of the Company Pending the Merger........................   29

          Section 7.2.          Acquisition Proposals........................................................   31

          Section 7.3.          Conduct of Business of Acquiror Pending the Merger...........................   31

          Section 7.4.          Debt.........................................................................   32

Article VIII.         COVENANTS AND AGREEMENTS...............................................................   32

          Section 8.1.          Additional Agreements; Cooperation...........................................   32

          Section 8.2.          Publicity....................................................................   34

          Section 8.3.          No Solicitation..............................................................   34

          Section 8.4.          Access to Information........................................................   34

          Section 8.5.          Notification of Certain Matters..............................................   35

          Section 8.6.          Directors and Officers.......................................................   35

          Section 8.7.          Fees and Expenses............................................................   35

          Section 8.8.          Working Capital..............................................................   35

          Section 8.9.          Miscellaneous................................................................   36

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page
        Section 8.10.         Tax Treatment.................................................................... 36

         Section 8.11.         Indemnification of Shareholders................................................. 36

         Section 8.12.         Indemnification of Acquiror..................................................... 37

         Section 8.13.         Certain Limitations of Indemnification.......................................... 39

         Section 8.14.         Satisfaction of Indemnification Obligations by the Shareholders................. 40

Article IX.           CONDITIONS TO CLOSING.................................................................... 40

         Section 9.1.          Conditions to Each Party's Obligation to Effect the Merger...................... 40

         Section 9.2.          Conditions to Obligations of Acquiror and Merger Sub............................ 41

         Section 9.3.          Conditions to Obligations of the Company and the Shareholders................... 42

         Section 9.4.          Right to Close Notwithstanding Breach........................................... 43

Article X.            TERMINATION AND WAIVER................................................................... 45

         Section 10.1.         Termination..................................................................... 45

         Section 10.2.         Waiver.......................................................................... 46

Article XI.           MISCELLANEOUS............................................................................ 46

         Section 11.1.         Expiration of Representations and Warranties.................................... 46

         Section 11.2.         Closing Date and Waiver......................................................... 46

         Section 11.3.         Notices......................................................................... 46

         Section 11.4.         Counterparts.................................................................... 47

         Section 11.5.         Headings........................................................................ 47

         Section 11.6.         Amendment....................................................................... 47

         Section 11.7.         Liability for Transfer Taxes.................................................... 48

         Section 11.8.         No Third Party Beneficiaries.................................................... 48

         Section 11.9.         Governing Law................................................................... 48

         Section 11.10.        Entire Agreement................................................................ 48

         Section 11.11.        Validity........................................................................ 48

         Section 11.12.        Interpretation.................................................................. 48

                               TABLE OF CONTENTS
                                  (continued)

EXHIBITS

Exhibit 9.2(g)            Forms of Opinions of Counsel to Company and Shareholders
Exhibit 9.3(g)            Form of Opinion of Counsel to Acquiror
Exhibit 9.3(h)            Form of Registration Rights Agreement


SCHEDULES

Schedule 5.3(a)           Shareholders
Schedule 5.3(c)           Subscriptions, Options, Rights, etc.
Schedule 5.4              Conflicts
Schedule 5.5              December Balance Sheet Schedule
Schedule 5.8              Changes
Schedule 5.9(a)           Actions
Schedule 5.9(b)           Judgments, Consent Decrees and Injunctions
Schedule 5.10(a)          Compliance with Laws
Schedule 5.10(b)          Governmental Approvals and Other Consents
Schedule 5.11(a)          Owned Real Property
Schedule 5.11(b)(i)       Leased Real Property
Schedule 5.11(b)(ii)      Occupancy Agreements
Schedule 5.11(c)          Ownership Interest in Assets
Schedule 5.11(f)          Tangible Personal Property
Schedule 5.11(i)          Work Performed at Theatres
Schedule 5.12(a)(i)       Company Contracts
Schedule 5.12(a)(ii)      USTM Contracts
Schedule 5.12(b)          Defaults under Company Contracts
Schedule 5.12(c)          Advances under Company Contracts
Schedule 5.13             Insurance
Schedule 5.14             Environmental Matters
Schedule 5.21             Shareholders' Principal Residence
Schedule 5.22             Other Businesses
Schedule 6.4(a)           Filings, Permits and Authorizations
Schedule 8.1(a)           Additional Waivers, Consents and Approvals

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 28, 2000, by and among CITADEL HOLDING CORPORATION, a Nevada corporation ("Acquiror"), CITADEL OFF BROADWAY THEATRES, INC., a Nevada corporation and a direct wholly owned subsidiary of Acquiror ("Merger Sub"), OFF BROADWAY INVESTMENTS, INC., a California corporation (the "Company" and, together with Merger Sub, the "Constituent Corporations"), and Michael R. Forman and James J. Cotter (each, a "Shareholder" and collectively, the "Shareholders") (for purposes of Section 2.6, Section 3.1, Article V, Article VII (excluding Section 7.3), Article VIII (excluding Section 8.5 and Section 8.6), Section 9.1, Section 9.3, Section 9.4,
Article X, and Article XI only).

                               R E C I T A L S:

     The Company, formerly named Amsovinvest Incorporated, owns a certain leasehold interest and two fee interests, which together comprise three (3) parcels of realty located in New York City commonly known as (i) the Union Square Theatre, located at 100 East 17th Street, New York, New York 10003, (ii) the Orpheum Theatre, located at 126 Second Avenue, New York, New York 10003, and
(iii) the Minetta Lane Theatre, located at 18 Minetta Lane, New York, New York 10012, which properties (more fully described on Schedule 5.11(a) and Schedule 5.11(b)(i) attached hereto) are currently being used as theatres for live production (collectively referred to herein as the "Theatres");

     The Company has engaged and relied upon USTM (hereinafter defined) since 1989 to manage, operate and do all things necessary in the management and operation of the Theatres, including, without limitation, booking all performances, maintaining or causing to be maintained the Theatres in good condition, providing personnel, acquiring and keeping in full force and effect all licenses and permits, advertising and paying all operating expenses in connection with the operation thereof;

     Acquiror acknowledges that (i) the value of the Theatres as venues for live productions has been dependent in part upon the relationship of USTM with the Company and the Theatres, (ii) there is no certainty that this relationship will continue, (iii) the value of the Theatres could be significantly diminished without the continuing involvement of USTM, and (iv) the Shareholders have played a relatively passive role with respect to the Theatres, relying upon USTM for the management and operation thereof;

     Acquiror has determined that a merger between the Company and Merger Sub is in the best interests of Acquiror and its shareholders;

     Acquiror, the Company and Merger Sub have determined that it is advisable that the Company be merged with and into Merger Sub, with Merger Sub being the survivor (the "Merger"), upon the terms and subject to the conditions set forth
               ------
herein and in accordance with the laws of the State of Nevada and the State of California and any other applicable statutes and regulations;

     It is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for United States federal income tax purposes; and

     The respective boards of directors of each of Acquiror, the Company and Merger Sub, and the shareholders of the Company and Merger Sub, have authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and conditions herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

     Section 1.1.  Definition of Certain Terms.
                   ---------------------------

     The terms defined in this Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

     "1999 Statements" has the meaning set forth in Section 8.1.
      ---------------

     "Acquiror" has the meaning set forth in the first paragraph of this
      --------
Agreement.

     "Acquiror Stock" means the Acquiror Voting Common Stock and Acquiror Non-
      --------------
Voting Common Stock.

     "Acquiror Non-Voting Common Stock" has the meaning set forth in Section
      --------------------------------
3.1(a)(i).

     "Acquiror Excluded Representation"  has the meaning set forth in Section
      --------------------------------
8.11.

     "Acquiror Indemnitees" has the meaning set forth in Section 8.12(a).
      --------------------

     "Acquiror Material Adverse Effect" means any event, circumstance,
      --------------------------------
occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of Acquiror on a consolidated basis.

     "Acquiror Merger Shares" means the shares of Acquiror Non-Voting Common
      ----------------------
Stock and Acquiror Voting Common Stock, if any, issued or to be issued as a result of the Merger.

     "Acquiror Voting Common Stock" has the meaning set forth in Section
      ----------------------------
3.1(a)(i).

     "Acquisition Proposal" has the meaning set forth in Section 7.2.
      --------------------

     "Actions" has the meaning set forth in Section 5.9.
      -------

     "Advances" has the meaning set forth in Section 5.12(c).
      --------

     "Affiliate" of a specified Person means a Person that directly or
      ---------
indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person or a member of such Person's immediate family. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Notwithstanding the foregoing: (i) the Company and its Affiliates (the "Company Affiliates") shall not include Acquiror and its Subsidiaries; and (ii) Acquiror and its Subsidiaries (including Merger
Sub), on the one hand, and the Company and the Company Affiliates, on the other hand, shall not be considered Affiliates of each other.

     "Agreement" means this Agreement and Plan of Merger (including the Exhibits
      ---------
and the Schedules), as the same from time to time may be amended, supplemented or waived.

     "AMEX" means the American Stock Exchange.
      ----

     "Applicable Law" means all applicable provisions of all (i) constitutions,
      --------------
treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Articles of Merger" has the meaning set forth in Section 2.2.
      ------------------

     "Average Market Price" shall mean the sum of (i) .8 multiplied by the sum
      --------------------
of the values (as hereinafter provided) of each trade in the Acquiror Non-Voting Common Stock reported on the Consolidated Tape during the thirty trading days ending on the day prior to the date of delivery pursuant to Section 8.14 divided by the aggregate number of shares of Acquiror Non-Voting Common Stock traded in such trades and (ii) .2 multiplied by the sum of the values of each trade in the Acquiror Voting Common Stock reported on the Consolidated Tape during the thirty trading days ending on the last trading day prior to the date of delivery pursuant to Section 8.14 divided by the aggregate number of shares of Acquiror Voting Common Stock traded in such trades, where the "value" of a trade is the price per share paid in such trade multiplied by the number of shares traded in such trade, all as reported on the Consolidated Tape.

     "Cash Purchase Price" has the meaning set forth in Section 3.1(b).
      -------------------

     "Citadel Stockholder Approval" has the meaning set forth in Section 6.8
      ----------------------------
hereof.

     "Closing Date" has the meaning set forth in Section 2.3.
      ------------

     "Code" has the meaning set forth in Recital F of this Agreement.
      ----

     "Company" has the meaning set forth in the first paragraph of this
      -------
Agreement.

     "Company Common Stock" has the meaning set forth in Section 3.1(a)(i).
      --------------------

     "Company Contracts" has the meaning set forth in Section 5.12(a).
      -----------------

     "Company Material Adverse Effect" means any event, circumstance,
      -------------------------------
occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of the Company.

     "Company Real Properties" means all real property now or previously owned
      -----------------------
or leased by the Company.

     "Concessions" means those supplies that may be maintained by the Company
      -----------
from time to time in connection with the providing of concessions at the Theatres.

     "Conflicts Committee" means the Conflicts Committee of the board of
      -------------------
directors of Acquiror.

     "Consent" means any consent, approval, authorization, stipulation, waiver,
      -------
permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

     "Consolidated Tape" means the ticker tape which includes quotes for AMEX
      -----------------
stocks.

     "Constituent Corporations" has the meaning set forth in the first paragraph
      ------------------------
of this Agreement.

     "Contract" means all contracts, agreements, instruments, leases, licenses,
      --------
arrangements, and understandings.

     "Debt" means, as to any Person, all obligations for payment of principal,
      ----
interest, penalties and collection costs thereof, with respect to money borrowed, incurred or assumed (including guarantees), and other similar obligations in the nature of a borrowing by which such Person will be obligated to pay.

     "December Balance Sheet" has the meaning set forth in Section 5.5.
      ----------------------

     "Disclosure Schedule" has the meaning set forth in the first paragraph of
      -------------------
Article V.

     "$" or "dollars" means lawful money of the United States of America.
      -      -------

     "Effective Time" has the meaning set forth in Section 2.3.
      --------------

     "Environmental Laws" means all federal, state, local and foreign laws,
      ------------------
statutes, codes, ordinances, rules, regulations, directives, binding policies, permits or orders relating to or addressing the environment or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization or order.

     "Environmental Liabilities and Costs" means all Losses imposed by, under or
      -----------------------------------
pursuant to Environmental Laws, including reasonable fees incurred for the services of attorneys, based on, arising out of or otherwise in respect of (i) the ownership or operation of the Company or the Real Property, and (ii) the environmental conditions existing on the Closing Date on, under, above, or about the Real Property.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Representations" has the meaning set forth in Section 8.12.
      ------------------------

     "Fairness Opinion" means the opinion of the Financial Advisor to the effect
      ----------------
that the Merger Consideration is fair from a financial point of view to Acquiror.

     "Filed Actions" means any actions, complaints, suits, proceedings,
      -------------
arbitrations, citations or subpoenas which have been filed with or issued by a court or other adjudicatory body.

     "Financial Advisor" means Slusser Associates, Inc.
      -----------------

     "Financial Statements" has the meaning set forth in Section 5.5.
      --------------------

     "GAAP" means United States generally accepted accounting principles.
      ----

     "Governmental Approval" means any Consent of, with or to any Governmental
      ---------------------
Authority.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "Hazardous Substances" means any pollutant, substance, hazardous substance,
      --------------------
radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any hazardous or toxic constituent thereof defined in or regulated under Environmental Laws as harmful to human health or the environment.

     "include", "includes" and "including" shall be construed as if followed by
      -------    --------       ---------
the phrase "without being limited to".
            ------------------------

     "Indemnified Party" means the Shareholder Indemnitees or the Acquiror
      -----------------
Indemnitees, as applicable.

     "Intellectual Property" means any and all trademarks, service marks, brand
      ---------------------
names, certification marks, trade dress, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered), registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application.

     "Interim Balance Sheet" has the meaning set forth in Section 5.5.
      ---------------------

     "Interim Financial Statements" has the meaning set forth in Section
      ----------------------------
8.1(c)(i).

     "IRS" means the Internal Revenue Service.
      ---

     "knowledge", or any word of similar import with respect to (i) the Company,
      ---------
means the actual knowledge of the Shareholders, Michael Conroy or Margaret Cotter, after inquiry with USTM, and (ii) a Shareholder means the actual knowledge of the Shareholders, after inquiry with Michael Conroy.

     "Leased Real Property" means all real property leased to the Company
      --------------------
pursuant to the Lease, which Leased Real Property is identified in Schedule 5.11(b)(i) hereto.

     "Lease" means that certain Agreement of Lease dated as of June 15, 1998
      -----
between The Local 91 Realty Corporation, as landlord, and the Company, as tenant, covering the premises at 100 East 17th Street, commonly known as the Union Square Theatre.

     "Lien" means any mortgage, pledge, hypothecation, right of others, claim,
      ----
security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation.

     "Losses" has the meaning set forth in Section 8.11(a).
      ------

     "Merger" has the meaning set forth in the Recital E of this Agreement.
      ------

     "Merger Consideration" has the meaning set forth in Section 3.1(a)(i).
      --------------------

     "Merger Sub" has the meaning set forth in the first paragraph of this
      ----------
Agreement.

     "Minetta Lane Mortgage" means the Mortgage and Assignment of Leases and
      ---------------------
Rents and Security Agreement, dated November 25, 1986, by and among Minetta Lane Associates, as mortgagor, and Fred S. Jamner, Trustee, et al., as mortgagee which has been recorded on December 1, 1986.

     "Occupancy Agreements" means those agreements identified in Schedule
      --------------------
5.11(b)(ii) hereto.

     "Owned Real Property" means real property of which the Company is the owner
      -------------------
of the fee simple interest, which Owned Real Property is identified in Schedule 5.11(a) hereto.

     "Permitted Liens" has the meaning set forth in Section 5.11(c)(ii).
      ---------------

     "Person" means any natural person, firm, limited or general partnership,
      ------
joint venture, joint stock company, unincorporated organization, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

     "Pre-Closing Excluded Amount" has the meaning set forth in Section 9.4(b).
      ---------------------------

     "Proxy Statement" has the meaning set forth in Section 6.5(b).
      ---------------

     "Real Property" means the Leased Real Property and the Owned Real Property.
      -------------

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated as of the Closing Date, between Acquiror and the Shareholders pertaining to the Acquiror Merger Shares.

     "Release" means the release, spill, emission, leaking, pumping, injection,
      -------
deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance through or in the air, soil, surface water, groundwater, or any structure.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "SEC Reports" has the meaning set forth in Section 6.5.
      -----------

     "Section 9.4 Losses" has the meaning set forth in Section 9.4(a).
      ------------------

     "Shareholders" has the meaning set forth in the first paragraph of this
      ------------
Agreement.

     "Shareholder Indemnitees" has the meaning set forth in Section 8.11(a).
      -----------------------

     "Shareholder Threshold Amount" has the meaning set forth in Section 9.4(a).
      ----------------------------

     "Stub Periods" has the meaning set forth in Section 8.1(c)(i).
      ------------

     "Survival Termination Date" has the meaning set forth in Section 8.11(a).
      -------------------------

     "Surviving Corporation" has the meaning set forth in Section 2.1.
      ---------------------

     "Subsidiary" of a Person means any corporation, partnership, limited
      ----------
liability company, joint venture, trust or estate of which (or in which) more than 50% of

          (i) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (ii) the interest in the capital or profits of such partnership or joint venture, or

          (iii)  the beneficial interest of such trust or estate

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Taxes" means any federal, state, provincial, local or foreign income,
      -----
alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

     "Threshold Amount" has the meaning set forth in Section 8.11(a).
      ----------------

     "Transfer Agent" has the meaning set forth in Section 3.2(a).
      --------------

     "Transfer Taxes" has the meaning set forth in Section 11.7.
      --------------

     "Tax Return" means any return, report, declaration, form, claim for refund
      ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Treasury Regulations" means the regulations prescribed pursuant to the
      --------------------
Code.

     "Unfiled Actions" means any claims, demands, grievances, inquiries or
      ---------------
investigations with respect to which written notice has been received since January 1, 1998.

     "USTM" means Union Square Theatre Management, Inc., a New York corporation,
      -----
and its successors and assigns.

     "USTM Contracts" has the meaning set forth in Section 5.12(a).
      --------------

     Section 1.2.  Construction.
                   ------------

     All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated. Action or conduct of the Company shall be determined based upon action or conduct by an officer or director of the Company, a Shareholder, or an agent of the Company acting within the scope of its authority.

                                  ARTICLE II.

                                    MERGER

     Section 2.1.  The Merger.
                   ----------

     Upon the terms and conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Merger Sub as provided herein. Thereupon, the corporate existence of Merger Sub, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of the Company shall be merged with and into Merger Sub, and Merger Sub as the corporation surviving the Merger (hereinafter sometimes called the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Nevada under the corporate name to be set forth in the Certificate of Merger.

     Notwithstanding the foregoing or anything else to the contrary in this Agreement, if the Merger Consideration is to be paid in cash pursuant to Section 3.1(b), the Company, and not Merger Sub, shall be the Surviving Corporation and this Agreement shall be deemed modified as appropriate to reflect the foregoing.

     Section 2.2.  Filing.
                   ------

     Upon the satisfaction or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3 hereof, the parties hereto will cause Articles of Merger, in form reasonably satisfactory to the Shareholders (the "Articles of Merger"), to be executed and filed with the Secretary of State of Nevada, as provided in
Section 92A.200 of the Nevada Revised Statutes and with the Secretary of State of the State of California as provided in Section 1108 of the California General Corporation Law.

     Section 2.3.  Effective Time of the Merger.
                   ----------------------------

     The Merger shall become effective immediately at the time of the filing of the Certificate of Merger with the office of the Secretary of State of the State of Nevada or at such later time specified in such Articles of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Closing Date."

     Section 2.4.  Certificate of Incorporation and By-Laws of Surviving
                   -----------------------------------------------------
Corporation.
-----------

     Upon the effectiveness of the Merger, the Articles of Incorporation of Merger Sub, as amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation and the By-Laws of Merger Sub as in effect on the date hereof shall be the By-Laws of the Surviving Corporation.

     Section 2.5.  Directors and Officers of Surviving Corporation.
                   -----------------------------------------------

          (a) The directors of Merger Sub immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, in each case until their successors are elected and qualified or until their earlier death, resignation or removal.

          (b) Unless otherwise provided in this Agreement, the officers of Merger Sub immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, in each case until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

     Section 2.6.  Waiver of Appraisal Rights.
                   --------------------------

     The Shareholders hereby expressly waive any and all appraisal rights that the Shareholders may be entitled to under the California General Corporation Law or the Articles of Incorporation of the Company.

                                 ARTICLE III.

                      MERGER CONSIDERATION; CONVERSION OR
                     CANCELLATION OF SHARES IN THE MERGER

     Section 3.1.  Merger Consideration; Conversion or Cancellation of Shares in
                   -------------------------------------------------------------
the Merger; Cash Purchase Price.
-------------------------------

          (a) Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted as follows:

               (i) All shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive a number of shares of duly authorized, validly issued, fully paid and non-assessable shares of the Class A Non-Voting Common Stock, par value $.01 per share, of Acquiror (the "Acquiror Non-Voting Common Stock"), and of the Class B Voting Common Stock, par value $.01 per share, of Acquiror (the "Acquiror Voting Common Stock"), equal to the quotient of (A) the Cash Purchase Price set forth in Section 3.1(b) hereof divided by (B) $3.046667 (such Acquiror Merger Shares, or in the alternative, the Cash Purchase Price as set forth in Section 3.1(b), hereinafter referred to as the "Merger Consideration"). The number of shares of Acquiror Voting Common Stock included in the Acquiror Merger Shares shall be the greatest whole number equal to or less than 20% of the total number of Acquiror Merger Shares, and the remainder of the Acquiror Merger Shares shall be Acquiror Non-Voting Common Stock.

               (ii) All shares of Company Common Stock to be converted into shares of Acquiror Stock pursuant to this Section 3.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of such shares, upon the surrender of such certificate in accordance with Section 3.2, the Merger Consideration (including cash in lieu of fractional shares as provided in Section 3.2).

               (iii) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock of the Surviving Corporation, which share shall be issued to Acquiror and shall constitute the only outstanding share of capital stock of the Surviving Corporation.

          (b) Notwithstanding anything contained herein to the contrary in any way relating to the Merger Consideration, in the event that (i) (A) the Financial Advisor determines that it is unable to deliver the Fairness Opinion for any reason related to the issuance of Acquiror Stock (but would be able to issue such Fairness Opinion if the Merger Consideration is paid in the form of cash) and (B) on such basis, the Conflicts Committee concludes that it would be imprudent to issue Acquiror Stock as the Merger Consideration, or (ii) the Shareholders shall reasonably determine that the Merger can not be effected by October 31, 2000 for any reason relating to the issuance of Acquiror Stock, including, without limitation, the failure to satisfy the condition in paragraph
(c) of Section 9.1 hereof, unless such failure is the result of any failure by the Company or the Shareholders to comply with their obligations hereunder, then in the case of clause (i) or clause (ii) Acquiror shall pay or cause to be paid in connection with the Merger to the Shareholders at the Closing Date, by wire transfer of immediately available funds, an aggregate amount equal to $10,000,000 less an amount equal to the Transfer Taxes under Applicable Law reasonably determined by the Shareholders and an amount equal to 50% of the cost of any title insurance policy reasonably deemed necessary by Acquiror (the "Cash Purchase Price") which Cash Purchase Price shall be in lieu of the Acquiror Stock otherwise to be issued pursuant to Section 3.1(a). Shareholders shall designate in writing at least three days prior to the scheduled date of payment of the Cash Purchase Price one United States bank account to which such payment is to be made.

     Section 3.2.  Payment for Shares in the Merger.
                   --------------------------------

     The manner of making payment for shares of Company Common Stock in the Merger shall be as follows:

          (a) If the Merger Consideration is Acquiror Stock, at the Effective Time Acquiror shall make available to a transfer agent selected by Acquiror (the "Transfer Agent"), for the benefit of those persons who immediately prior to the Effective Time were the holders of Company Common Stock, a sufficient number of certificates representing Acquiror Stock required to effect the delivery of the aggregate Merger Consideration required to be issued pursuant to Section 3.1(a). The Transfer Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the Acquiror Merger Shares contemplated to be issued pursuant to Section 3.1(a). In lieu of the issuance of fractional shares of Acquiror Common Stock, Acquiror or the Transfer Agent shall pay to each Shareholder an amount in cash equal to the fair market value of any fractional share of Acquiror Stock to which such Shareholder would have been entitled but for this sentence.

          (b) If the Merger Consideration is the Cash Purchase Price, at the Effective Time payment shall be made as set forth in Section 3.1(b).

     Section 3.3.  Transfer of Shares After the Effective Time.
                   -------------------------------------------

     No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation, Acquiror or the Exchange Agent, they shall be canceled and exchanged as provided in this Article III.

                                  ARTICLE IV.

                         CERTAIN EFFECTS OF THE MERGER

     Section 4.1.  Effect of the Merger.
                   --------------------

     On and after the Effective Time and pursuant to the Nevada Revised Statutes and the California General Corporation Law, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes, and be subject to all the restrictions, disabilities and duties of each of Merger Sub and the Company prior to the Merger; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Merger Sub and the Company, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Merger Sub and the Company. No liability or obligation due or to become due and no claim or demand for any cause existing against either Merger Sub or the Company, or any shareholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Merger Sub or the Company, or any shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Merger Sub or the Company.

     Section 4.2.  Further Assurances.
                   ------------------

     If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Merger Sub or the Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.

                                  ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND THE SHAREHOLDERS

     Except as set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), (i) the Company represents and warrants to Acquiror and Merger Sub as follows, (ii) the Shareholders, jointly and severally, represent and warrant to Acquiror and Merger Sub, with respect to Sections 5.1, 5.2, 5.3, 5.7, 5.8, 5.11 (except as to Section 5.11(d)), 5.13, 5.17, 5.20, 5.21 and 5.22,
as follows, subject to the same qualifications and limitations as are applicable to the Company, and (iii) the Shareholders, jointly and severally, represent and warrant to Acquiror and Merger Sub, with respect to all the provisions other than those set forth in clause (ii) as to their knowledge, as follows:

     Section 5.1.  Corporate Status.
                   ----------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the State of New York. The Company does not directly or indirectly own an interest in any corporation, partnership or other business entity.

          (b) The Company has delivered to Acquiror true, complete and correct copies of the Company's articles of incorporation and by-laws, in each case as amended and in effect on the date hereof and on the Closing Date. The Company is not in violation of its articles of incorporation (or other applicable charter document) or by-laws (or other applicable organizational document). The stock books of the Company which have been made available to Acquiror for its inspection are true and complete.

     Section 5.2.  Authorization, etc.
                   ------------------

          (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action on the part of the Company.

          (b) This Agreement has been duly executed and delivered by each of the Company and the Shareholders and constitutes the legal, valid and binding obligation of each of the Company and the Shareholders, enforceable against each of the Company and the Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  The Shareholders have approved this Agreement and the Merger.

          (d) Each other agreement to be executed in connection with this Agreement by the Company and the Shareholders on or prior to the Closing Date will be duly executed and delivered by each of the Company and the Shareholders, as the case may be, and will constitute a legal, valid and binding obligation of each of the Company and the Shareholders, enforceable against each of the Company and the Shareholders in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3.  Capital Stock of the Company.
                   ----------------------------

          (a) As of the date hereof, the Company's authorized capital stock consists in its entirety of one hundred (100) shares of Company Common Stock, of which twenty (20) shares are issued and outstanding, which shares are held beneficially and of record by the Shareholders set forth in Schedule 5.3(a) hereto. No Company Common Stock constitutes treasury stock. No other capital stock is authorized.

          (b) All the issued and outstanding shares of the Company are owned, beneficially and of record, by the Shareholders, are validly issued, fully paid and nonassessable and have been issued in full compliance with all Applicable Laws.

          (c) Other than this Agreement and as set forth in Schedule 5.3(c) hereto, there are no outstanding subscriptions, options, rights, warrants, stock-based or stock-related awards, convertible, exercisable or exchangeable securities, or other agreements or commitments obligating the Company or any Shareholders to issue, grant, award, purchase, acquire, sell or transfer any shares of the Company's capital stock of any class, or other securities of the Company (including any agreement or commitment obligating the Company to enter into any employee compensation arrangement based on any valuation or transaction price of, or change of ownership in, shares of its capital stock), and the Company shall not, and shall cause each Shareholder not to, issue, grant, award, purchase, acquire, sell or transfer such capital stock or other securities prior to the Closing Date. There are no voting trusts, proxies or other agreements or understandings to which the Company or any Shareholder is a party with respect to the voting of capital stock of the Company. On or prior to the Closing Date, all the agreements, documents and instruments listed on Schedule 5.3(c) either
(i) shall be terminated and of no force and effect or (ii) shall be amended to release all of the assets of the Company, and all Company Common Stock from all liens, liabilities or other obligations created thereunder. On the Closing Date, upon consummation of the transactions contemplated by this Agreement and pursuant to the Merger, Acquiror will acquire good and valid title to the Company Common Stock, free and clear of any and all Liens of any kind.

          (d) Each Shareholder is the sole owner, beneficially and of record, of all the Company Common Stock listed opposite such Shareholder's name on
Schedule 5.3(a) and has good and valid title to all the Company Common Stock listed opposite such Shareholder's name on Schedule 5.3(a), free and clear of all Liens of any kind, except for pledges of stock described in Schedule 5.3(a), all of which will be released prior to the Effective Time. Other than this Agreement, the Company Common Stock is not subject to any voting commitment or understanding restricting or otherwise relating to voting, dividend rights or the disposition of such shares or otherwise. On the Closing Date, upon consummation of the transactions contemplated by this Agreement and pursuant to the Merger, Acquiror will acquire good and valid title to the Company Common Stock, free and clear of any and all Liens of any kind.

               (e) The Company does not own, directly or indirectly, any interest or investment (whether in equity or debt) in any Person.

          Section 5.4.  No Conflicts, etc.
                        -----------------

          The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation or breach of or a default under (with or without the giving of notice or the lapse of time or both), or result in the termination or suspension of, or accelerate the performance required by, or give rise to any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any Lien on any of the properties or assets of the Company under
(i) the articles of incorporation or by-laws of the Company, (ii) any Applicable Law applicable to the Company or any of its properties or assets, or (iii) except as set forth in Schedule 5.4, any Company Contract which would have, individually or in the aggregate, a Company Material Adverse Effect or interfere in any material respect with the Company's ability to consummate the transactions contemplated by this Agreement. Except as specified in Schedule 5.4, no Governmental Approval or other Consent is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          Section 5.5.  Financial Statements.
                        --------------------

          The Company has previously delivered to Acquiror (a) the audited balance sheet of the Company as of the end of the fiscal year ended December 31, 1998 and the audited balance sheet of the Company as of the end of the fiscal year ended December 31, 1999 (the "December Balance Sheet"), and the unaudited balance sheet as of March 31, 2000 (the "Interim Balance Sheet"), along with the accompanying statements of income and statements of cash flow for the fiscal years ended December 31, 1998 and 1999, the accompanying audited statements of income and statements of cash flow for the fiscal years ended December 31, 1998, and the unaccompanying statements of income and cash flows for the three-month periods ended March 31, 1999 and 2000 (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 5.5. The Financial Statements fairly present the financial condition and results of operations of the Company, and the other information presented therein, as of the date and for the periods indicated therein, respectively. The Financial Statements have been prepared in accordance with GAAP consistently applied and are in accordance with both (i) the books and records of the Company, which books and records are true, complete and correct in all material aspects and (ii) the books and records of USTM delivered to the Company. The Company has provided or made available to Acquiror or Merger Sub and the representatives thereof a true and complete set of its books and records.

          Section 5.6.  Indebtedness for Borrowed Money; Guarantees.
                        -------------------------------------------

          Except as set forth in the Financial Statements, the Company has not incurred, assumed, guaranteed or discharged any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, or any indebtedness (including any Debt), except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent (in amount and kind) with prior practice.

          Section 5.7.  Taxes.
                        -----
               (a) The Company has duly and timely filed all tax returns with respect to Taxes required to be filed on or before the Closing Date. All such tax returns are true, complete and correct. All Taxes owed by the Company (whether or not shown on any tax return) have been duly and timely paid. The Company has not extended or otherwise waived the benefit of any applicable statute of limitations or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (b) The Company has withheld all required amounts in respect of Taxes from its agents, contractors and nonresidents and, to the extent required, has remitted such amounts to the proper agencies.

               (c) The Company is not aware of any assertion by any Governmental Authority that the Company owes any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either claimed or raised by any Governmental Authority in writing.

               (d)  The Company is not a "foreign person" within the meaning of
Section 1445(b)(2) of the Code.

               (e) The Company has never filed or been included in any combined Tax Return with any other Person or been a member of an affiliated group filing a consolidated federal income Tax Return. The Company does not otherwise have any liability for the Taxes of any other Person under Treasury Regulation
(S)1.1502-6 (or any comparable provision of state, local or foreign Tax law) and the Company is not party to or bound by any tax sharing agreement, tax indemnity obligation, or similar agreement with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement with respect to Taxes with any Governmental Authority) and is not otherwise responsible by contract or law (including theories of successor or transferee liability) or otherwise, for the Taxes of any other Person.

               (f) The Company has not sold, transferred, conveyed, or in any manner disposed of any assets which disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

          Section 5.8.  Absence of Changes.
                        ------------------
          Except as set forth in Schedule 5.8 or Schedule 5.9, since January 1, 2000, the Company has conducted its business in the ordinary course and the Company has not:

               (a)  suffered any Company Material Adverse Effect;

               (b) mortgaged, pledged or subjected to any other Lien, any property, business or assets, tangible or intangible;

               (c) sold, transferred, leased to others or otherwise disposed of any material assets, or canceled or compromised any material debt or claim, or waived or released any right of substantial value;

               (d) received any written notice of termination of any material Contract (including, without limitation, the Lease);

               (e) suffered any material damage, destruction or loss (whether or not covered by insurance), affecting any material asset of the Company and resulting in any case or in the aggregate, in a loss in excess of $100,000;

               (f) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

               (g) made any change in the accounting, auditing or tax methods, practices or principles of the Company;

               (h) entered into any transaction, Contract, or commitment other than in the ordinary course of business consistent (in amount and kind) with past practice, or paid or agreed to pay any legal, accounting or brokerage fees, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

               (i) amended its articles of incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided, combined or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

               (j) made any declaration of, or set aside or paid, any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Company, or issued, pledged or sold any shares of capital stock of the Company, or any other securities or rights, convertible into or exchangeable for or conferring the right to purchase shares of capital stock of the Company (or entered into any agreement, arrangement or other understanding to do the same) or directly or indirectly purchased, redeemed, retired or otherwise acquired any shares of capital stock of the Company or other securities convertible into, exchangeable for or conferring the right to purchase shares of capital stock of the Company (or entered into any agreement, arrangement or other understanding to do the same).

     Section 5.9.  Litigation.
                   ----------

          (a) Except as set forth on Schedule 5.9(a), there are no Filed Actions or Unfiled Actions (collectively, "Actions"), civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Company, threatened in writing against the Company or any of the assets or properties of the Company before any court or governmental or regulatory authority or body or arbitrator, which, if such Action were determined adversely to the Company, would have, individually or in the aggregate, a Company Material Adverse Effect, seeking unspecified damages in excess of $100,000 or any injunctive or other equitable relief which is not covered by insurance. None of the assets, property or other rights of the Company thereof is subject to any order, judgment, injunction, writ or decree which would have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) Except as set forth in Schedule 5.9(b), there are no judgments unsatisfied against the Company or consent decrees or injunctions to which the Company is subject.

               (c) There is no Action pending, or to the Company's knowledge, threatened in writing, by or against or affecting the Company in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby which does not arise as a result of or is in any way related to any action or inaction of, or a condition or event relating to, Acquiror or any of its Affiliates.

          Section 5.10.  Compliance with Laws; Governmental Approvals and
                         ------------------------------------------------
                         Consents.
                         ---------

               (a) Except as set forth in Schedule 5.10(a), to the knowledge of the Company, the Company has received no written communications advising it that it has failed to comply in any material respects with any Applicable Laws applicable to the Company, except where such noncompliance, in the aggregate, would not have a Company Material Adverse Effect.

               (b) The Company and USTM have all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the business of the Company, except for any such Governmental Approvals and Consents the lack of which would not in the aggregate result in a Company Material Adverse Effect. Schedule 5.10(b) sets forth a list of all such Governmental Approvals, together with, for each Governmental Approval, its issuing authority, date of issuance or last renewal and date of expiration, if any. All such Governmental Approvals will remain in effect following the Merger. The Company has made available to Acquiror copies of all such documents evidencing the Governmental Approvals and Consents. The Governmental Approvals have not been amended or modified except as set forth in Schedule 5.10(b). All Governmental Approvals have been issued by the appropriate Governmental Authority having jurisdiction over the Company, have been paid for in full (other than any periodic renewal or maintenance fees due after the Closing Date) and are in full force and effect. There are no pending or, to the knowledge of the Company, threatened proceedings for the revocation of any of the Governmental Approvals.

          Section 5.11.  Assets.
                         ------
               (a)  Owned Real Property.  The Owned Real Property consists of
                    -------------------
the properties listed on Schedule 5.11(a).

               (b)  Lease.  (i)  (A) The Lease is in full force and effect and
                    -----
constitutes the legal and binding obligation of the Company and to its knowledge, the other parties thereto, enforceable according to its terms, (B) the Company is not in default under the Lease, (C) to the knowledge of the Company, no other party to the Lease is in default thereunder, and (D) except as set forth in Schedule 5.11(b)(i)(D) there exist no conditions which, with notice or lapse of time, or both, would constitute a default by the Company (or, to the knowledge of the Company, a default by any other party thereto) under the Lease, other than defaults or events which, in the aggregate, would not have a Company Material Adverse Effect. The Company has made available to Acquiror a true and complete copy of the Lease. The Lease has not been amended or modified. The Company is the holder of the tenant's interest under the Lease and is in possession of the Leased Real Property and, to the knowledge of the Company, no other person has any interest as tenant or lessee in or to the Lease or any rights to possession or occupancy of any portion of the Leased Real Property, except for the rights granted under the Occupancy Agreements. No portion of the security deposit under the Lease has been applied or returned by the landlord under the Lease, and the landlord under the Lease is holding the full amount of the security deposit as specified in the Lease (with the interest thereon).

               (ii) There are no agreements providing any person other than the Company the right to possession or occupancy of any portion of the Leased Real Property or owned Real Property other than the Occupancy Agreements listed on
Schedule 5.11(b)(ii). The Occupancy Agreements consist of the documents identified on Schedule 5.11(b)(ii). The Company has made available to Acquiror true and complete copies of the Occupancy Agreements. The Occupancy Agreements have not been amended or modified except as set forth in the documents identified in Schedule 5.11(b)(ii). Schedule 5.11(b)(ii) sets forth the amount of the security deposit, if any, under each Occupancy Agreement. No portion of such security deposit has been applied or returned by the Company or any Affiliate, and the Company is holding the full amount of each security deposit as specified in an Occupancy Agreement (with the interest thereon). No tenant under any of the Occupancy Agreements has made, has asserted or has any defense, setoff or counterclaim with regard to its tenancy, or is entitled to "free" rent, rent concessions, rebates or rent abatements, or has questioned or disputed its share of any real estate tax or other escalation payments, additional rent or other charges required to be paid under its Occupancy Agreement. No rent, additional rent or any other charge under any of the Occupancy Agreements has been prepaid for more than one month except for security. Each Occupancy Agreement is in full force and effect and constitutes the legal and binding obligation of the Company and, to its knowledge, the other parties thereto, enforceable according to its terms; the Company is not in default under any Occupancy Agreement; to the knowledge of the Company, no other party to any Occupancy Agreement is in default thereunder, and there exist no conditions which, with notice or lapse of time, or both, would constitute a default by the Company (or, to the knowledge of the Company, a default by any other party thereto) under any Occupancy Agreement, other than defaults or events which, in the aggregate, would not have a Company Material Adverse Effect.

          (c)  Title to Assets.
               ---------------

               (i) The Company owns all of its assets and interests in assets, whether real, personal, mixed, tangible, and intangible, which constitute all the assets and interests in assets that are used in the business of the Company including, without limitation, the Owned Real Property.

                    (ii) All the assets and interests in assets of the Company are free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of all Liens, easements, rights of way, covenants, conditions, or restrictions, except (w) those disclosed in the December Balance Sheet, if any, (x) statutory liens for taxes or assessments not due or delinquent or the validity of which is being contested in good faith, (y) in the case of any Leased Real Property, the terms of the Lease and the Occupancy Agreements and, in the case of both the Owned Real Property and the Leased Real Property, any exceptions to title disclosed on Schedule 5.11(c)(ii), and (z) possible minor matters that, individually or in the aggregate, are not substantial in amount, do not materially detract from or interfere with the present or intended use of any of these assets (the items described in clauses (w) (except, at Closing, as they relate to any Debt), (x), (y) and (z) above are herein sometimes called "Permitted Liens").

                    (iii) Except as set forth in Schedule 5.11(c), none of the Shareholders nor any member of each such Shareholder's family nor any of their respective Affiliates owns or has any interest in any of the assets that are used in the business of the Company except for each Shareholder's indirect interest through ownership of the Company Common Stock.

               (d) The assets owned or leased by the Company include all assets required for the continued conduct of the business by the Company after the Closing Date as such business is currently conducted.

               (e) The Company has not transferred, and prior to the Closing will not transfer, any development rights applicable to any Owned Real Property, and has not made, and prior to the Closing will not make, any filings with any municipal agency or department for any construction on any Theatre.

               (f) Schedule 5.11(f) sets forth a list of all material tangible personal property of the Company.

               (g) The beneficial owner of the Theatres for federal income tax purposes is not a "foreign person" within the meaning of Section 1445 of the Code and the Company agrees that it will deliver, or cause to be delivered, to Acquiror at Closing an affidavit prepared in accordance with Treasury Regulation
Section 1.1445-2(b)(2) stating that the beneficial owner of the Theatres for federal income tax purposes is not a foreign person.

               (h) The Company has not received written notice that any assets of the Company are subject to or affected by a pending or contemplated assessment for public improvements whether or not presently a Lien thereon.

               (i) Except as set forth in Schedule 5.11(i), no work has been performed, or caused to be performed, by the Company or any Shareholder, or was ordered by the Company or any Shareholder and is in progress, at and no materials have been furnished by the Company or any Shareholder to the Theatres or any portion thereof which might give rise to mechanics, materialmen's, or other Liens against the assets of the Company or any portion thereof.

               (j) To the knowledge of the Company and the Shareholders, the Company has not, during the two-year period ending on the date hereof, received any written report, written notice (including from any Governmental Authority) or other written materials disclosing or alleging material structural defects in any of the buildings or other material fixtures and improvements at the Theatres, except as set forth in Schedule 5.11(j) hereof; and a true and complete copy of all such reports, notices and other materials so disclosed either have been delivered to Acquiror or are available for its review.

          Section 5.12.  Contracts.
                         ----------
               (a) Schedule 5.12(a)(i) contains a complete and correct list of all written Contracts and a description of all material oral Contracts, to which the Company is a party (the "Company Contracts"), and Schedule 5.12(a)(ii) contains a complete and correct list of all written Contracts and a description of all material oral Contracts under which any of the Company's assets, properties or business is bound and to which USTM is a party (the "USTM Contracts"), in either case, which constitute (i) mortgages, indentures, security agreements, and other agreements and instruments relating to the borrowing of money by or from, or any extension or credit to or from, the Company; (ii) operating agreements, carrier agreements and other vendor agreements; (iii) agreements or commitments for capital expenditures; (iv) brokerage or finder's agreements; (v) partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses; (vi) contracts or commitments to sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of business; (vii) contracts or commitments limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person, and any nondisclosure or nonsolicitation agreements which limit the Company; (viii) any other agreements, contracts and commitments material to the business, operations or financial condition of the Company, except for Contracts of the types referred to in clauses (ii), (iii), (v) or (viii) above which do not relate to an aggregate obligation of the Company or collectibles against assets or properties of the Company of more than $50,000. All Company Contracts and all USTM Contracts are in full force and effect, the Company has performed all of its Obligations under each Company Contract, USTM has performed all of its Obligations under each USTM Contract and there is no default, violation or breach by the Company or USTM or any other party under any Company Contract or USTM Contract which affects the enforceability of such Company Contract or USTM Contract or any party's rights thereunder.

               (b) There does not exist under any Company Contract or any USTM Contract, any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder by the Company or USTM to any of the Company Contracts or USTM Contracts except as set forth in Schedule 5.12(b) and except for such events or conditions that, individually and in the aggregate, (i) have not had or resulted, and are not likely to result, in a Company Material Adverse Effect, and (ii) have not materially impaired and are not likely to impair the ability of the Company or USTM to perform its obligations under such Contract. Except as set forth in Schedule 5.12(b), each of the Company Contracts and USTM Contracts is a legal, valid, binding and enforceable obligation of the Company and USTM and the other parties thereto. Except as set forth in Schedule 5.12(b), no consent of any third party is required under any Company Contract or any USTM Contract as a result of or in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

               (c) Schedule 5.12(c) sets forth a true and complete description of all advances held by or on behalf of the Company under any of the Company Contracts or the USTM Contracts (the "Advances").

               (d) USTM is an independent contractor of, and has acted as an agent of, the Company in those circumstances described in Section 5.12(a); provided, however, nothing herein shall apply to acts of USTM following the Closing Date or the relationship of USTM to the Company following the Closing Date.

          Section 5.13.  Insurance.
                         ---------

          Schedule 5.13 lists, as of the date of this Agreement, all insurance policies maintained by the Company. No notice of cancellation, termination, or reduction of coverage, and no notice of intention to cancel, terminate or reduce coverage under any such insurance policy has been received by the Company. Such policies are in full force and effect, except as to matters or defaults which, in the aggregate, would not have a Company Material Adverse Effect, and all premiums due thereon have been paid.

          Section 5.14.  Environmental Matters.
                         ---------------------

          Except as set forth on Schedule 5.14: (i) to the knowledge of the Company, the Company and each of the Company Real Properties are in compliance with, and have no liability under any or all applicable Environmental Laws, except where the failure to comply or such liability would not have a Company Material Adverse Effect; (ii) neither the Company, any of the Company Real Properties nor USTM have been alleged in writing by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to, any Environmental Law, the violation of which would have a Company Material Adverse Effect; and (iii) to the knowledge of the Company, there are no facts or circumstances which would result in any claims against the Company relating to environmental matters which, in the aggregate, would have a Company Material Adverse Effect.

          Section 5.15.  Employees.
                         ---------

          The Company is not a party to or bound by any employment contract with any employee or collective bargaining agreement covering any employees and, except as set forth in Schedule 5.15, has no employees.

          Section 5.16.  Pension Plans.
                         -------------

          The Company has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

          Section 5.17.  Brokers, Finders, etc.
                         ---------------------

          All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of the Company or any of its respective Affiliates in such manner as to give rise to any valid claim against Acquiror or the Surviving Corporation for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent, sales representative, relative of or consultant to the Company or the Surviving Corporation or their respective Affiliates upon consummation of the transactions contemplated hereby or thereby.

          Section 5.18.  Disclosure.
                         ----------

          No representation or warranty of the Company in this Agreement contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

          Section 5.19.  Effect of Transaction.
                         ---------------------

          No creditor, employee or customer of the Company having a material business relationship with the Company has informed the Company that such Person intends to change the relationship because of the Merger or any of the transactions contemplated hereby, nor does the Company have knowledge of any such intent.

          Section 5.20.  Board Recommendation.
                         --------------------

          The board of directors of the Company has unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, has determined that the transactions contemplated by this Agreement are in the best interests of the Shareholders and has recommended that the Shareholders vote in favor thereof. The Shareholders have unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby.

          Section 5.21.  Securities Matters.
                         ------------------

               (a)  The address set forth opposite each Shareholder's name on
Schedule 5.21 is such Shareholder's principal residence, and all communications with respect to the Acquiror Merger Shares to be received by such Shareholder have been made in such state of residence.

               (b) The Acquiror Merger Shares will be acquired by each Shareholder for such Shareholder's own account, not as a nominee or agent, for investment and without a view to resale or distribution within the meaning of the Securities Act, and such Shareholder will not distribute or transfer any of such Acquiror Merger Shares in violation of the Securities Act or the applicable securities Laws of any state.

               (c) Each Shareholder acknowledges that none of the Acquiror Merger Shares to be received by such Shareholder will have been registered under the Securities Act or the Applicable Laws of any state on the grounds that the issuances thereof to the Shareholders in connection with this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act ("Regulation D"), and that the reliance of Acquiror on such exemptions is predicated in part on the representations, warranties, covenants and acknowledgements set forth in this
Article V. Each Shareholder (i) acknowledges that the Acquiror Merger Shares may not be resold unless the Acquiror Merger Shares are subsequently registered under the Securities Act or an exemption from registration is available; (ii) is aware that any routine sales of the Acquiror Merger Shares made pursuant to Rule 144 of the Securities and Exchange Commission (the "SEC") under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required; (iii) is aware that Rule 144 is not now and for a period of at least one year following the Closing Date will not be, available for use by such Shareholder for resale of the Acquiror Merger Shares; and (iv) is aware that Acquiror is not obligated to register any sale, transfer or other disposition of the Acquiror Merger Shares, except to the extent provided in the Registration Rights Agreement.

               (d) Each Shareholder is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

               (e) Each Shareholder is well versed in financial matters, has had dealings over the years in securities, including "restricted securities," and, either alone or together with such Shareholder's advisors, has such knowledge and experience in financial and business matters that such Shareholder is fully capable of evaluating the risks and merits of such Shareholder's investment in the Acquiror Merger Shares.

               (f) Each Shareholder acknowledges receipt of the SEC Reports, and such other documents, agreements and information as such Shareholder has required, and confirms and acknowledges that (i) Acquiror has afforded such Shareholder the opportunity to ask questions of and receive answers from the officers of Acquiror concerning the terms and conditions of this Agreement and such Shareholder's investment in the Acquiror Merger Shares and to obtain such additional information as such Shareholder has requested; (ii) such Shareholder has availed such Shareholder of such opportunity for to the extent such Shareholder deems it necessary and has received the information requested; (iii) Acquiror also has made available for inspection by such Shareholder's agents, attorneys and/or accountants such additional information as such Shareholder has requested; and (iv) such Shareholder is aware of the provisions of the Exchange Act, and the rules and regulations thereunder relating to insider trading and that if such Shareholder is privy to material, non-public information regarding Acquiror, such Shareholder cannot trade in the Acquiror Stock or other securities of Acquiror.

               (g) Each Shareholder acknowledges and agrees that the certificates representing the Acquiror Merger Shares issuable to such Shareholder will contain a restrictive legend noting the restrictions on transfer described in Section 8.9 hereof and under federal and state Applicable Laws, and that appropriate "stop-transfer" instructions will be given to Acquiror's stock transfer agent.

          Section 5.22.  Other Businesses.  The Company has not conducted any
                         ----------------
business other than the operation of the Theatres. Except as set forth in
Schedule 5.22, neither Shareholder has any personal interest in any Contract to which the Company is a party or any property used in the Company's business.

                                  ARTICLE VI.

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

          Acquiror and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders that:

          Section 6.1.  Organization and Qualification.
                        ------------------------------

               (a) Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Acquiror and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.

               (b) Acquiror has delivered to the Company accurate and complete copies of the articles of incorporation (or other applicable charter document) and by-laws (or other applicable organizational document), each as amended to date, of each of Acquiror and Merger Sub. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its articles of incorporation (or other applicable charter document) or by-laws (or other applicable organizational document).

          Section 6.2.  Capitalization.
                        --------------

               (a) The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Non-Voting Stock, par value $.01 per share, 20,000,000 shares of Acquiror Voting Common Stock, par value $.01 per share, and 20,000,000 shares of Acquiror's preferred stock, par value $.01 per share. As of the date hereof, 5,335,913 shares of Acquiror Non-Voting Stock, 1,333,969 shares of Acquiror Voting Common Stock, and no shares of Acquiror's preferred stock are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable and free of preemptive rights.

               (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, of which 100 shares are issued and outstanding, validly issued, fully paid and non-assessable and free of preemptive rights.

          Section 6.3.  Authority Relative to Agreement.
                        -------------------------------

               (a) Each of Acquiror and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the board of directors (or a duly authorized committee) of Acquiror and Merger Sub.

               (b) This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by the Company and the Shareholders, constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     Section 6.4.  No Violations, etc.
                   -------------------

               (a) If the filings, permits, authorizations, consents and approvals or waivers thereof the at are identified in Schedule 6.4(a) and
Section 6.4(b) are completed prior to or contemporaneously with the Merger, neither the execution and delivery of this Agreement by Acquiror and Merger Sub nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Acquiror and Merger Sub with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of Acquiror or Merger Sub under, any of the terms, conditions or provisions of (A) their respective charters or by-laws or (B) any Contract to which Acquiror or Merger Sub is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or Merger Sub or any of their respective properties or assets, except, in the case of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of Liens, which would not, individually or in the aggregate, either have an Acquiror Material Adverse Effect or materially impair Acquiror's or Merger Sub's ability to consummate the Merger or other transactions contemplated hereby.


               (b) No filing or registration with, no notification to and no Consent of any Governmental Authority is required of Acquiror or Merger Sub in connection with the execution and delivery of this Agreement or the consummation by Merger Sub of the Merger or other transactions contemplated hereby, except
(i) as required by (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, (B) state securities or "blue sky" laws and (C) AMEX;
(ii) the filing and recordation of appropriate merger documents as required by the Nevada Revised Statutes and the California General Corporation Law; and
(iii) such other Consents the failure of which to be obtained, made or given would not, individually or in the aggregate, either have an Acquiror Material Adverse Effect or materially impair Acquiror's or Merger Sub's ability to consummate the Merger or other transactions contemplated hereby.


     Section 6.5.  Commission Filings; Financial Statements.
                   ----------------------------------------
             (a) Acquiror has filed all required forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 to the date hereof (as supplemented and amended since the time of filing, collectively, the "SEC Reports") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquiror and its Subsidiaries included or incorporated by reference in such SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Acquiror and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim financial statements, contain all adjustments so to present fairly).

               (b) The proxy statement which may be issued by Acquiror in connection with the Citadel Stockholder Approval (the "Proxy Statement") will not, at the time it is mailed to the stockholders of Acquiror, contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder; provided, that no representation is made with respect to any information furnished by the Company or either Shareholder or any of their Affiliates.

          Section 6.6.  Absence of Changes or Events.
                        ----------------------------

          Except as set forth in the SEC Reports, and except for the transactions contemplated hereby and by the other Contracts entered into on or about the date hereof between Acquiror and its Affiliates, on the one hand, and the Shareholders and their Affiliates, on the other, since December 31, 1998, Acquiror and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change in the business, financial condition or results of operations of Acquiror which has had, or could have, an Acquiror Material Adverse Effect and Acquiror has conducted its business in the ordinary course consistent with their past practices.

          Section 6.7.  Litigation.
                        ----------

          Except as set forth in the SEC Reports, there are no (i) Actions, pending or, to the knowledge of Acquiror, threatened in writing against or relating to Acquiror before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Acquiror is a party, except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, materially impair Acquiror's or Merger Sub's ability to consummate the Merger, or which would be reasonably likely to have an Acquiror Material Adverse Effect.

          Section 6.8.  Board Recommendation.
                        --------------------

          The board of directors (or a duly authorized committee thereof) of Acquiror and Merger Sub have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, have determined that the transactions contemplated by this Agreement are in the best interests of their stockholders and, in the case of Acquiror, will recommend that the stockholders of Acquiror vote in favor thereof. Acquiror agrees that it will use its commercially reasonable efforts to call and convene a special meeting of its stockholders for the purpose of soliciting the requisite vote of its stockholders in favor of the Merger to the extent that such approval is required by the rules of AMEX with respect to the issuance of the Acquiror Merger Shares (the "Citadel Stockholder Approval").

          Section 6.9.  Finders or Brokers.
                        ------------------

          None of Acquiror, the board of directors of Acquiror or any member of the board of directors of Acquiror has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, other than the Financial Advisor, the fees and expenses of which will be paid by Acquiror.

          Section 6.10.  Due Diligence.
                         -------------

               (a) Acquiror acknowledges that it has been provided with the opportunity (i) to examine the physical properties of the Company, (ii) to meet and discuss with the officers, employees, agents and accountants of the Company, the Shareholders and USTM and (iii) to examine such other data concerning the Company.

               (b) Except as otherwise specifically set forth in this Agreement, neither the Company nor the Shareholders nor any Affiliate of either, nor anyone acting on behalf of any of them, has made any representation or warranty of any kind whatsoever, express or implied, including, without limitation, as to the safety, title, condition, quality, quantity, fitness for use, merchantability, or any other characteristic, of any of the assets of the Company (including, without limitation, the Real Property, buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures and structures of the Company), or as to whether such assets or the ownership, use, occupancy or possession thereof complies with any laws, rules, regulations or requirements of any kind. In addition, except as otherwise expressly provided herein, as between Acquiror on the one hand and the Company and the Shareholders on the other hand, Acquiror assumes all risks, existing or future, relating to the safety, title, condition, quality, fitness for use, merchantability, or any other quality or characteristic, latent or not, of the assets of the Company; any defect in title or ownership or any title encumbrance now or hereafter existing with respect to such assets; any inability or illegality with respect to the use, ownership, occupancy or possession of any of the assets; or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                                 ARTICLE VII.

                CONDUCT OF BUSINESS OF THE COMPANY AND ACQUIROR
                              PENDING THE MERGER

     Section 7.1.  Conduct of Business of the Company Pending the Merger.
                   ------------------------------------------------------

          (a) Except as contemplated by this Agreement or as expressly agreed to in writing by Acquiror, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization (including its relationships with customers, suppliers and others having business relations with it); will duly comply in all material respects with the terms and conditions of all Governmental Approvals; will not change its policy with respect to maintenance of Concessions by the Company; and will take all commercially reasonable action to maintain and keep its assets in operating condition as in effect on the date hereof in all material respects, reasonable wear and tear excepted. Neither the Company nor the Shareholders will take any action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date hereof and prior to the Effective Time, the Company will not, and the Shareholders will not permit the Company to, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld or delayed:

          (i) amend its articles of incorporation, by-laws or other organizational documents;

          (ii) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock;

          (iii) split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

          (iv) (A) create, incur, assume, maintain or permit to exist any debt for borrowed money; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, continently or otherwise) for the obligations of any other person; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

          (v) (A) pay or agree to pay any pension, retirement allowance, welfare benefit or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any director or officer or employee, whether past or present, relating to any such pension, retirement allowance, welfare benefit or other employee benefit, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with any employee, (C) except as may be required to comply with Applicable Law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof, or (D) increase the compensation of any employee, consultant or agent;

          (vi) except as otherwise expressly contemplated by this Agreement, enter into or amend in any material respect or terminate any material Contract;

          (vii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of any amount of assets or securities outside of the ordinary course of business, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of assets or securities outside of the ordinary course of business or any change in its capitalization, or any entry into a material Contract or any amendment or modification of any material Contract or any release or relinquishment of any material Contract rights;

          (viii) authorize or commit to make capital expenditures in excess of $50,000 in the aggregate in the Company's business;

          (ix) make any change in the accounting methods, accounting practices or tax policies or procedures followed by the Company;

          (x) settle any Action, including, without limitation, any material federal, state, or local income tax proceeding or audit, in which the Company must pay any amount not covered by insurance in excess of $10,000 without the consent of the Acquiror (which consent shall not be unreasonably withheld or delayed);

          (xi) make any election under the Code which would have a Company Material Adverse Effect;

          (xii) take or cause to be taken, whether before or after the Effective Time, any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, subject to Section 3.1(b);

          (xiii) enter into any Contract for or otherwise book any new show for performance on any Leased or Owned Real other than a Contract or booking that (i) is substantially similar in quality to shows customarily booked at the theatres and (ii) can be terminated without penalty by the Company on notice of 30 days or less; or

          (xiv)  agree to do any of the foregoing.

          (b) Any action taken in material breach of Section 7.1(a) of which Acquiror has notice prior to the Closing may be the basis of a termination of this Agreement by Acquiror but may not give rise to damages under this Agreement if Acquiror causes the Merger to be effected, except as otherwise provided in
Section 9.4.

          (c) Notwithstanding anything contained in Section 7.1(a) or in this Agreement to the contrary, the Company shall be permitted to declare, prior to the Closing Date, a dividend of an amount not exceeding the Working Capital as such term is defined in accordance with GAAP based upon the balance sheet of the Company estimated as of the Closing Date.

     Section 7.2.  Acquisition Proposals.
                   ----------------------

     Following the execution of this Agreement, none of the Company, the Shareholders nor any of the Company's directors or officers or other representatives or agents of the Company or the Shareholders shall, directly or indirectly, communicate, solicit, initiate, encourage, or participate (including furnishing information concerning the Company's business, properties or assets) in any discussions or negotiations with regard to any proposal to acquire, directly or indirectly, any shares of the capital stock of the Company, or with regard to any other transaction relating directly or indirectly to a stock sale, merger, consolidation or other business combination involving the Company or the Shareholders, or the acquisition of a substantial portion of the assets of the Company (an "Acquisition Proposal"). The Company and the Shareholders will immediately communicate to Acquiror the identity of any Person that contacts the Company or the Shareholder with respect to a potential Acquisition Proposal.

     Section 7.3.  Conduct of Business of Acquiror Pending the Merger.
                   ---------------------------------------------------

     Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Acquiror will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Acquiror will not, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed

          (a) amend its articles of incorporation or by-laws except as set forth in this Agreement;

          (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock, except as otherwise expressly provided in this Agreement;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to any plan of liquidation or dissolution;

          (d) take or cause to be taken, whether before or after the Effective Time, any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, except in the event that the Shareholders are to receive the Cash Purchase Price pursuant to Section 3.1(b); or

          (e)  agree to do any of the foregoing.

     Section 7.4.  Debt.
                   -----

     Prior to the Closing Date, the Company will, and the Shareholders will cause the Company to, (a) discharge or satisfy all Debt on which the Company is obligated, or otherwise obtain the release of the Company from all obligations thereunder, and (b) obtain releases of all Liens on any assets of the Company, other than Permitted Liens, and of all Liens on any Company Common Stock.

                                 ARTICLE VIII.

                           COVENANTS AND AGREEMENTS

     Section 8.1.  Additional Agreements; Cooperation.
                   -----------------------------------

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, as such party may reasonably request, including using its commercially reasonable efforts to (i) obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts that are specified on Schedule 8.1(a), (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations,
(iii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) fulfill all conditions to this Agreement. Without in any way limiting the generality of the foregoing, the Company and the Shareholders agree that they will, at Acquiror's request, reasonably cooperate with Acquiror and provide reasonable assistance, at Acquiror's sole cost and expense, in connection with Acquiror's attempt to negotiate a management agreement with USTM with respect to the management and operation of the theatres and shall not take any action that would materially impair the ability of Acquiror in connection therewith.

          (b) Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of any applicable Federal or state statute, any transfer tax filings, and any filing by Acquiror with the SEC relating to this Agreement (including the Proxy Statement). At any time upon the written request of Acquiror, the Company shall advise Acquiror of the number of shares of Company Common Stock outstanding on such date.

          (c)  (i)   The Company shall furnish or cause to be furnished to
Acquiror, for inclusion in the Proxy Statement or Acquiror's filings under state "blue-sky" or securities laws, and for use thereafter in Acquiror's filings under the Securities Act and Exchange Act, such information about the Company and its business as may reasonably be required in connection therewith, and shall continue to furnish or cause to be furnished such information for the purpose of supplementing the Proxy Statement, until the Closing Date or termination of this Agreement. Such information shall include, without limitation, (A) additional financial statements as of and for the year ended December 31, 1999 (the "1999 Statements") and, if required, unaudited financial statements as of and for the periods (the "Stub Periods") from January 1, 2000 to a fiscal quarter end not later than 135 days prior to the date of the Proxy Statement and the corresponding period of 1999 ("Interim Financial Statements"),
(B) management's discussion and analysis of financial condition and results of operations, relating to the Financial Statements, the 1999 Statements, and the Interim Financial Statements, as needed, in accordance with the rules under the Exchange Act and accompanied by a procedures letter of the Company's accountants in accordance with Statement of Auditing Standards No. 35, and (C) selected financial data for such periods as may be required to be set forth in the Proxy Statement.

               (ii) The Shareholders shall cause the Company to provide such information with respect to the Company and its business as is reasonably requested by Acquiror for inclusion in the Proxy Statement which information shall not contain any untrue statement of a material fact with respect to the Company and its business and shall not omit to state a material fact with respect to the Company and its business necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided, however, that nothing herein shall be deemed to expand the scope of the representations and warranties contained in Article V.

               (iii) Within 30 days of the Closing Date, the Shareholders shall furnish or cause to be furnished to Acquiror unaudited financial statements as of and for the periods from January 1, 2000 to (A) a fiscal quarter end not later than 135 days prior to the Closing Date and the corresponding period of 1999 and (B) the Closing Date.

               (iv) The Company and the Shareholders shall cause the Company's independent accountants to provide to Acquiror such consents as may be necessary to enable Acquiror to utilize the Financial Statements and the other financial statements referred to in this Section 8.1(c) in Acquiror's filings, reports, and statements under the Exchange Act and the Securities Act, and to provide "comfort letters" with respect thereto as customarily provided by accountants and reasonably requested by Acquiror.

          (d) Neither the Company nor any Shareholder shall make any agreement or reach any understanding which creates an obligation or impairment of the operations of the business of the Company following the Merger as a condition for obtaining any Consent unless approved in writing by Acquiror, which approval by Acquiror shall not be unreasonably withheld or delayed.

          (e) On the Closing Date, the following items shall be determined by Acquiror and the Company and the amounts as so determined shall be utilized in connection with the calculation of the dividend which may be paid as contemplated by Section 7.1(b). Amounts determined prior to the Closing Date pursuant to this Section 8.1(e) which are determined subsequent to the Closing Date to have been incorrectly determined shall be paid by the Shareholders to the Surviving Corporation or to the Shareholders by the Surviving Corporation, at the direction of Acquiror, following the Closing Date based upon the following:

               (i) Collected rents and other amounts paid or payable by the tenants under the Lease or the Occupancy Agreements, real estate taxes, water, sewer and other utility charges and fuel, and other continuing operating expenses shall be apportioned as of the Closing Date on the basis of a 365-day year.

               (ii) Rents paid prior to the Closing Date for the month in which the Closing Date occurs shall be apportioned on a per diem basis. Any rents received by the Company after the Closing Date shall be applied first to the rents due for the month in which the Closing Date occurs and then to any subsequent months for which rent is due or in arrears.

               (iii) Amounts due to or due from USTM shall be estimated, based upon a certification by USTM, including Advances in existence as of the Closing Date.

               (iv) The value of Concessions shall be determined at the Closing Date.

               (v) Acquiror shall cause the Surviving Corporation to pay all liabilities of the Company or relating to the assets of the Company which arise or are asserted following the Closing Date, whether to third parties or to the Shareholders or their predecessors in interest, except to the extent that such liabilities directly relate to a breach of a representation, warranty, covenant or agreement of the Shareholders.

     Section 8.2.  Publicity.
                   ----------

     The Company, the Shareholders, Acquiror and Merger Sub agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.

     Section 8.3.  No Solicitation.
                   ----------------

     From the date hereof to the Closing Date, the Company and the Shareholders shall and shall cause their agents and Affiliates immediately to suspend any existing negotiations or discussions relating to any Acquisition Proposal and the Company and the Shareholders shall not and shall use their best efforts to cause their agents and Affiliates to not, (i) solicit any proposals or offers relating to Acquisition Proposal, or (ii) negotiate or discuss with any third party concerning any proposal or offer for an Acquisition Proposal.

     Section 8.4.  Access to Information.
                   ----------------------

          (a) From the date of this Agreement until the Effective Time, each of the Company and Acquiror will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

          (b) Each of the parties hereto will hold and will cause its consultants and advisors to hold in strict confidence all documents and information furnished to the other in connection with the transactions contemplated by this Agreement as if each of the parties hereto and such consultant or advisor was a party thereto, and this provision shall survive any termination of this Agreement.

     Section 8.5.  Notification of Certain Matters.
                   --------------------------------

     The Company or Acquiror, as the case may be, shall promptly notify the other of (a) its obtaining of actual knowledge as to the matters set forth in clauses (i) and (ii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) any material failure of the Company or Acquiror, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     Section 8.6.  Directors and Officers.
                   -----------------------

     At or prior to the Effective Time, the Company shall take all commercially reasonable efforts to deliver to Acquiror the resignations of such directors and officers of the Company as Acquiror shall specify, effective at the Effective Time.

     Section 8.7.  Fees and Expenses.
                   ------------------

     The Shareholders and Acquiror shall bear their respective expenses incurred in connection with the Merger, whether or not the Merger is effected, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of their respective investment bankers, finders, brokers, agents, representatives, counsel and accountants.

     Section 8.8.  Elimination of Working Capital Deficit.
                   --------------------------------------

     The Shareholders will cause the Working Capital (as such term is used in Section 7.1(c)) based upon the balance sheet of the Company estimated as of the Closing Date to be an amount that is not less than zero.

     Section 8.9.  Miscellaneous.
                   --------------

     Each certificate representing Acquiror Merger Shares shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, if any, and may not be sold except pursuant to an effective registration statement under the Securities Act and pursuant to registration or qualification under state securities laws to the extent applicable or upon receipt by the Corporation of an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to the Corporation, to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and applicable state securities laws, if any."

     Section 8.10.  Tax Treatment.
                    --------------

     Each of Acquiror, the Shareholders and the Company shall use its respective commercially reasonable efforts (including, without limitation, providing information and providing for itself and obtaining from its Affiliates reasonable and necessary representations and covenants in connection with the tax opinions required by Article IX, if any) and Acquiror shall cause the Surviving Corporation to use its commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and shall treat the Merger as a tax free reorganization on its tax returns, except in the event that the Shareholders are to receive the Cash Purchase Price pursuant to Section 3.1(b).

     Section 8.11.  Indemnification of Shareholders.
                    --------------------------------

          (a) Acquiror agrees to indemnify the Company, the Shareholders and their respective officers, directors, agents, representatives and predecessors in interest (collectively, the "Shareholder Indemnitees") against and hold such Shareholder Indemnitees harmless from, any and all claims, obligations, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), damages, losses and liabilities (collectively, "Losses") arising out of

               (i) the breach of any representation or warranty of Acquiror herein;

               (ii) the breach of any covenant or agreement of Acquiror herein; or

               (iii) the Proxy Statement, except to the extent arising out of a breach of a covenant or agreement herein by the Shareholders.

     Notwithstanding the foregoing, Acquiror shall not be liable to any Shareholder Indemnitee under Section 8.11(a)(i) until the aggregate of all such Losses exceeds one percent (1%) of the Cash Purchase Price (the "Threshold Amount"), in which case Acquiror shall be required to indemnify the Shareholder Indemnitees to the extent such aggregate amount exceeds the Threshold Amount, provided that the Threshold Amount shall not apply with respect to any loss resulting from a breach of the representations and warranties contained in Section 6.5(b) and Section 6.9 (the "Acquiror Excluded Representations"). Notwithstanding the foregoing, no claim for indemnification under Section 8.11(a)(i) (except with respect to any breach of the Acquiror Excluded Representations) may be made after the completion following the Closing Date of the first audited consolidated financial statements of Acquiror containing at least one full year of combined operations of Acquiror and the Company (the "Survival Termination Date"). Acquiror's maximum liability to Shareholder Indemnitees under Section 8.11(a)(i) shall not exceed ten percent (10%) of the Cash Purchase Price except with respect to the Acquiror Excluded Representations, as to which there shall be no maximum liability.

          (b) Each of the Shareholder Indemnitees agrees to give Acquiror prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any Loss as to which it may request indemnification hereunder. Acquiror shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense, which counsel shall be reasonably satisfactory to the indemnified party or parties. If Acquiror elects to assume the defense of any such claim or proceeding, the indemnified party or parties may participate in such defense, but in such case the expenses of the indemnified party or parties incurred in connection with such participation shall be paid by the indemnified party or parties unless the employment of such counsel shall have been authorized by Acquiror in connection with the defense of such action or the Shareholder Indemnitees shall have reasonably concluded that there may be one or more legal defenses available to them which are different from or additional to those available to Acquiror, in any of which events such fees and expenses of counsel to the Shareholder Indemnitees shall be borne by Acquiror and Acquiror shall not have the right to direct the defense of such action on behalf of the Shareholder Indemnitees. The indemnified party or parties shall cooperate with Acquiror in the defense or settlement of any such claim, assertion, event or proceeding. If Acquiror directs the defense of any such claim or proceeding, the indemnified party or parties shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless Acquiror consents in writing (such consent not to be unreasonably withheld) to such payment or unless Acquiror withdraws from the defense of such asserted liability, or unless a final judgement from which no appeal may be taken by or on behalf of Acquiror is entered against such indemnified party for such liability. If Acquiror shall fail to defend, or if, after commencing or undertaking any such defense, Acquiror fails to prosecute or withdraws from such defense, the indemnified party or parties shall have the right to undertake the defense and settlement thereof at Acquiror's expense.

     Section 8.12.  Indemnification of Acquiror.
                    ----------------------------

          (a) Each of the Shareholders severally agrees to indemnify Acquiror, and each of Acquiror's respective officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnitees"), against, and hold such Acquiror Indemnitees harmless from any and all Losses of Acquiror arising out of

               (i) the breach of any representation or warranty of the Shareholders herein;

               (ii)  the breach of any covenant or agreement of any Shareholder;

               (iii) (A) all liabilities or obligations of the Company for Taxes for any period or part thereof ending on or prior to the Closing Date, including obligations with respect to withholdings of Taxes, or (B) all amounts payable by the Company under the Lease with respect to a period or part thereof ending on or prior to the Closing Date.

Notwithstanding the foregoing, no Shareholder shall be liable to the Acquiror Indemnitees under Section 8.12(a)(i) until the aggregate of all Losses of Acquiror subject to indemnification thereunder exceeds the excess of the Threshold Amount over the Pre-Closing Excluded Amount (such excess being the "Shareholder Threshold Amount"), in which case each of the Shareholders shall be required to indemnify severally the Acquiror Indemnitees to the extent such aggregate amount exceeds the Shareholder Threshold Amount, provided that the Shareholder Threshold Amount shall not apply with respect to any Loss resulting from a breach of the representations and warranties contained in Section 5.3,
Section 5.7, Section 5.17, Section 5.21 or Section 5.22 (the "Excluded Representations"). Notwithstanding the foregoing, except with respect to the Excluded Representations, no claim for indemnification under Section 8.12(a)(i) may be made after the Survival Termination Date. The Shareholders' maximum liability to Acquiror Indemnitees under Section 8.12(a)(i) shall not exceed ten percent (10%) of the Cash Purchase Price except with respect to the Excluded Representations, as to which there shall be no maximum liability.

          (b) Each of the Acquiror Indemnitees agrees to give the Shareholders prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any Loss as to which it may request indemnification hereunder. The Shareholders shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim or proceeding (provided that the Shareholders shall have first acknowledged their indemnification obligations hereunder specifically in respect of such claim or proceeding) at their own expense, which counsel shall be reasonably satisfactory to the Acquiror Indemnitees. If the Shareholders elect to assume the defense of any such claim or proceeding, the Acquiror Indemnitees may participate in such defense, but in such case the expenses of the Acquiror Indemnitees incurred in connection with such participation shall be paid by the Acquiror Indemnitees unless the employment of such counsel shall have been authorized by the Shareholders in connection with the defense of such action or the Acquiror Indemnitees shall have reasonably concluded that there may be one or more legal defenses available to them which are different from or additional to those available to the Shareholders, in any of which events such fees and expenses of counsel to the Acquiror Indemnitees shall be borne by the Shareholders and the Shareholders shall not have the right to direct the defense of such action on behalf of the Acquiror Indemnitees. The Acquiror Indemnitees shall cooperate with the Shareholders in the defense or settlement of any such claim, assertion, event or proceeding. If the Shareholders direct the defense of any such claim or proceeding, the Acquiror Indemnitees shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Loss, unless the Shareholders consent in writing to such payment (such consent not to be unreasonably withheld) or unless the Shareholders withdraw from the defense of such asserted Loss, or unless a final judgment from which no appeal may be taken by or on behalf of the Shareholders is entered against any Acquiror Indemnitees for such Loss. The Shareholders will not settle or compromise any claim subject to this Section 8.12(b) without the prior written consent of the affected Acquiror Indemnitees, such consent not to be unreasonably withheld, provided that such consent shall not be necessary if such settlement or compromise includes (i) the payment of monetary damages by the Shareholders on behalf of such Acquiror Indemnitees and (ii) the full release of such Persons. If the Shareholders shall fail to defend, or if, after commencing or undertaking any such defense, the Shareholders fail to prosecute or withdraw from such defense, the Acquiror Indemnitees shall have the right to undertake the defense or settlement thereof at the Shareholders' expense.

     Section 8.13.  Certain Limitations of Indemnification.
                    ---------------------------------------

     Notwithstanding anything contained in this Agreement to the contrary:

          (a) In no event shall any Indemnifying Party be liable to any Indemnified Party for special, indirect or consequential damages or loss of profits.

          (b) If any claim for indemnification hereunder is or may be the subject of insurance or other right to indemnification or contribution from any third party, the Indemnified Parties promptly shall notify each applicable insurance carrier of any such claim and related Loss and tender defense thereof to such insurance carrier, and shall notify each potential third party indemnity or contributor that may be liable for all or any portion of such claim and related Loss. The Indemnified Parties shall cooperate with each such insurance carrier, and shall pursue diligently all rights against and cooperate with each such third party indemnitor or contributor.

          (c) The indemnification obligations of the Shareholders on the one hand under Section 8.12 and of Acquiror on the other under Section 8.11 shall constitute the sole and exclusive remedies of Acquiror on the one hand and the Shareholders on the other hand, for the recovery of money damages with respect to the matters described in Sections 8.11 and 8.12, except as provided in
Section 8.13(j) or Section 9.4.

          (d) Any liability for indemnification under Section 8.11 or 8.12 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

          (e) If any Indemnifying Party shall be liable for indemnification under Section 8.11 or 8.12, then such Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

          (f) A failure by an Indemnified Party to give timely notice of a third party claim will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise adversely affected or damaged as a result of such failure to give timely notice.

          (g) Notwithstanding anything in this Article VIII to the contrary, to the extent any Losses subject to indemnification hereunder would exceed (after giving effect to then outstanding or theretofore indemnified claims) limitations on the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such Losses at the Indemnified Party's sole cost and expense.

          (h) Notwithstanding anything to the contrary herein, in the case of actual fraud, as determined by a court of competent jurisdiction, by any party in the making of representations and warranties, the other parties shall have all remedies available at law and at equity without giving effect to any of the limitations set forth in this Article VIII.

     Section 8.14.  Satisfaction of Indemnification Obligations by the
                    --------------------------------------------------
Shareholders. If a Shareholder is determined to have liability to Acquiror under
------------
Section 8.12(a) other than with respect to a breach of an Excluded Representation, such Shareholder may satisfy his obligation to pay to the Company the amount of Losses for which he is so responsible by delivering to the Company a number of Acquiror Merger Shares (20% of which shall be Acquiror Voting Common Stock and the balance Acquiror Non-Voting Common Stock) equal to such amount divided by the Average Market Price (subject to appropriate adjustments to reflect stock splits and stock dividends, if any, which occur between Closing Date and the date of such delivery). A Shareholder delivering Acquiror Merger Shares in accordance with this Section 8.14 shall deliver with such Acquiror Merger Shares such stock powers as the Company may request. By delivering such Acquiror Merger Shares, such Shareholder shall be deemed to have represented that such Acquiror Merger Shares have been delivered free and clear of any Liens.

                                  ARTICLE IX.

                             CONDITIONS TO CLOSING

     Section 9.1.  Conditions to Each Party's Obligation to Effect the Merger.
                   -----------------------------------------------------------

     The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger.

          (b) Governmental Action. No action or proceeding shall be instituted by any Governmental Authority seeking to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

          (c) Citadel Stockholder Approval. The Citadel Stockholder Approval shall have been obtained, subject to the terms of Section 3.1.

     Section 9.2.  Conditions to Obligations of Acquiror and Merger Sub.
                   -----------------------------------------------------

     The obligation of Acquiror and Merger Sub to consummate the transactions contemplated by this Agreement is further subject to satisfaction of the following conditions on or prior to the Closing Date:

          (a)  Representations and Warranties.  All representations and
               ------------------------------
warranties of the Company and the Shareholders in this Agreement which are qualified with respect to a Company Material Adverse Effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Closing Date except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct (or true and correct in all material respects, as the case may be) as of such specified date.

          (b)  Performance of Obligations of the Company.  Each of the Company
               -----------------------------------------
and the Shareholders shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Closing Date pursuant to the terms hereof.

          (c)  No Material Adverse Change. Since the date of this Agreement,
               --------------------------
there shall not have been any material adverse change in the financial condition, results of operations, properties or business of the Company (excluding any such change caused by a general change in the economy or in the business of operating live theaters in New York City, the termination or anticipated termination of any show or the failure to book a production).

          (d)  Governmental Consents.  All necessary Consents required for the
               ---------------------
consummation of the transactions contemplated by this Agreement shall have been obtained except for such Consents the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Acquiror or the Surviving Corporation, or materially impair the ability of Acquiror or the Company to fulfill its obligations under this Agreement.

          (e)  Tax Opinion. Acquiror shall have received an opinion to the
               -----------
effect that the Merger when consummated in accordance with the terms of this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code, except in the event that the Shareholders are to receive the Cash Purchase Price pursuant to Section 3.1(b).

          (f)  Officer's Certificate. Acquiror shall have received, on and as of
               ---------------------
the Effective Time, from the Company an officer's certificate, executed by an officer of the Company dated the Effective Time, as to the satisfaction of the conditions in paragraphs (a), (b), (c) and (d) of this Section.

          (g)  Legal Opinions.  Acquiror shall have received, on and as of the
               --------------
Effective Time, an opinion of each of James Vandever, Esq., California counsel to the Company and the Shareholders, and Whitman Breed Abbott & Morgan LLP, special New York counsel to the Company and the Shareholders, in the forms attached hereto as Exhibit 9.2(g)(1) and Exhibit 9.2(g)(2).

          (h)  Fairness Opinion. Acquiror shall have received the Fairness
               ----------------
Opinion and the Fairness Opinion shall not have been withdrawn or modified.

          (i)  Title Insurance. Acquiror shall have received at or prior to the
               ---------------
Effective Time a commitment for title insurance by a title insurance company or companies designated by Acquiror to issue an American Land Title Association Owner's Policy Form B-1992 (or a policy Acquiror considers its equivalent) and, if requested by Acquiror at its sole expense and in a timely manner prior to the Closing Date, a current survey certified to Acquiror and to such title insurance company showing all improvements, rights-of-way, and easements and no encroachments, all at Acquiror's expense, with respect to the Owned Real Property and Leased Real Property, such commitment to insure that as of the Effective Time the Company had good and marketable title in fee simple absolute to such Owned Real Property and a good and marketable leasehold estate in and to such Leased Real Property, free and clear of all Liens (except Permitted Liens). Such commitment shall contain no exception for survey matters except for those shown on the current survey. The Company will provide such affidavits and certificates as are reasonably requested by the title insurance company or companies in order to provide a nonimputation endorsement, the premium and costs of which shall be born by Acquiror. Such commitment shall contain an endorsement that listed tenants under the Occupancy Agreements have rights as tenants only.

     Such commitment shall contain an endorsement that the title policy shall insure against collection from the premises with respect to the Minetta Lane Mortgage, but shall omit any exception with respect to the Minetta Lane Mortgage for any policy issued for the benefit of any lender that provides mortgage financing with respect to such real property.

          (j)  Listing.   AMEX shall, at or prior to the Effective Time, have
               -------
listed or approved the listing on official notice of issuance of the Acquiror Merger Shares, subject to the terms of Section 3.1(b).

     Section 9.3.  Conditions to Obligations of the Company and the
                   -------------------------------------------------
Shareholders.
-------------

     The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement is further subject to satisfaction of the following conditions on or prior to the Closing Date:

          (a)  Representations and Warranties. All representations or
               ------------------------------
warranties of Acquiror and Merger Sub in this Agreement which are qualified with respect to an Acquiror Material Adverse Effect or materiality shall be true and correct, and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Closing Date , except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct (or true and correct in all material respects, as the case may be) as of such specified date.

          (b)  Performance of Obligations of Acquiror and Merger Sub.  Acquiror
               -----------------------------------------------------
and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date pursuant to the terms hereof.

          (c)  No Material Adverse Change. Since the date of this Agreement,
               --------------------------
there shall not have been a material adverse change in the financial condition, results of operations, properties or business of Acquiror or Merger Sub, excluding any such change caused by a general change in the economy.

          (d)  Governmental Consents.  All necessary Consents required for the
               ---------------------
consummation by Acquiror of the transactions contemplated by this Agreement shall have been obtained except for such consents and approvals the failure to obtain which, individually or in the aggregate, would not materially impair the ability of Acquiror to fulfill its obligations under this Agreement.

          (e)  Tax Opinion.  The Company and the Shareholders shall have
               -----------
received an opinion to the effect that the Merger when consummated in accordance with the terms of this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code, except in the event that the Shareholders are to receive the Cash Purchase Price pursuant to Section 3.1(b).

          (f)  Officer's Certificate.  The Company shall have received from
               ---------------------
Acquiror, on and as of the Effective Time, an officer's certificate, executed by an officer of Acquiror dated the Effective Time, as to the satisfaction of the conditions in paragraphs (a), (b), (c) and (d) of this Section.

          (g)  Legal Opinion.  The Company and the Shareholders shall have
               -------------
received, on and as of the Effective Time, opinions of Duane Morris & Heckscher LLP and Kummer Kaempfer Bonner & Renshaw, counsel to Acquiror, in the forms attached hereto as Exhibit 9.3(g) subject to such changes that are required in the event the Shareholders receive the Cash Purchase Price and are reasonably acceptable to the Company and the Shareholders.

          (h)  Registration Rights Agreement.  Acquiror shall have executed and
               -----------------------------
delivered to the Shareholders a Registration Rights Agreement in substantially the form of Exhibit 9.3(h) attached hereto (the "Registration Rights Agreement"), except in the event that the Shareholders are to receive the Cash Purchase Price pursuant to Section 3.1(b).

     Section 9.4.  Right to Close Notwithstanding Breach.
                   -------------------------------------

          (a) The provisions of Section 9.2 relieving Acquiror and Merger Sub of their obligations to consummate the transactions contemplated by this Agreement notwithstanding, if Acquiror and Merger Sub suffer (or, after giving effect to the consummation of the Merger, would suffer) any Loss (or Losses) in excess of $100,000 that results from any breach of a representation or warranty or a covenant of the Company or the Shareholders set forth in Article V, Article VII or Article VIII (other than in Sections 8.11-8.14) that occurs between the date this Agreement is executed and the Closing Date and becomes known to Acquiror and Merger Sub prior to the Closing ("Section 9.4 Losses"), Acquiror and Merger Sub may elect to consummate the Closing notwithstanding such breach. If Acquiror and Merger Sub elect to consummate the Closing notwithstanding such breach, the Shareholders will be liable to Acquiror and Merger Sub (i) to the extent such Section 9.4 Losses exceed, singly or in the aggregate, $100,000 (the amount of such losses not in excess of $100,000 being the "Pre-Closing Excluded Amount") and

(ii) subject to all of the limitations on indemnification set forth in the last sentence of Section 8.12(a) and in Section 8.13.

          (b) Acquiror and Merger Sub shall deliver to the Company and the Shareholders a notice setting forth the amount of any Section 9.4 Losses and, in reasonable detail, to the extent information with respect to the amount of such
Section 9.4 Losses is then available to Acquiror and Merger-Sub, the basis and computation of such Section 9.4 Losses. Unless the Shareholders dispute any of such Section 9.4 Losses, the computation set forth on such Notice shall be binding on the parties. If the Company and the Shareholders dispute the claimed
Section 9.4 Losses, such dispute shall be resolved as provided in paragraph (e) below.

          (c) If the amount of the Section 9.4 Losses is agreed or otherwise determined before the Closing, Acquiror's and Merger Sub's claim for the portion of such Loss permitted by Section 9.4(a) shall be satisfied by a reduction in the amount of the Merger Consideration payable at the Closing.

          (d) If the amount of the Section 9.4 Losses is not agreed or otherwise determined before the Closing, Acquiror and Merger Sub shall be deemed to have made an indemnification claim pursuant to Section 8.12 at the Closing.

          (e) If the Company and the Shareholders dispute the Section 9.4 Losses claimed, the parties shall, during the 30-day period after the Closing or the date the notice of indemnification claim was given, attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final binding, conclusive and non-appealable for all purposes under this Agreement. If at the conclusion of such period the parties have not reached agreement concerning the Section 9.4 Losses, then the dispute shall be submitted to arbitration in New York, New York before a panel of three arbitrators, each of whom shall be experienced in the live theatrical business, in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the panel shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the panel's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the federal and state courts located in the State of New York for this purpose. The costs and expenses of such arbitration shall be borne by the parties as determined by such panel.

                                  ARTICLE X.

                            TERMINATION AND WAIVER

     Section 10.1.  Termination.
                    ------------

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) by the mutual consent of Acquiror, the Company and the Shareholders;

          (b) by Acquiror if (i) there has occurred a material adverse change in the financial condition, operations, or business of the Company (excluding any such change caused by a general change in the economy or in the business of operating live theatres in New York City, the termination or anticipated termination of any show or the failure to book a production) or (ii) there is a breach of any of the representations or warranties of the Company or any Shareholder which are qualified with respect to a Company Material Adverse Effect or materiality or if the Company or any Shareholder shall have breached in any material respect any of such representations or warranties which are not so qualified, or if the Company or any Shareholder fails to comply in any material respect with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement; and

          (c) by the Company and the Shareholders if (i) there has occurred a material adverse change in the financial condition, operations or business of Acquiror or (ii) there is a breach of any of the representations or warranties of Acquiror which are qualified with respect to an Acquiror Material Adverse Effect or materiality or if Acquiror shall have breached in any material respect any of such representations or warranties which are not so qualified, or if Acquiror fails to comply in any material respect with any of its covenants or agreements contained herein, which breach or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement; and

          (d) by any of Acquiror, the Company or the Shareholders, if on or before November 30, 2000 the transactions contemplated by this Agreement shall not have been consummated; provided that neither party may terminate under this
Section 10.1(d) if such failure has been caused by that party's material breach of this Agreement; provided, further, that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 30 days, to permit the parties to have such injunction vacated or order reversed.

     Section 10.2.  Waiver.
                    -------

     At any time prior to the Closing Date, the parties hereto, by action taken by their respective boards of directors (or a duly authorized committee thereof), may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI.

                                 MISCELLANEOUS

     Section 11.1.  Expiration of Representations and Warranties.
                    ---------------------------------------------

     All representations and warranties contained in this Agreement shall survive from the Closing Date to the Survival Termination Date, provided, however, that the Excluded Representations shall survive indefinitely.

     Section 11.2.  Closing Date and Waiver.
                    ------------------------

     Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, the Closing will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Duane, Morris & Heckscher LLP, 380 Lexington Avenue, New York, New York 10168 or at such other places as the parties may agree. Simultaneously therewith, the Certificate of Merger will be filed with the Secretaries of State of California and Nevada.

     Section 11.3.  Notices.
                    --------

          (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

     If to Acquiror or Merger Sub:

          CITADEL HOLDING CORPORATION
          550 South Hope Street
          Suite 1825
          Los Angeles, CA 90071
          Facsimile:  (213) 239-0548

     with a copy to:

          Duane, Morris & Heckscher LLP
          380 Lexington Avenue
          New York, New York 10168
          Facsimile:  (212) 692-1020
          Attention:  Michael H. Margulis, Esq.

     If to the Company:

          OFF BROADWAY INVESTMENTS, INC.
          120 North Robertson Blvd.
          Los Angeles, California 90048
          Facsimile:  (310) 652-6490
          Attention:  Ira Levin, Esq.

     with a copy to:

          Whitman Breed Abbott & Morgan LLP

          200 Park Avenue, 28th Floor
          New York, New York 10166
          Facsimile:  (212) 351-3131
          Attention:  Jay Gladis, Esq.

          (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Section 11.4.  Counterparts.
                    -------------

     This Agreement may be executed (including by facsimile transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.5.  Headings.
                    ---------

     The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     Section 11.6.  Amendment.
                    ----------

     This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Acquiror; provided, however, that after any such approval, there shall not be made any amendment that by law or the rules of AMEX requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 11.7.  Liability for Transfer Taxes.
                    -----------------------------

     Acquiror shall be responsible for and pay in a timely manner all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under Applicable Law; provided, however, that such party's preparation of any such Tax Returns shall be subject to the other party's approval, which approval shall not be withheld or delayed unreasonably.

     Section 11.8.  No Third Party Beneficiaries.
                    -----------------------------
     Nothing in this Agreement shall confer any rights upon any person or entity that is not a party or permitted assignee of a party to this Agreement.

     Section 11.9.  Governing Law.
                    --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     Section 11.10.  Entire Agreement.
                     -----------------

     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 11.11.  Validity.
                     ---------

     In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

     Section 11.12.  Interpretation.
                     ---------------

     This Agreement has been prepared by the Company and its professional advisors and reviewed by Acquiror and its professional advisors. The Company, Acquiror and their separate advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either the Company or Acquiror merely because of their efforts in preparing it.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers all as of the day and year first above written.

                         CITADEL HOLDING CORPORATION


                         By:  /s/ Andrzej Matyczynski
                              --------------------------------
                         Name: Andrzej Matyczynski
                         Title: Chief Financial Officer


                         CITADEL OFF BROADWAY THEATRES, INC.


                         By:  /s/ Andrzej Matyczynski
                              ---------------------------------
                         Name: Andrzej Matyczynski
                         Title: Chief Financial Officer


                         OFF BROADWAY INVESTMENTS, INC.


                         By:  /s/ James J. Cotter
                              ---------------------------------
                         Name: James J. Cotter
                         Title:  President


                         By:  /s/ James D. Vandever
                              ---------------------------------
                         Name: James D. Vandever
                         Title:  Secretary

                         SHAREHOLDERS (for purposes of Section 2.6, Section 3.1,
                         Article V, Article VII (excluding Section 7.3), Article VIII (excluding Section 8.5 and Section 8.6), Section 9.1, Section 9.3, Section 9.4, Article X and Article XI
                         only)

                         /s/ James J. Cotter
                         --------------------------------------
                         James J. Cotter


                         /s/ Michael R. Forman
                         --------------------------------------
                         Michael R. Forman

                                   EXHIBIT B

                       Index to OBI Financial Statements

                                                                                     Page
Off Broadway Investments, Inc.
-----------------------------

Independent Auditors' Report                                                          B-1

Audited Balance Sheets at December 30, 1999 and December 31, 1998                     B-2

Audited Statements of Operations for the years ended December 30, 1999
   and December 31, 1998                                                              B-3

Audited Statements of Shareholders' Equity for the years ended December 30, 1999
   and December 31, 1998                                                              B-4

Audited Statements of Cash Flows for the years ended December 30, 1999
   and December 31, 1998                                                              B-5

Audited Notes to the Financial Statements                                             B-6

Interim Unaudited Balance Sheets at March 30, 2000 and December 30, 1999              B-13

Interim Unaudited Statements of Operations for the quarters ended March 30, 2000
   and April 1, 1999                                                                  B-14

Interim Unaudited Statements of Cash Flows for the quarters ended March 30, 2000
   and April 1, 1999                                                                  B-15

Interim Notes to the Financial Statements                                             B-16

[LOGO OF KPMG]

          355 South Grand Avenue
          Suite 2000
          Los Angeles, CA 90071-1568


                          Independent Auditors' Report

The Shareholders
Off Broadway Investments, Inc.:

We have audited the accompanying balance sheets of Off Broadway Investments, Inc. as of December 30, 1999 and December 31, 1998 and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Off Broadway Investments, Inc. as of December 30, 1999 and December 31, 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   /s/ KPMG LLP

June 10, 2000

                        OFF BROADWAY INVESTMENTS, INC.

                                Balance Sheets

                    December 30, 1999 and December 31, 1998

                                  Assets                           1999                  1998
                                                              -------------         ----------
Current assets:
  Cash                                                       $   1,071,000              86,000
  Trade and other receivables                                        1,000             393,000
  Due from affiliates                                               52,000              15,000
  Income tax receivable                                             40,000                  --
  Prepaid expenses and other current assets                         42,000              58,000
                                                             -------------         -----------

                  Total current assets                           1,206,000             552,000

Property, equipment and improvements, net (note 3)               2,493,000           2,402,000

Other assets and deferred charges                                    4,000               4,000
                                                             -------------         -----------

                  Total assets                               $   3,703,000           2,958,000
                                                             =============         ===========

                   Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities
  Deferred revenue                                           $     573,000             109,000
  Due to affiliates                                                399,000                  --
                                                                    47,000             483,000
                                                             -------------          ----------
                  Total current liabilities
                                                                 1,019,000             592,000
Deferred rental obligations (note 6)                                35,000              13,000
                                                             -------------         -----------
                  Total liabilities                              1,054,000             605,000
                                                             -------------         -----------
Shareholders' equity:
  Capital stock, $1,000 par value.  Authorized 100 shares;
       issued and outstanding 20 shares                             20,000              20,000
  Contributed capital                                              349,000             349,000
  Retained earnings                                              2,280,000           1,984,000
                                                             -------------         -----------
                  Total shareholders' equity                     2,649,000           2,353,000
                                                             -------------         -----------
                  Total liabilities and shareholders' equity     3,703,000           2,958,000
                                                             =============         ===========

                See accompanying notes to financial statements.

                        OFF BROADWAY INVESTMENTS, INC.

                           Statements of Operations

              Years ended December 30, 1999 and December 31, 1998


                                                                                          1999            1998
                                                                                    ------------     -----------
Operating income - net revenues from management company                            $   2,582,000       1,916,000
                                                                                    ------------     -----------

Operating costs and expenses:
      Operating costs, including onsite management fees                                  379,000         308,000
      Rent expense, including $22,000 and $13,000 of noncash
             deferred rent expense for the years ended December 30, 1999
             and December 31, 1998, respectively                                         224,000         209,000
      General and administrative expenses (note 9)                                       305,000         322,000
      General and administrative expenses provided by an affiliated
             company (note 8)                                                          1,200,000         460,000
      Depreciation and amortization                                                      104,000          88,000
                                                                                    ------------     -----------

                                Total operating costs and expenses                     2,212,000       1,387,000
                                                                                     -----------     -----------

                                Income before income taxes                               370,000         529,000

State income taxes                                                                        74,000          74,000
                                                                                     -----------     -----------

                                Net income                                         $     296,000         455,000
                                                                                   =============     ===========

                See accompanying notes to financial statements.

                        OFF BROADWAY INVESTMENTS, INC.

                      Statements of Shareholders' Equity

              Years ended December 30, 1999 and December 31, 1998

                                           Capital           Contributed          Retained
                                            stock              capital            earnings          Total
                                     ------------------    ---------------    ---------------   -------------
Balance at January 1, 1998           $         20,000             349,000          1,834,000       2,203,000

Net distribution to shareholders                   --                  --           (305,000)       (305,000)

Net income                                         --                  --            455,000         455,000
                                     ----------------      --------------     --------------    ------------

Balance at December 31, 1998                   20,000             349,000          1,984,000       2,353,000

Net income                                         --                  --            296,000         296,000
                                     ----------------      --------------     --------------    ------------

Balance at December 30, 1999         $         20,000             349,000          2,280,000       2,649,000
                                     ================      ==============     ==============    ============

                See accompanying notes to financial statements.

                        OFF BROADWAY INVESTMENTS, INC.

                           Statements of Cash Flows

              Years ended December 30, 1999 and December 31, 1998

                                                                               1999               1998
                                                                         ---------------     ---------------
Cash flows from operating activities:

 Net income                                                              $      296,000            455,000
 Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                             104,000             88,000
      Deferred rent expense                                                      22,000             13,000
      Changes in assets and liabilities associated with
        operating activities:
           Trade and other receivables                                          392,000           (111,000)
           Income tax receivable                                                (40,000)                --
           Prepaid expenses and other current assets                             16,000             (3,000)
           Due from affiliates                                                  (37,000)
           Other assets and deferred charges, net                                    --              1,000
           Accounts payable and accrued liabilities                             464,000            (98,000)
           Deferred revenue                                                     399,000                 --
           Due to affiliates                                                   (436,000)            17,000
                                                                         --------------       ------------

              Net cash provided by operating activities                       1,180,000            362,000

Cash flows from investing activities - purchases of property,
 equipment and improvements                                                    (195,000)           (53,000)

Cash flows from financing activities - net distribution to
 shareholders                                                                        --           (305,000)
                                                                         --------------       ------------

              Net increase in cash                                              985,000              4,000

Cash at beginning of year                                                        86,000             82,000
                                                                         --------------       ------------

Cash at end of year                                                      $    1,071,000             86,000
                                                                         ==============       ============

Supplemental disclosures of cash flow information - cash paid
 during the year for income taxes                                        $       70,000              8,000
                                                                         ==============       ============

                See accompanying notes to financial statements.

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998

(1)    Organization

     Off Broadway Investments, Inc. (the Company), formerly Amsovinvest Incorporated, is a Subchapter S Corporation which was incorporated on March 10, 1989. The Company's name was changed April 29, 1998. The Company is owned 50% each by two individuals. The Company invests in live stage performance theatre properties in the City of New York.

     The Company owns the Orpheum Theatre. During 1998, the owners of the Company transferred the leasehold interest in the Union Square Theatre and during 1999 transferred the fee interest in the Minetta Lane Theatre. As part of the transfer of the Minetta Lane Theatre, a note payable relating to this theatre was contributed to the capital of the Company. These transfers were made from an entity with common ownership and, accordingly, have been recorded at historical costs. The financial statements reflect the transfers as if they occurred prior to the beginning of 1998.

     The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity for the period presented.

(2)  Summary of Significant Accounting Policies

     (a)  General Practices

          The Company operates on a fiscal year ending on the Thursday closest to December 31. Fiscal years ended December 30, 1999 and December 31, 1998 include 52 weeks. During November 1999, the Company started transferring accounting responsibilities formally conducted by the management company to an affiliated company. Specifically, the affiliated company began paying the production companies' licensing fees and paying direct operating expenses. Up until November 1999, the Company had engaged a management company which was responsible for booking the theater, entering into contracts with and paying the production companies' licensing fees, collecting the cash from ticket sales and paying the direct operating expenses. Accordingly, the Company did not record the revenue or expenses of the management company, but recorded the net revenue which the Company is entitled to.

          The theater operating revenue and expenses of the management company for the year ended December 30, 1999 and December 31, 1998 were as follows:

                                                 1999           1998
                                              -----------     ----------
             Theatre operating revenue        $ 3,844,000      3,206,000
             Theatre operating expenses         1,262,000      1,290,000
                                              -----------     ----------

                       Theatre revenue, net   $ 2,582,000      1,916,000
                                              ===========     ==========

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


(b)  Property, Equipment and Improvements

     Property, equipment and improvements are recorded at cost. Depreciation and amortization is computed principally by use of the straight-line method based upon the estimated useful lives of the various classes of assets as follows:


                        Description                    Useful life
             -------------------------------------  -----------------

              Buildings                              25 to 31 years
              Furniture, fixtures and equipment          7 years


     Leasehold improvements are amortized over the estimated useful life or the remaining lease term, whichever is less.

(c)  Income Taxes

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Off Broadway Investments, Inc. is a Subchapter S Corporation and does not pay any federal income taxes; however, it is subject to state and local income taxes and alternative minimum taxes. In 1998, the Union Square Theatre was held in a C Corporation for the first six months of 1998 and was then transferred to the Company. Tax expense relating to the Union Square's first six months has been included in the accompanying financial statements. Any liability or benefit from the Company's Subchapter S income or losses is the responsibility of or benefit to the individual shareholders.

(d)  Financial Instruments

     The Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's carrying value of cash, accounts receivable, accounts payable, accrued expenses and notes payable approximates fair value.

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


   (e)    Long-Lived Assets

          The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated fair value, which is generally determined by estimating future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceeds the estimated fair market value, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less costs to sell. No impairment was recorded during the years ended December 30, 1999 and December 31, 1998.

   (f)    Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and contingent liabilities at the balance sheet date and revenue and expenses during the reporting periods, in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(3)  Property, Equipment and Improvements

     At December 30, 1999 and December 31, 1998, a summary of property, equipment and improvements is as follows

                                                       1999           1998
                                                    -----------    -----------

     Land                                           $   777,000        777,000
     Buildings and leasehold improvements             2,533,000      2,339,000
     Furniture, fixtures and equipment                  168,000        168,000
                                                    -----------    -----------
                                                      3,478,000      3,284,000
     Less accumulated depreciation and amortization     985,000        882,000
                                                    -----------    -----------
            Property, equipment and
               improvements, net                    $ 2,493,000      2,402,000
                                                    ===========    ===========

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


(4)  Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and similar tax provisions. Under those provisions, the Company generally does not pay federal income tax on its taxable income; however, there are state and local income taxes and alternative minimum taxes. Any federal liability or benefit from the Company is the responsibility of the individual shareholders. In 1998, one theatre was held in a C Corporation for the first six months of the year. The associated taxes are included in the accompanying financial statements.

     The provision for income tax expense consists of the following:

                         Subchapter S      C Corporation
                            taxes                          Total
                       ----------------  -----------------   -----------
      1999:
        Federal        $             --                 --            --
        State                    43,000                 --        43,000
        Local                    31,000                 --        31,000
                       ----------------  -----------------   -----------

                       $         74,000                 --        74,000
                       ================  =================   ===========
                         Subchapter S      C Corporation
                             taxes                         Total
                        ----------------  -----------------   -----------
      1998:
        Federal        $             --             12,000        12,000
        State                     6,000              6,000        12,000
        Local                    44,000              6,000        50,000
                       ----------------  -----------------   -----------

                       $         50,000             24,000        74,000
                       ================  =================   ===========

(5)  Senior Bank Facility

     The Company and a related partnership have a revolving credit agreement (the Agreement) with a bank group. The related partnership received all amounts borrowed from the bank group and recorded the liability to the Bank group. No portion of the debt has been recorded by the Company. However, all Group members, including the Company, are jointly and severally liable for the total debt outstanding under the Agreement. In addition, the Company's stock serves as collateral for the debt. The debt in the amount of $16,200,000 and $17,700,000 at December 30, 1999 and December 31, 1998,
     and related interest expense of $1,068,000 and $1,217,000 for the years ended December 30, 1999 and December 31, 1998, respectively, is recorded on the related partnership's financial statements.

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


     The Agreement provides the Company and the related partnership with a $21,000,000 revolving note maturing October 1, 2001. The Agreement contains, among other matters, certain financial covenants and provisions pertaining to limitations on investments, restrictive payments, limitations on sale of assets, limitations on capital expenditures and ability to incur debt. The Company and related partnership is in compliance with all terms of the Agreement. In addition, the Agreement provides, at the election of the related partnership, for various rates of interest, which include the alternative base rate (prime rate) and Eurodollar rate. Such applicable rates are adjusted each quarter based upon the attainment of certain financial ratios. The interest rate was 6.5% at December 30, 1999. Amounts outstanding under the Agreement are secured by a first priority security interest in the personal property located in or on real estate subject to the deeds of trust, and certain other tangible and intangible assets of the Company and related partnership. This security interest is senior to the interests of the affiliate lenders. The partnership is required to pay a commitment fee based on certain financial ratios, ranging from .3% to .5%.

(6)  Leases

     The Company leases one live theater under a noncancelable operating lease with a minimum aggregate future rental of $1,927,000. At December 30, 1999, minimum rental payments due on this lease are as follows:

              2000                                         $    206,000
              2001                                              211,000
              2002                                              217,000
              2003                                              222,000
              2004                                              228,000
              Thereafter                                        843,000
                                                           ------------
                          Total minimum lease payments     $  1,927,000
                                                           ============

     The Company has scheduled rent increases under the lease. The accompanying statements of operations reflect rent expense on a straight-line basis over the term of the lease. Deferred rental obligations of $35,000 and $13,000 are reflected in the accompanying balance sheets as of December 30, 1999 and December 31, 1998, respectively.

(7)  Commitments and Contingent Liabilities

     For the past several years, the Company has been involved in litigation as a plaintiff (Caveman litigation). The matter was resolved in 1999. The Company is in a dispute regarding certain legal bills with its former counsel. The Company has expensed and a related party has paid to date approximately $375,000 to such counsel. In 1999, the Company paid the remaining amount owed to a related party. The Company believes that it does not have any further obligation. The total amount sought by counsel is approximately $545,000, including the amounts paid to date.

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


     The Company is involved in various other lawsuits. The ultimate outcome of these lawsuits is not presently determinable; however, in the opinion of management, based in part upon advice of counsel, the amount of losses that might be sustained, if any, would not materially affect the financial position, results of operations or liquidity of the Company.

     As discussed in note 2, the Company has engaged a management company to operate the theaters. Accordingly, the management company booked the theaters, entered into contracts, paid the respective production companies and paid substantially all of the operating expenses. The principal (officer/shareholder) of the management company has agreed to indemnify the Company for any exposure relating to errors or omissions in discharging the liabilities of the management company. In the event that claims are asserted against the Company for errors or omissions of the management company and the Company is unable to enforce or collect upon the aforementioned indemnification, there could be a material adverse effect on the financial position, results of operations or liquidity of the Company. Management believes that the likelihood of this is remote.


(8)  Related Party Balances and Transactions

     Onsite management fee and profit participation of the management company for the year ended December 30, 1999 and December 31, 1998 of $277,000 and $213,000, respectively, are included in operating costs.

     General and administrative expenses for the year ended December 30, 1999 and December 31, 1998 include management fees to an affiliated company of $1,200,000 and $460,000, respectively.

     An affiliate of the Company acts as a cash disbursement agent. Substantially all cash disbursements not disbursed through the management company are transacted through the affiliate's bank account.

(9)  General and Administrative Expenses

     General and administrative expenses consist of the following at December 30, 1999 and December 31, 1998:

                                                         1999         1998
                                                      ----------  ---------

         Auditing fees                                $   35,000         --
         Caveman litigation fees                          40,000    257,000
         Costs relating to abandoned sale transaction    225,000         --
         Bad debt expense                                     --     18,000
         Other                                             5,000     47,000
                                                      ----------  ---------
                                                      $  305,000    322,000
                                                      ==========  =========

                         OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                    December 30, 1999 and December 31, 1998


(10)   Gross Theatre Box Office Revenues (unaudited)

        The unaudited gross theatre box office revenues were $14,283,000 and $10,993,000 for the years ended December 30, 1999 and December 31, 1998, respectively.

(11)   Pending Transaction

       The Company has entered into a letter of intent whereby the Company will be acquired by a related party in exchange for stock of the related party.

                        OFF BROADWAY INVESTMENTS, INC.
                         (A Subchapter S Corporation)
                                Balance Sheets

                                                                                March 30, 2000 and December 30,
                                                                                            1999
                                                                                         (Unaudited)

                                                                                  March 30,          December 30,
            Assets                                                                  2000                 1999
                                                                               -----------------  ---------------
 Current Assets:
   Cash                                                                        $    1,161,000           1,071,000
   Trade and other receivables                                                              -               1,000
   Due from affiliates                                                                154,000              52,000
   Income tax receivable                                                               32,000              40,000
   Prepaid expenses and other current assets                                           60,000              42,000
                                                                               --------------        ------------
        Total current assets                                                        1,407,000           1,206,000
                                                                               --------------        ------------

 Property, equipment and improvements, net                                          2,475,000           2,493,000
 Other assets and deferred charges                                                      4,000               4,000
                                                                               --------------        ------------
        Total assets                                                           $    3,886,000           3,703,000
                                                                               ==============        ============
 Liabilities and Stockholders Equity
 Current liabilities:
   Accounts payable and accrued liabilities                                    $      280,000             573,000
   Deferred revenue                                                                   502,000             399,000
   Due to liabilities                                                                 225,000              47,000
                                                                               --------------        ------------
        Total current liabilities                                                   1,007,000           1,019,000

 Deferred income and other obligations                                                110,000                   -
 Deferred rental obligations                                                           40,000              35,000
                                                                               --------------        ------------
        Total liabilities                                                           1,157,000           1,054,000
                                                                               --------------        ------------
 Shareholder's equity:
   Capital stock, $1,000 par value. Authorized 100 shares; issued
     and outstanding 20 shares                                                         20,000              20,000
   Contributed capital                                                                349,000             349,000
    Retained earnings                                                               2,360,000           2,280,000
                                                                               --------------        ------------
       Total shareholders' equity                                                   2,729,000           2,649,000
                                                                               --------------        ------------
       Total liabilities and stockholder's equity                              $    3,886,000           3,703,000
                                                                               ==============        ============

                See accompanying notes to financial statements

                        OFF BROADWAY INVESTMENTS, INC.
                         (A Subchapter S Corporation)

                            Statement of Operations

                                  (Unaudited)

                                                                                              3 Months Ended
                                                                               --------------------------------------------
                                                                                  March 30,                     April 1,
                                                                                    2000                          1999
                                                                               --------------                 -------------
Operating income:
   Theatre revenues and other income                                                  922,000                             -
   Operating income - net revenues from management company                                                          638,000
                                                                               --------------                 -------------
          Total operating income                                               $      922,000                       638,000
                                                                               --------------                 -------------
Operating costs and expenses:
   Operating costs, including onsite management fees                                  488,000                        58,000
   Rent expense, including $5,000 and $6,000 of noncash deferred rent expense for the quarters ended March 30, 2000 and
      April 1, 1999, respectively                                                      59,000                        56,000
   General and administrative expenses                                                 35,000                       228,000
   General and administrative expenses provided by an affiliated company              228,000                       300,000
   Depreciation and amortization                                                       24,000                        25,000
                                                                               --------------                 -------------
         Total operating costs and expenses                                           834,000                       667,000
                                                                               --------------                 -------------

          Income before income taxes                                                   88,000                       (29,000)

  State income taxes                                                                    8,000                        (1,000)
                                                                               --------------                 -------------

           Net income                                                          $       80,000                       (30,000)
                                                                               ==============                 =============

                See accompanying notes to financial statements

                        OFF BROADWAY INVESTMENTS, INC.
                         (A Sub Chapter S Corporation)
                            Statement of Cash Flows

                                                                                    3 Months Ended
                                                                        -------------------------------------
                                                                          March 30,               April 1,
                                                                            2000                    1999
                                                                        --------------           ------------
 Cash flows from operating activities:
   Net income                                                           $       80,000                (30,000)
   Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
       Depreciation and amortization                                            24,000                 25,000
       Deferred rent expense                                                     5,000                  6,000
       Changes in assets and liabilities associated with
          operating activities:
             Trade and other receivables                                         1,000                101,000
             Income tax receivable                                               8,000
             Prepaid expenses and other current assets                         (18,000)                49,000
             Due from affiliates                                              (102,000)
             Accounts payable and accrued liabilities                         (293,000)              (263,000)
             Deferred revenue                                                  103,000
             Due to affiliates                                                 178,000                300,000
                                                                        --------------           ------------

                  Net cash provided by (used in) operating activities          (14,000)               188,000
                                                                        --------------           ------------
 Cash flows from investing activities
   Purchases of property, equipment and improvements                            (6,000)               (99,000)
   Increase in deferred income and obligations                                 110,000
                                                                        --------------           ------------
              Net cash provided for (used in) investing activities             104,000                (99,000)
                                                                        --------------           ------------
 Cash flows from financing activities:
     Net distributions to shareholders                                               -                (82,000)
                                                                        --------------           ------------
               Net cash provided by (used in) financing activities                   -                (82,000)
                                                                        --------------           ------------

                     Net increase in cash                                       90,000                  7,000

 Cash at beginning of year                                                   1,071,000                 86,000
                                                                        --------------           ------------

 Cash at end of quarter                                                 $    1,161,000                 93,000
                                                                        ==============           ============
 Supplemental disclosure of cash flow information:
     Cash paid during the year for:
        Income taxes                                                    $        1,000                 42,000
                                                                        ==============           ============

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                       March 30, 2000 and April 1, 1999

(1)  Interim Financial Statements

     In the opinion of management the accompanying unaudited financial statements contain all adjustments of a recurring nature considered necessary for a fair presentation of its financial position as of March 30, 2000 and December 30, 1999, the results of operations and its cash flows for the three-month period ended March 30, 2000 and April 1, 1999. The results of operations and its cash flows for the three month period ended March 30, 2000 are not necessarily indicative of the results of operations to be expected for the entire year. The accompanying unaudited financial statements do not include all information and footnotes required to be in conformity with generally accepted accounting principles. The financial information provided here in, including the information under the heading, "Management's Discussion and Analysis of Financial Condition and Results of Operations," is written with the presumption that the users of the interim financial statements have read, or have access to, the most recent Annual Report which contains the latest audited financial statements and notes thereto, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 30, 1999 and December 31, 1998.

(2)  Organization

     Off Broadway Investments, Inc. (the Company), formerly Amsovinvest Incorporated, is a Subchapter S Corporation, which was incorporated on March 10, 1989. The Company's name was changed April 29, 1998. The Company is owned 50% each by two individuals. The Company invests in live stage performance theatre properties in the City of New York.

     The Company owns the fee interest in the Orpheum and Minetta Lane Theatre and the leasehold interest in the Union Square Theatre.

(3)  Summary of Significant Accounting Policies

     (a)  General Practices

       The Company operates on a fiscal year ending on the Thursday closest to December 31. Fiscal quarters ended March 30, 2000 and April 1, 1999 include 13 weeks. During November 1999, the Company started transferring accounting responsibilities formally conducted by the management company to an affiliated company. Specifically, the affiliated company began paying the production companies' licensing fees and paying direct operating expenses. Up until November 1999, the Company had engaged a management company, which was responsible for booking the theaters, entering into contracts with and paying the production companies' licensing fees, collecting the cash from ticket sales and paying the direct operating expenses. Due to this change, the company no longer recorded the net revenue received from its management company for the theatres but showed revenues and expenses as separate line items in the Statement of Operations. For comparative purposes the revenues and expenses for the quarter ended April 1, 1999 were restated to reflect this change.

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                       March 30, 2000 and April 1, 1999

  (b)  Property, Equipment and Improvements

       Property, equipment and improvements are recorded at cost. Depreciation and amortization is computed principally by use of the straight-line method based upon the estimated useful lives of the various classes of assets as follows:

                                 Description                  Useful life
                    ------------------------------------   ------------------

                    Buildings                               25 to 31 years
                    Furniture, fixtures and equipment       7 years

       Leasehold improvements are amortized over the estimated useful life or the remaining lease term, whichever is less.

  (c)  Income Taxes

       Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109).
       Off Broadway Investments, Inc. is a Subchapter S Corporation and does not pay any federal income taxes; however, it is subject to state and local income taxes and alternative minimum taxes. Any liability or benefit from the Company's Subchapter S income or losses is the responsibility of or benefit to the individual shareholders.

  (d)  Financial Instruments

       The Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's carrying value of cash, accounts receivable, accounts payable, accrued expenses and notes payable approximates fair value.

  (e)  Long-Lived Assets

       The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated fair value, which is generally determined by estimating future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceeds the estimated fair market value, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less costs to sell. No impairment was recorded during the quarters ended March 30, 2000 and April 1, 1999.

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                       March 30, 2000 and April 1, 1999

     (f)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and contingent liabilities at the balance sheet date and revenue and expenses during the reporting periods, in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(4)  Property, Equipment and Improvements

     At March 30, 2000 and April 1, 1999, a summary of property, equipment and improvements is as follows

                                                                            2000                    1999
                                                                      ----------------     ----------------
       Land                                                             $    777,000              777,000
       Buildings and leasehold improvements                                2,533,000            2,339,000
       Furniture, fixtures and equipment                                     168,000              168,000
                                                                        ------------         ------------

                                                                           3,478,000            3,284,000
       Less accumulated depreciation and amortization                      1,003,000              808,000
                                                                        ------------         ------------
              Property, equipment and improvements, net
                                                                        $  2,475,000            2,476,000
                                                                        ============         ============

(5)  Senior Bank Facility

     The Company and a related partnership have a revolving credit agreement (the Agreement) with a bank group. The related partnership received all amounts borrowed from the bank group and recorded the liability to the Bank group. No portion of the debt has been recorded by the Company. However, all Group members, including the Company, are jointly and severally liable for the total debt outstanding under the Agreement. In addition, the Company's stock serves as collateral for the debt. The debt in the amount of $15,500,000 and $17,700,000 at March 30, 2000 and April 1, 1999, and
     related interest expense of $289,000 and $273,000 for the quarters ended March 30, 2000 and April 1, 1999, respectively, is recorded on the related partnership's financial statements.

     The Agreement provides the Company and the related partnership with a $21,000,000 revolving note maturing October 1, 2001. The Agreement contains, among other matters, certain financial covenants and provisions pertaining to limitations on investments, restrictive payments, limitations on sale of assets, limitations on capital expenditures and ability to incur debt. The Company and related partnership is in compliance with all terms of the Agreement. In addition, the Agreement provides, at the election of the related partnership, for various rates of interest, which include the alternative base rate (prime rate) and Eurodollar rate. Such applicable rates are adjusted each quarter based upon the attainment of certain financial ratios. The interest rate was 6.75% at March 30, 2000. Amounts outstanding under the Agreement are secured by a first priority security interest in the personal property located in or on real estate subject to the deeds of trust, and certain

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                       March 30, 2000 and April 1, 1999

     other tangible and intangible assets of the Company and related partnership. This security interest is senior to the interests of the affiliate lenders. The partnership is required to pay a commitment fee based on certain financial ratios, ranging from .3% to .5%.

(6)  Commitments and Contingent Liabilities

     For the past several years, the Company has been involved in litigation as a plaintiff (Caveman litigation). The matter was resolved in 1999. The Company is in a dispute regarding certain legal bills with its former counsel. The Company has expensed and a related party has paid to date approximately $375,000 to such counsel. In 1999, the Company paid the remaining amount owed to a related party. The Company believes that it does not have any further obligation. The total amount sought by counsel is approximately $545,000, including the amounts paid to date.

     The Company is involved in various other lawsuits. The ultimate outcome of these lawsuits is not presently determinable; however, in the opinion of management, based in part upon advice of counsel, the amount of losses that might be sustained, if any, would not materially affect the financial position, results of operations or liquidity of the Company.

(7)  Related Party Balances and Transactions

     Onsite management fee and profit participation for the quarter ended March 30, 2000 and April 1, 1999 of $63,000 and $37,000, respectively, are included in operating costs.

     General and administrative expenses for the quarter ended March 30, 2000 and April 1, 1999 include management fees to an affiliated company of $228,000 and $300,000 respectively.

An affiliate of the Company acts as a cash disbursement agent. Substantially all cash disbursements are transacted through the affiliate's bank account.

(8)  General and Administrative Expenses

     General and administrative expenses consist of the following at March 30, 2000 and April 1, 1999:

                                               3/30/2000      4/1/1999
                                              -----------    ----------


          Auditing fees                       $   35,000         32,000
          Caveman litigation fees                               196,000


                                              ----------     ----------

                                              $   35,000        228,000
                                              ==========     ==========

                        OFF BROADWAY INVESTMENTS, INC.

                         Notes to Financial Statements

                       March 30, 2000 and April 1, 1999

(9)  Gross Theatre Box Office Revenues (unaudited)

     The unaudited gross theatre box office revenues were $2,850,000 and $4,835,000 for the quarters ended March 30, 2000 and April 1, 1999, respectively.

(10) Pending Transaction

The Company has entered into a letter of intent whereby the Company will be acquired by a related party in exchange for stock of the related party.

                                   EXHIBIT C


================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      __________________________________

                                   FORM 10-Q
(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended:  March 31, 2000

                                      OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from _____________ to ___________

                         Commission file number 1-8625

                          CITADEL HOLDING CORPORATION
            (Exact name of Registrant as specified in its charter)

            NEVADA                                       95-3885184
(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)

   550 South Hope Street, Suite 1825                        90071
       Los Angeles, California                            (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (213) 239-0540

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                     Yes  X      No  ___
                         ---

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. As of April 19, 2000, there were 5,335,913 shares of Class A Nonvoting Common Stock, $0.01 par value per share and 1,333,969 shares of Class B Voting Common Stock, $0.01 par value per share outstanding.

                 CITADEL HOLDING CORPORATION AND SUBSIDIARIES

                                     INDEX
                                     -----

                                                                            Page
                                                                            ----
PART 1.   Financial Information
------

Item 1.   Financial Statements

          Consolidated Balance Sheets as of
          March 31, 2000 (Unaudited) and December 31, 1999.................    1

          Consolidated Statements of Operations for the Three Months Ended
          March 31, 2000 and 1999 (Unaudited)..............................    2

          Consolidated Statements of Cash Flows for the Three Months Ended
          March 31, 2000 and 1999 (Unaudited)..............................    3

          Notes to Consolidated Financial Statements.......................    4

Item 2.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations........................................   15


PART 2.   Other Information
------

Item 1.   Legal Proceedings................................................   21

Item 2.   Changes in Securities............................................   21

Item 3.   Defaults Upon Senior Securities..................................   21

Item 4.   Submission of Matters to a Vote of Security Holders..............   21

Item 5.   Other Information................................................   21

Item 6.   Exhibits and Reports on Form 8-K.................................   21

Signatures.................................................................   26

                  Citadel Holding Corporation and Subsidiaries
                    Consolidated Balance Sheets (Unaudited)

                                                                         March 31,          December 31,
ASSETS                                                                     2000                1999
                                                                  -----------------------------------------
                                                                    (In $ 000's, except per share amounts)
Assets
Cash and cash equivalents                                                $ 24,134             $ 24,732
Investment in Gish Biomedical, Inc.                                         1,578                1,831
Investment in National Auto Credit, Inc.                                      943                  214
Other receivables                                                             121                   95
Deferred tax asset, net                                                     1,125                1,125
                                                                         --------             --------
       Total current assets                                                27,901               27,997
Rental property, less accumulated depreciation                              7,677                7,731
Investment in shareholder affiliate                                         7,000                7,000
Equity investment in and advances to Agricultural
   Partnerships                                                             2,922                2,669
Capitalized leasing costs, net                                                911                  944
Other assets                                                                  960                  865
                                                                         --------             --------
       Total assets                                                      $ 47,371             $ 47,206
                                                                         ========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Security deposits payable                                                $     27             $     28
Accounts payable and accrued liabilities                                    2,277                2,254
Current portion of mortgage note payable                                      142                  128
                                                                         --------             --------
       Total current liabilities                                            2,446                2,410
                                                                         --------             --------
Minority interest in consolidated affiliate                                    51                   50
Lease contract payable                                                        217                  196
Deferred rental revenue                                                       195                  195
Long-term portion of mortgage notes payable                                10,835               10,872
                                                                         --------             --------
       Total liabilities                                                   13,744               13,723
                                                                         --------             --------
Commitments and contingencies
Stockholders' Equity
Preferred Stock, par value $.01, 20,000,000 shares
    authorized, none outstanding                                               --                   --
Common stock, par value $.01, 20,000,000 shares
    authorized, none outstanding (Note 6)                                      --                   67
Class A Nonvoting Common Stock, par value $.01,
    100,000,000 shares authorized, 5,335,913 issued and
    outstanding                                                                54                   --
Class B Voting Common Stock, par value $.01,
    20,000,000 shares authorized, 1,333,969 issued and
    outstanding                                                                13                   --
Additional paid-in capital                                                 59,603               59,603
Accumulated deficit                                                       (24,213)             (24,444)
Accumulated other comprehensive income                                        168                  255
Note receivable from stockholder                                           (1,998)              (1,998)
                                                                         --------             --------
       Total stockholders' equity                                          33,627               33,483
                                                                         --------             --------
Total liabilities and stockholders' equity                               $ 47,371             $ 47,206
                                                                         ========             ========

         See accompanying notes to consolidated financial statements.

                 Citadel Holding Corporation and Subsidiaries
               Consolidated Statements of Operations (Unaudited)

                                                                           Three Months Ended
                                                                               March 31,
                                                                      2000                     1999
                                                               --------------------------------------------
                                                                  (In $ 000's, except per share amounts)
Revenues:
  Rental income                                                       $ 563                   $1,415
  Farming management fee                                                  4                        1
  Consulting fees from shareholder                                       35                       78
                                                                      -----                   ------
                                                                        602                    1,494
                                                                      -----                   ------

Operating expenses:
  Real estate                                                           149                      508
  General and administrative                                            231                      250
  Depreciation and amortization                                          74                      109
                                                                      -----                   ------
                                                                        454                      867
                                                                      -----                   ------

Operating income                                                        148                      627
                                                                      -----                   ------

Interest income                                                         350                       44
Interest expense                                                       (225)                    (232)
Dividends from investment in Reading                                    114                      114
Loss from investment in and advances to Agricultural
   Partnerships                                                        (100)                    (100)

Interest income from shareholder                                         44                       39
                                                                      -----                   ------

Earnings before minority interest and taxes                             331                      492
Minority interest                                                        (1)                      --
                                                                      -----                   ------
Earnings before income taxes                                            330                      492
Provision for income taxes                                              (99)                     (22)
                                                                      -----                   ------
Net earnings                                                          $ 231                   $  470
                                                                      =====                   ======

Basic and diluted earnings per share                                  $0.03                   $ 0.07
                                                                      =====                   ======

         See accompanying notes to consolidated financial statements.

                 Citadel Holding Corporation and Subsidiaries
               Consolidated Statements of Cash Flows (Unaudited)

                                                                                   Three Months Ended
                                                                                       March 31,
                                                                             2000                     1999
                                                                        ---------------------------------------
                                                                                      (In $ 000's)
Operating Activities
Net earnings                                                              $   231                   $  470
 Adjustments to reconcile net earnings to net cash provided
  by operating activities:
 Depreciation and amortization                                                 74                      109
 Equity loss from Agriculture Partnerships                                    127                      113
 Amortization of deferred leasing costs                                        33                       65
 Amortization of deferred loan costs                                            7                        9
   Minority interest                                                            1                       --
 Changes in operating assets and liabilities:
  Increase in other receivables                                               (26)                     (62)
  Increase in other assets                                                   (149)                    (153)
  Decrease in security deposits                                                (1)                      (3)
  (Increase) decrease in liabilities and deferred rent                         44                     (284)
                                                                          -------                   ------
Net cash provided by operating activities                                     341                      264

Investing activities
 Purchase of Gish securities                                                   --                     (163)
   Purchase of NAC securities                                                (729)                      --
   Unrealized loss on marketable securities                                   166                       --
 Purchase of and additions to real estate                                      --                      (60)
                                                                          -------                   ------
Net cash used in investing activities                                        (563)                    (223)

Financing activities
 Advances to Agriculture Partnerships                                        (353)                    (328)
 Repayments of long-term borrowings                                           (23)                     (49)
                                                                          -------                   ------
Net cash used in financing activities                                        (376)                    (377)

Decrease in cash and cash equivalents                                        (598)                    (336)
Cash and cash equivalents at beginning of period                           24,732                    4,367
                                                                          -------                   ------
Cash and cash equivalents at end of period                                $24,134                   $4,031
                                                                          =======                   ======

Supplemental Disclosures:

Interest paid                                                             $   150                   $  225
Income taxes paid                                                         $   190                   $    0

         See accompanying notes to consolidated financial statements.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies

Basis of Presentation
---------------------

     The consolidated financial statements include the accounts of Citadel Holding Corporation ("Citadel") and collectively with its consolidated subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     During the three months ended March 31, 2000, the Company increased its common stock ownership in National Auto Credit, Inc. ("NAC") to 925,100 shares (2.66%) from 342,500 shares (1.25%) at December 31, 1999 for a total cost of approximately $834,000. At March 31, 2000, the closing price of NAC common stock was $1.02.

The Company owns, through its interest in the three general partnerships (the "Agricultural Partnerships"), a 40% interest in approximately 1,600 acres of agricultural land and related improvements, located in Kern County, California, commonly known as the Big 4 Ranch (the "Property"). The other two partners in the Partnerships are Visalia LLC ("Visalia," a limited liability company controlled by Mr. James J. Cotter, the Chairman of the Board and Chief Executive Officer of the Company, and owned by Mr. Cotter and certain members of his family) which has a 20% interest and Big 4 Ranch, Inc., a publicly held corporation, which has the remaining 40% interest. The Company accounts for its 40% investment in the Partnership utilizing the equity method of accounting (Note 4).

     In October 1996, the Company contributed cash in the amount of $7,000,000 to Reading Entertainment, Inc. ("REI" and collectively with its consolidated affiliates, "Reading") in exchange for 70,000 shares of Reading Series A Voting Cumulative Convertible Preferred Stock (the "REI Preferred Stock") and an option to transfer all or substantially all of its assets, subject to certain limitations, to Reading for Reading Common Stock (the "Asset Put Option"). The Company accounts for its investment in Reading at cost (Note 3).

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments of a recurring nature considered necessary for a fair presentation of its financial position as of March 31, 2000 and December 31, 1999, and the results of operations and its cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three-month period ended March 31, 2000 are not necessarily indicative of the results of operations to be expected for the entire year.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes required to be in conformity with generally accepted accounting principles. The financial information provided herein, including the information under the heading, "Management's Discussion and Analysis of Financial Condition and Results of Operations," is written with the presumption that the users of the interim financial statements have read, or have access to, the most recent Annual Report on Form 10-K which contains the latest audited financial statements and notes thereto, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 1999 and for the year then ended.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

Cash and Cash Equivalents
-------------------------

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Included in cash and cash equivalents at March 31, 2000 is approximately $24,096,000, which is being held in institutional money market mutual funds.

Basic Earnings Per Share
------------------------

     Basic and diluted earnings per share is based on 6,669,882 shares (5,335,913 shares of Class A Nonvoting Common Stock and 1,333,969 shares of Class B Voting Common Stock), the weighted average number of shares outstanding during the three months ended March 31, 2000. Basic earnings per share for the 1999 Quarter was based on 6,669,882 shares, the weighted average number of shares outstanding during the three months ended March 31, 1999. Diluted earnings per share for the 1999 Quarter was based on 6,681,512 shares, the weighted average number of shares of common stock and potential common shares outstanding during the three months ended March 31, 1999. Stock options to purchase 115,000 and 53,000 shares of Common Stock were outstanding during the 2000 and 1999 periods at a weighted average exercise price of $3.43 and $2.81 per share, respectively. The 2000 and 1999 calculations of the diluted weighted average number of shares outstanding include the net effect of such stock options amounting to 0 and 11,630 shares, respectively.

Note 2 - Rental Property and Properties Held for Sale

                                                       March 31,         December 31,
                                                         2000               1999
                                                    -------------------------------------
                                                               (In $ 000's)
          Rental Property:
             Land                                       $2,951             $2,951
             Building and improvements                   5,532              5,532
                                                        ------             ------
                  Total                                  8,483              8,483
             Less accumulated depreciation                (806)              (752)
                                                        ------             ------
          Rental property, net                          $7,677             $7,731
                                                        ======             ======

          At March 31, 2000 and December 31, 1999, the Company's sole rental property consisted of an office building located in Glendale, California (the "Brand Property"). With the exception of the ground floor which is leased to Fidelity Bank, the Brand Property is leased to Disney Enterprises, Inc. ("Disney"). The rental rate for the first five years of the Disney lease term, beginning February 1, 1997, is approximately $148,000 per month and approximately $164,000 for the remaining five-year term, excluding parking. Disney has the option to renew the lease for two consecutive five-year periods. The lease provides that the Company contributes towards tenant improvements and common area upgrades. In December 1999, Disney notified the Company of its intention to occupy the building in 2000 and requested tenant improvements amounting to approximately $1,501,000. To date, while fulfilling their lease obligations to the Company, Disney has not moved into the building. Accordingly, the tenant improvements projects had not been started as of March 31, 2000.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

     Costs to obtain the lease inclusive of commissions, legal fees, and a $450,000 payment to the previous lessor, approximating $1,333,000 are included in the Balance Sheet as "Capitalized leasing costs". At March 31, 2000 and December 31, 1999, accumulated amortization with respect to the Glendale Building's capitalized leasing costs were approximately $422,000 and $389,000, respectively.


Note 3 - Investment in Shareholder Affiliate

     At March 31, 2000 and December 31, 1999, the Company owned 70,000 shares of REI Preferred Stock and the Asset Put Option. The REI Preferred Stock has (i) a liquidation preference of $100 per share or $7,000,000 ("Stated Value"), (ii) bears a cumulative dividend of 6.5%, payable quarterly, and (iii) is convertible any time after April 1998 into shares of REI Common Stock at a conversion price of $11.50 per share. The closing price of REI stock on March 31, 2000 was approximately $4.50 per share. REI may, at its option, redeem the Series A Preferred Stock at any time after October 15, 2001, in whole or in part, at redemption price equal to a percentage of the Stated Value (initially 108% and decreasing 2% per annum until the percentage equals 100%). The Company has the right for a 90-day period beginning October 15, 2001 (provided the Company has not exercised the Asset Put Option), or in the event of change of control of REI to require REI to repurchase the REI Series A Preferred Stock for their aggregate Stated Value plus accumulated dividends. In addition, if REI fails to pay dividends for four quarters, the Company has the option to require REI to repurchase such shares at their aggregate liquidation value plus accumulated dividends.

     The Asset Put Option is exercisable any time through a date thirty days after Reading's Form 10-K is filed with respect to its year ended December 31, 1999, and gives the Company the right to exchange, for shares of Reading Common Stock, all or substantially all of the Company's assets, as defined, together with any debt encumbering such assets (the "Asset Put"). The Company has determined that it will not exercise the Asset Put Option.

     The Company accounts for its investment in REI at cost. Included in the Statements of Operations for the three months ended March 31, 2000 and 1999 is "Dividends from Investment in Reading" of approximately $114,000 per quarter earned pursuant to the terms of the REI Series A Preferred Stock.

     As of March 31, 2000, the Company and Craig Corporation ("Craig"), a shareholder affiliate of the Company, hold in the aggregate approximately 83% of the voting power of Reading, with Craig's holdings representing approximately 78% of the voting power of Reading and the Company's holdings representing approximately 5% of such voting power. At March 31, 2000, Reading holds 1,690,938 shares of Class A Nonvoting Common Stock shares and 422,734 shares of Class B Voting Common Stock shares, or approximately 32% of the Company's outstanding common stock and Craig holds 876,885 shares of Class A Nonvoting Common Stock shares and 230,521 shares of Class B Voting Common Stock shares or approximately 17% of the Company's common stock.

     Summarized financial information of REI and subsidiaries as of March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999 follows:

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

Condensed Balance Sheets:

                                                                      March 31, 2000        December 31, 1999
                                                                 ------------------------------------------------
                                                                                   (In $ 000's)
Cash and cash equivalents                                                $  5,610                $ 13,277
Other current assets                                                        4,462                   3,604
Investment in unconsolidated affiliates                                    12,824                  13,098
Property held for sale                                                      5,384                   5,740
Property held for development                                              29,825                  31,624
Property and equipment, net                                                59,718                  57,854
Other assets                                                                4,199                   3,324
Intangible assets                                                           9,816                   9,975
                                                                         --------                --------
 Total assets                                                            $131,838                $138,496
                                                                         ========                ========

Current liabilities                                                      $ 21,019                $ 19,796
Other liabilities                                                           6,916                   6,953
Minority interests                                                          2,057                   2,064
Series A Preferred stock held by Citadel                                    7,000                   7,000
Shareholders' equity                                                       94,846                 102,683
                                                                         --------                --------
 Total liabilities and equity                                            $131,838                $138,496
                                                                         ========                ========
                                                                                   Three Months Ended
                                                                                        March 31,
Condensed Statement of Operations:                                          2000                     1999
                                                                 ------------------------------------------------
                                                                         (In $000's, except per share amounts)
Revenue                                                                   $11,221                  $ 7,518
Theater costs                                                              (9,754)                  (6,170)
Depreciation and amortization                                                (759)                    (986)
General and administrative                                                 (2,565)                  (2,362)
                                                                          -------                  -------
Loss from operations                                                       (1,857)                  (2,000)
Interest income and dividends                                                 166                      738
Interest expense                                                             (166)                     (17)
Equity in (loss) earnings of affiliates                                       (99)                      90
Other income, net                                                              35                       19
                                                                          -------                  -------
Loss before income taxes                                                   (1,921)                  (1,170)
Income taxes                                                                  218                      222
Minority interest                                                              67                       65
                                                                          -------                  -------
Net loss                                                                   (2,206)                  (1,457)
Less preferred stock dividends and amortization of
the asset put option                                                        1,086                    1,083
                                                                          -------                  -------

Net loss applicable to common shareholders                                $(3,292)                 $(2,540)
                                                                          =======                  =======

Basic and diluted loss per share                                          $ (0.44)                  $(0.34)
                                                                          =======                  =======

Included in "Equity in (loss) earnings of affiliates" is Reading's share of Citadel's earnings of approximately $ 25,000 and $ 88,000 for the three months ended March 31, 2000 and 1999, respectively.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

Note 4 -  Equity Investment and Note Receivable from Agricultural Partnerships

At March 31, 2000 and December 31, 1999, "Investments in and advances to Agricultural Partnerships" consist of the following:

                                                                     March 31,         December 31,
                                                                       2000               1999
                                                                  ----------------------------------
                                                                             (In $ 000's)
Equity investment in Agricultural Partnerships                        $ (496)            $ (324)
Note receivable and advances to Agricultural Partnerships              3,418              2,993
                                                                      ------             ------
                                                                      $2,922             $2,669
                                                                      ======             ======

     As described in Note 1, the Company has a 40% interest in the Agricultural Partnerships. In addition, the Company has provided a $3,250,000 line of credit ("Crop Financing Line") to the Agricultural Partnerships. Drawdowns under the Line of Credit, which matures on August 1, 2000, accrue interest at prime plus 100 basis points, payable quarterly.

     In December 1998, the Agricultural Partnerships suffered a devastating freeze that resulted in a loss of substantially all of its 1998-1999 crop. As a consequence of the freeze, the Agricultural Partnerships had neither the funds with which to repay the drawdowns on the Line of Credit nor the funds necessary to cover expenses needed for production of the 1999-2000 crops. Big 4 Ranch, Inc., a 40% owner spun off by the Company in 1997 to its stockholders, likewise has no funds with which to make further capital contributions. Accordingly, the Agricultural Partnerships generally have no sources of funding other than the Company and Visalia, for the cultural expenses needed for production of the 1999-2000 crops or to fund the 2000-2001 crop-planting program for 100 acres of the remaining 540 acres of the undeveloped acreage, amounting to approximately $2,300,000. The Company and Visalia have continued to fund the Agricultural Partnerships' operating and cultural costs on an 80/20 basis. At March 31, 2000, total loans incurred on behalf of the Agricultural Partnerships totaled $3,097,000. No revenue is expected to be realized by the Agricultural Partnerships until the 1999-2000 crop is harvested and sold during second and third quarters of Fiscal 2000.

     In December 1997, Big 4 Farming LLC ("Farming", owned 80% by the Company and 20% by Visalia) entered into a farming services agreement (the "Farming Contract") with each of the Agricultural Partnerships, pursuant to which it provides farm operation services for an initial term of two years and providing for automatic extensions of one year unless terminated. The farm operation services provided by Farming include contracting for the picking, packing, and hauling of the crops. The Visalia minority interest ownership of Farming is included in the Consolidated Balance Sheet at March 31, 2000 and December 31, 1999 as "Minority interest" in the amount of $51,000 and $50,000, respectively. Visalia's portion of Farming's net loss for the three months ended March 31, 2000 and 1999 amounting to $592 and $39, respectively, is included in the Consolidated Statement of Operations as "Minority interest".

     In consideration of the services provided under the Farming Contract, Farming is paid an amount equal to 100% of its costs plus a profit factor equal to 5% of the gross agricultural receipts from the Big 4 Properties, calculated after the costs of picking, packing and hauling. In addition, Farming entered into

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

a contract with Cecelia Packing Corporation ("Cecelia" owned by James J. Cotter) for certain management consulting, purchasing and bookkeeping services for an initial term of two years at a fee of $6,000 per month plus reimbursement of certain out-of-pocket expenses. Cecelia also packs a portion of the fruit produced by the Agricultural Partnerships. During the three months ended March 31, 2000, Cecelia earned a fee of $18,000, which was accrued but not paid at March 31, 2000. The $655,000 and $263,000 reflected below as "Due to Big 4 Farming LLC" at March 31, 2000 and at December 31, 1999 represent expenses paid by Farming on behalf of the Agricultural Partnerships not yet drawn down on the line of credit.

     Summarized financial information of the Agricultural Partnerships as of March 31, 2000 and December 31, 1999 and the results of operations for the years then ended follows:

Condensed Balance Sheet:

                                                            March 31,                  December 31,
                                                              2000                        1999
                                                         ---------------------------------------------
                                                                          (In $000's)
Inventory (cultural costs)                                   $1,379                      $1,188
Property and equipment, net                                   5,630                       5,716
Deferred loan costs                                              64                          68
                                                             ------                      ------
   Total assets                                              $7,073                      $6,972
                                                             ======                      ======

Accounts payable                                             $   --                      $   --
Due to Big 4 Farming LLC                                        655                         263
Line of credit with Citadel                                   2,758                       2,730
Loans payable to Visalia LLC                                    339                         339
Loans payable to Suburban                                        60                          63
Mortgage note payable                                         4,050                       4,050
Partners' deficit                                              (789)                       (473)
                                                             ------                      ------
   Total liabilities and partners' capital                   $7,073                      $6,972
                                                             ======                      ======

     The Prudential Purchase Money Loan in the amount of $4,050,000 is secured by, among other things, a first priority mortgage lien on the property, has a ten-year maturity and accrues interest, payable quarterly, at a fixed rate of 7.7%. In order to defer principal payments until January 1, 2002, the Agricultural Partnerships must make capital improvements to the real property totaling $500,000 by December 31, 2000 and an additional $200,000 by December 31, 2001. If the required capital expenditures are not made, then the Agricultural Partnerships will be required to make a mandatory prepayment of principal on January 31, 2001 equal to difference between $500,000 and the amount of capital improvements made through December 31, 2000. The purchase money mortgage also imposes a prepayment penalty equal to the greater of (a) one-half of one percent of each prepayment of principal and (b) a present value calculation of the anticipated loss that the note holder will suffer as a result of such prepayment. As of March 31, 2000, the Agricultural Partnerships had made capital expenditures of approximately $650,000 consisting primarily of new tree plantings and improvements to irrigation systems.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

                                                                                 Three Months Ended
                                                                                     March 31,
                                                                              2000              1999
                                                                       -----------------------------------
                                                                                    (In $000's)
Sales of crops                                                               $   8             $  43
Costs of sales                                                                  (7)              (17)
                                                                             -----             -----
 Gross profit                                                                    1                26

USDA grant revenue                                                              67                --
General and administrative expense1                                            (97)              (72)
Depreciation                                                                  (134)             (126)
Interest expense                                                              (153)             (110)
                                                                             -----             -----
  Net loss                                                                   $(316)            $(282)
                                                                             =====             =====

Equity loss - 40% Citadel                                                    $(127)            $(113)
Interest income from partnership loan2                                          27                13
                                                                             -----             -----
Net (loss) from investment in and advances to
  Agriculture Partnership                                                    $(100)            $(100)
                                                                             =====             =====


Note 5 - Taxes on Income

     The provision for income taxes for the three months ended March 31, 2000 and 1999 amounted to approximately $99,000 and $22,000, respectively, representing a provision for estimated federal and state taxes.


Note 6 - Common Stock

     On April 11, 1997, Craig exercised its warrant to purchase 666,000 shares of the Company's treasury common stock at an exercise price of $3.00 per share of $1,998,000. Such exercise was consummated pursuant to delivery by Craig of its secured promissory note (the "Craig Secured Note") in the amount of $1,998,000, secured by 500,000 shares of REI Common Stock owned by Craig. The Craig Secured Note in the amount of $1,998,000 is included in the Balance Sheet as a contra equity account under the caption "Note receivable from stockholder" at March 31, 2000 and December 31, 1999. Interest is payable quarterly in arrears at the prime rate computed on a 360 day-year. Principal and accrued but unpaid interest is due upon the earlier of April 11, 2002 or 120 days following the Company's written demand for payment. Interest income from the Craig secured Note amounted to approximately $44,000 and $38,000 for the three months ended March 31, 2000 and 1999. Craig may prepay the Craig Secured Note, at any time, in whole or in part, without penalty or premium.

     On January 4, 2000, the Company reorganized under a new Nevada holding company. In that transaction, the outstanding shares of the Company's Common Stock were converted into 5,335,913 shares of Class A Voting Common Stock and 1,333,969 shares of Class B Voting Common Stock. Accordingly, the 666,000 shares purchased by Craig in exchange for the Craig Secured Note was converted to 532,800

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements
March 31, 2000

--------------------------------------------------------------------------------

shares of Class A Nonvoting Common Stock and 133,200 shares of Class B Voting Common Stock as of January 4, 2000.


Note 7 - Business Segments

     The following sets forth certain information concerning the Company's rental real estate operations, agricultural operations, and corporate activities for the three months ended March 31, 2000 and 1999.

                                                   Rental        Agricultural
                                                 Real Estate      Operations       Corporate3      Consolidated
                                                 -----------      ----------       ----------      ------------
                                                                         (In $ 000's)
For the three months ended March 31, 2000:
  Revenues                                         $  563           $   4             $ 35            $  602
  Earnings (losses) before income taxes               439            (100)              (9)              330


For the three months ended March 31, 1999:
  Revenues                                         $1,415           $   1             $ 78            $1,494
  Earnings (losses) before income taxes               594            (100)              (2)              492

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
March 31, 2000
________________________________________________________________________________


Note 8 - Subsequent Events

     On May 12, 2000, the Company reached agreement in principle with respect to an assignment, assumption and modification agreement (the "AAM Agreement") with Reading and Messrs. James J. Cotter and Michael Forman (Messrs. Cotter and Forman executing and delivering the AAM Agreement on behalf of themselves and certain of their affiliates; Messrs., Cotter and Forman and such affiliates being referred to herein collectively as "Sutton Hill") pursuant to which the Company will assume the rights and obligations of Reading under the agreement in principle dated December 4, 1998 (the "Agreement in Principle") between Reading and Sutton Hill (a) to lease with option to purchase four cinemas; (b) to manage four additional cinemas; (c) to acquire the 1/6th interest in the Angelika Film Center owned by Sutton Hill; and (d) to merge with Off Broadway Investors, Inc.("OBI"), a company whose assets consist of three live theaters. The assets described above in (a) through (c) are all located in Manhattan, New York and are referred to herein as the "City Cinemas Assets." The assets described above in (d) are referred to herein as the "OBI Assets" and are also located in Manhattan, New York. Included in the City Cinema Assets is the right to acquire the fee interest underlying the Murray Hill and Sutton Cinemas for the amount of $4 million. Included within the OBI Assets are the fee estates underlying the Minetta Lane and Orpheum Theaters, and a right of first refusal to acquire the fee interest in the Union Square Theatre.

     Under the terms of the AAM Agreement, the rights and obligations being assumed by the Company will be modified in certain respects from those, which previously existed between Reading and Sutton Hill under the Agreement in Principle. In essence, the Company and Sutton Hill will be entering into an amended agreement in principle (the "Amended Agreement in Principle") pursuant to which:

     a) Citadel will acquire from Sutton Hill the 1/6th membership interest held by Sutton Hill in Angelika Film Center. LLC ("AFC") in consideration of the issuance by Citadel of a two year promissory note in the amount of $4.5 million, bearing interest at the rate of 8.25% per year, payable quarterly. AFC is the owner of the Angelika Film Center located in the Soho district of New York.

     b) Citadel will lease from Sutton Hill, with option to purchase, the Cinemas I, II and III, the Murray Hill Cinema, the Sutton Cinema and the Village East Cinema. Rent is calculated to produce an initial return of 8.25% per annum to Sutton Hill, with provision after the second year for certain mandatory increases in rent, subject to an annual cap of 4.3%. An option fee in the amount of $5 million to be paid at the closing, which may be applied in full against the option exercise price of $44 million.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
March 31, 2000
________________________________________________________________________________

     c) Citadel will acquire from Sutton Hill certain rights to manage the remainder of the Cinemas currently constituting the City Cinemas Circuit, including the management agreement applicable to the Angelika Film Center located in the Soho District of Manhattan. No separate consideration is being paid with respect to these management rights.

     d) In the merger with OBI, Sutton Hill will receive shares of the Company's Class A Common Stock and Class B Common Stock valued, in the aggregate, at $10 million. The Class A Common Stock and Class B Common Stock will be issued in a ratio of 8 shares of Class A Common Stock for every 2 shares of Class B Common Stock. The shares will be valued by reference to the average trading price of such securities over the ten trading days immediately preceding the closing of the transaction.

     e) Citadel will provide to Sutton Hill a credit facility in the amount of $28 million. This credit facility may not be drawn upon by Sutton Hill earlier than the seventh anniversary of the closing of the transactions described in subparagraphs a) through c) immediately above (the "Closing"). However, the Company has the right to fund the credit facility earlier, should it so elect. If the Company elects to fund the credit facility on or before the second anniversary of the Closing, then Messrs. Cotter and Forman are obligated to personally guarantee that portion of any borrowings made by Citadel to fund the funding of the credit facility, up to the amount actually disbursed by Citadel from such borrowings to Sutton Hill. The credit facility accrue interest, payable monthly, at the rate of 8.25% for the first two years following the Closing, with provision after the second year for certain mandatory increases in interest rate, subject to an annual cap of 6% of such interest rate as adjusted from time to time. Interest is payable monthly in arrears, and all principal and accrued interest is due on the tenth anniversary of the Closing.

     In addition, Reading will grant to Citadel a right of first negotiation to acquire the remainder of Reading's domestic cinema assets.

     Pursuant to the AAM Agreement, Citadel has reimbursed to Reading, under the agreement in principle, the $1 million deposit previously paid by Reading to Sutton Hill. As a consequence of the AAM Agreement, Citadel has also received an assignment of Reading's rights with respect to that deposit.

     The rights of the Company with respect to the City Cinemas Assets and with respect to its right of first negotiation to acquire the remainder of Reading's domestic cinema assets are subject to the prior rights of National Auto Credit, Inc. ("NAC") under two options granted by Reading to NAC permitting NAC to acquire a) the remaining 1/3rd interest held by Reading in AFC (the "AFC Option") and b) the remainder of Reading's domestic cinema assets, including the rights of Reading under the Agreement in Principle with respect to the City Cinemas Assets (the "Domestic Cinemas Option"). The AFC Option expires if not exercised by May 20, 2000. The Domestic Cinemas Option expires on June 5, 2000, but may be extended for up to two additional 30-day terms upon the payment of an extension fee of $100,000 for each such 30-day term. Under the terms of the Domestic Cinemas Option, NAC is obligated to provide to Citadel the right to participate in such transaction on a 50/50 basis with NAC. The Company is advised by Reading that to date NAC has not advised Reading as to whether it intends to exercise the AFC Option and/or the Domestic Cinemas Option. NAC has no rights with respect to the OBI Assets.

Citadel Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
March 31, 2000
________________________________________________________________________________

     The AAM Agreement has been negotiated by the Conflicts Committee of the Board of Directors of the Company. That committee is comprised entirely of independent outside directors, none of whom is affiliated with Reading or Sutton Hill. The closing of the Amended Agreement in Principle is subject to the receipt of a fairness opinion from the Conflict Committee's financial advisor, the completion of definitive documentation, and the satisfaction of other usual and customary closing conditions. The merger with OBI is subject to approval of the stockholders of the Company. However, if that approval is not obtained by September 30, 2000, the Amended Agreement in Principle provides that the Company will acquire the stock of OBI for $10 million in cash. The definitive documentation constituting the AAM Agreement is currently being finalized among the parties and will be filed on Form 8K when completed and executed.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

         The following is a comparison of the results of operations for the three months ended March 31, 2000, ("2000 Quarter") with the three months ended March 31, 1999 ("1999 Quarter"). Due to the nature of the Company's business activities, revenues and earnings have and will vary significantly reflecting the results of real estate sales, and the operating results of the Agricultural Partnerships. Accordingly, period-to-period comparisons of operating results will not necessarily be indicative of future financial results.

          The Company's net earnings for the three months ended March 31, 2000 amounted to $231,000 or $0.03 per basic share as compared to the net earnings of $470,000 or $0.07 per basic share for the three-month period ended March 31, 1999.

          Rental income and the real estate operating expenses amounted to $563,000 and $149,000, respectively, for the 2000 Quarter as compared to $1,415,000 and $508,000 for the 1999 Quarter, respectively. The decrease in both the rental income and the real estate operating expenses reflect the sale of the Arboleda Property in June 1999 for approximately $20,000,000. As of March 31, 2000, the Company owns one rental property, a commercial office building located in Glendale, California (the "Brand Property"). The Brand Property is leased to Disney Enterprises, Inc. and Fidelity Federal Bank.

          Consulting fees from shareholder amounted to $35,000 and $78,000 in the 2000 Quarter as compared to the 1999 Quarter. During 1999, the Company had devoted a substantial portion of its executives' time providing real estate consulting services to Reading in connection with the development by Reading of multiplex cinemas in the United States, New Zealand, and Australia. As a result of the significant decrease in the number of new development projects for Reading, the Company's consulting income decreased for the 2000 Quarter.

          Included in the Consolidated Statements of Operations as "Loss from investment in and advances to Agricultural Partnerships" is a loss in the 2000 Quarter and 1999 Quarter of $100,000 representing the Company's 40% equity share of the Agriculture Partnerships operating results. At March 31, 2000 and December 31, 1999, Citadel and Visalia LLC had advanced, on an 80/20 basis, approximately $3,097,000 and $3,069,000, respectively, in aggregate. As described below, the Agricultural Partnerships suffered a significant loss in Fiscal 1998 resulting in the Agricultural Partnerships having deficit partners' capital of approximately $789,000 at March 31, 2000. As a result of the devastating freeze and reduced levels of revenue for the 1999-2000 crop, the Company does not expect to begin to recover its advances and interest income to the Agricultural Partnerships until the 2000-2001 crop is harvested and sold during the second and third quarters of Fiscal 2001. In addition, the Big 4 Ranch, Inc. ("BRI") does not currently have the resources to make additional capital contributions. Accordingly, until such time as the Agricultural Partnerships have operating earnings and positive partners capital, the Company is not recording the other partner's 60% portion of interest income (earned at prime plus 100 basis points) for the financial statement purposes. Interest earned but not reported for the three months ended March 31, 2000 amounted to approximately$40,000.

          In December 1998, the Agricultural Partnerships suffered from a devastating freeze which resulted in a loss of substantially its entire 1998-1999 crop. As a consequence of the freeze, the Agricultural Partnerships have no funds with which to repay the drawdowns on the Line of Credit. Big 4 Ranch, Inc. currently has no funds with which to make further capital contributions. Furthermore, the Agricultural Partnerships generally have no source of funding, other than the Company, for the cultural expenses needed for production of the 1999-2000 crop, as well as, funding of a crop-planting program on the undeveloped acreage. It is estimated that the Agricultural Partnerships will need approximately $2,300,000 in Fiscal 2000 to cover its cultural and operating expenses, and to complete the planned planting of 100 additional acres of citrus trees. To date, the Company and Visalia LLC have continued to fund the Agricultural Partnerships operating and crop costs on an 80/20 basis.

          Interest income (reflected in the Consolidated Statements of Operations as "Interest income" and "Interest income from shareholder") increased between the 2000 and 1999 Quarters and amounted to approximately $394,000 in the 2000 Quarter and $83,000 in the 1999 Quarter. The increase in interest income is primarily due to the $20,103,000 increase in the short-term investment balance from the 1999 Quarter, most of which is held in money market mutual funds. Included in the Consolidated Statements of Operations for the 2000 and 1999 Quarter is approximately $114,000 of dividend income earned with respect to the Company's investment in REI Preferred Stock. The REI Series A Preferred Stock is convertible at any time into shares of REI Common Stock at a conversion price of $11.50 per share. The closing market price of REI Common Stock at March 31, 2000 was $4.50 per share. REI reported a net loss applicable to common shareholders of approximately $3,292,000 for the 2000 Quarter as compared to a net loss applicable to common shareholders of approximately $2,540,000 in the 1999 Quarter. The Company has the right, exercisable during the 90-day period beginning October 15, 2001, to require REI to repurchase such shares at the stated value, $7,000,000, plus accrued and unpaid dividends.

          General and administrative expenses decreased slightly in the 2000 Quarter and amounted to $231,000 as compared to $250,000 in the 1999 Quarter. The decrease in general and administrative expenses was attributable to the decrease in salaries and bonus, which was mostly offset by the increase in bookkeeping and shareholder expenses.

          Interest expense was $225,000 in the 2000 Quarter as compared to $232,000 in the 1999 Quarter. Two mortgage loans that were outstanding during the 1999 Quarter were paid off in June 1999, concurrently with the sale of the Arboleda Property. In December 1999, however, the Company entered into an $11,000,000 loan agreement with Nationwide Bank (the "$11M Note"). The slight decrease in interest expense is generally attributable to the lower interest rate negotiated on the $11,000,000 loan, the effect of which was slightly offset by an increase in the outstanding loan principal. The $11M Note accrues interest at a fixed rate of 8.18% per annum. The terms of the mortgage loans outstanding during the 1999 Quarter provided for an adjustable rate of interest, which rate amounted to 9.44% at March 31, 1999.

Business Plan, Capital Resources and Liquidity

Business Plan
-------------

     The Company has been engaged in recent periods primarily in the business of owning and managing its real estate intensive assets and in the offering of various real estate consulting services to its affiliates. The Company intends, at least for the near term, to continue to manage and augment its commercial real estate and agricultural properties, to provide real estate consulting services to its affiliates, and to explore opportunities in the real estate-based segment of the entertainment industry.

     On May 12, 2000, the Company reached agreement in principle with respect to an assignment, assumption and modification agreement (the "AAM Agreement") with Reading and Messrs. James J. Cotter and Michael Forman (Messrs. Cotter and Forman executing and delivering the AAM Agreement on behalf of themselves and certain of their affiliates; Messrs., Cotter and Forman and such affiliates being referred to herein collectively as "Sutton Hill") pursuant to which the Company will assume the rights and obligations of Reading under the agreement in principle dated December 4, 1998 (the "Agreement in Principle") between Reading and Sutton Hill (a) to lease with option to purchase four cinemas; (b) to manage four additional cinemas; (c) to acquire the 1/6th interest in the Angelika Film Center owned by Sutton Hill; and (d) to merge with Off Broadway Investors, Inc.("OBI"), a company whose assets consist of three live theaters. The assets described above in (a) through (c) are all located in Manhattan, New York and are referred to herein as the "City Cinemas Assets." The assets described above in (d) are referred to herein as the "OBI Assets" and are also located in Manhattan, New York. Included in the City Cinema Assets is the right to acquire the fee interest underlying the Murray Hill and Sutton Cinemas for the amount of $4 million. Included within the OBI Assets are the fee estates underlying the Minetta Lane and Orpheum Theaters, and a right of first refusal to acquire the fee interest in the Union Square Theatre.

     Under the terms of the AAM Agreement, the rights and obligations being assumed by the Company will be modified in certain respects from those, which previously existed between Reading and Sutton Hill under the Agreement in Principle. In essence, the Company and Sutton Hill will be entering into an amended agreement in principle (the "Amended Agreement in Principle") pursuant to which:

     a) Citadel will acquire from Sutton Hill the 1/6th membership interest held by Sutton Hill in Angelika Film Center. LLC ("AFC") in consideration of the issuance by Citadel of a two year promissory note in the amount of $4.5 million, bearing interest at the rate of 8.25% per year, payable quarterly. AFC is the owner of the Angelika Film Center located in the Soho district of New York.

     b) Citadel will lease from Sutton Hill, with option to purchase, the Cinemas I, II and III, the Murray Hill Cinema, the Sutton Cinema and the Village East Cinema. Rent is calculated to produce an initial return of 8.25% per annum to Sutton Hill, with provision after the second year for certain mandatory increases in rent, subject to an annual cap of 4.3%. An option fee in the amount of $5 million to be paid at the closing, which may be applied in full against the option exercise price of $44 million.

     c) Citadel will acquire from Sutton Hill certain rights to manage the remainder of the Cinemas currently constituting the City Cinemas Circuit, including the management agreement applicable to the Angelika Film Center located in the Soho District of Manhattan. No separate consideration is being paid with respect to these management rights.

     d) In the merger with OBI, Sutton Hill will receive shares of the Company's Class A Common Stock and Class B Common Stock valued, in the aggregate, at $10 million. The Class A Common Stock and Class B Common Stock will be issued in a ratio of 8 shares of Class A Common Stock for every 2 shares of Class B Common Stock. The shares will be valued by reference to the average trading price of such securities over the ten trading days immediately preceding the closing of the transaction.

     e) Citadel will provide to Sutton Hill a credit facility in the amount of $28 million. This credit facility may not be drawn upon by Sutton Hill earlier than the seventh anniversary of the closing of the transactions described in subparagraphs a) through c) immediately above (the "Closing"). However, the Company has the right to fund the credit facility earlier, should it so elect. If the Company elects to fund the credit facility on or before the second anniversary of the Closing, then Messrs. Cotter and Forman are obligated to personally guarantee that portion of any borrowings made by Citadel to fund the funding of the credit facility, up to the amount actually disbursed by Citadel from such borrowings to Sutton Hill. The credit facility accrue interest, payable monthly, at the rate of 8.25% for the first two years following the Closing, with provision after the second year for certain mandatory increases in interest rate, subject to an annual cap of 6% of such interest rate as adjusted from time to time. Interest is payable monthly in arrears, and all principal and accrued interest is due on the tenth anniversary of the Closing.

     In addition, Reading will grant to Citadel a right of first negotiation to acquire the remainder of Reading's domestic cinema assets.

     Pursuant to the AAM Agreement, Citadel has reimbursed to Reading, under the agreement in principle, the $1 million deposit previously paid by Reading to Sutton Hill. As a consequence of the AAM Agreement, Citadel has also received an assignment of Reading's rights with respect to that deposit.

     The rights of the Company with respect to the City Cinemas Assets and with respect to its right of first negotiation to acquire the remainder of Reading's domestic cinema assets are subject to the prior rights of National Auto Credit, Inc. ("NAC") under two options granted by Reading to NAC permitting NAC to acquire a) the remaining 1/3rd interest held by Reading in AFC (the "AFC Option") and b) the remainder of Reading's domestic cinema assets, including the rights of Reading under the Agreement in Principle with respect to the City Cinemas Assets (the "Domestic Cinemas Option"). The AFC Option expires if not exercised by May 20, 2000. The Domestic Cinemas Option expires on June 5, 2000, but may be extended for up to two additional 30-day terms upon the payment of an extension fee of $100,000 for each such 30-day term. Under the terms of the Domestic Cinemas Option, NAC is obligated to provide to Citadel the right to participate in such transaction on a 50/50 basis with NAC. The Company is advised by Reading that to date NAC has not advised Reading as to whether it intends to exercise the AFC Option and/or the Domestic Cinemas Option. NAC has no rights with respect to the OBI Assets.

     The AAM Agreement has been negotiated by the Conflicts Committee of the Board of Directors of the Company. That committee is comprised entirely of independent outside directors, none of whom is affiliated with Reading or Sutton Hill. The closing of the Amended Agreement in Principle is subject to the receipt of a fairness opinion from the Conflict Committee's financial advisor, the completion of definitive documentation, and the satisfaction of other usual and customary closing conditions. The merger with OBI is subject to approval of the stockholders of the Company. However, if that approval is not obtained by September 30, 2000, the Amended Agreement in Principle provides that the Company will acquire the stock of OBI for $10 million in cash. The definitive documentation constituting the AAM Agreement is currently being finalized among the parties and will be filed on Form 8K when completed and executed.

     The Company had become familiar with NAC during the City Cinemas Assets negotiation, and came to the view that that common stock of NAC was materially undervalued. The Company has elected to invest a portion of its liquidity in NAC's common stock and at March 31, 2000, held 925,100 shares of the NAC Common Stock representing approximately 3.25% of the stock of NAC at a cost of approximately $834,000.

     In regards to the Company's 40% interest in the Agricultural Partnerships, the Company intends to continue funding the Agricultural Partnerships on an 80/20 basis with Visalia LLC and to continue making the capital improvements as planned.

Capital Resources and Liquidity

     Cash and cash equivalents decreased approximately $598,000 from $24,732,000 at December 31, 1999 to $24,134,000 at March 31, 2000. Net cash used in investing activities amounted to $563,000 in the 2000 Quarter and reflects additional purchases of NAC common stock totaling approximately $600,000. Net cash used in financing activities amounted to $376,000 in the 2000 Quarter and resulted from (i) additional borrowings by the Agriculture Partnerships and (ii) the payments made on the $11M Note.

     The Company expects that its sources of funds in the near term will include
(i) cash on hand and related interest income, (ii) cash flow from the operations of its remaining real estate property, (iii) preferred stock dividend, payable quarterly, from REI amounting to approximately $455,000, annually.

     In the short term, uses of funds are expected to include (i) funding of the Agricultural Partnerships under the $3,250,000 line-of-credit, (ii) funding of the Glendale Building leasehold and tenant improvements of approximately $1,501,000, (iii) operating expenses, (iv) debt service pursuant to the $11,000,000 property mortgage, and (v) the possible acquisition of the City Cinemas Assets. As part of the Big 4 Ranch, Inc. spin off, the Company agreed to provide a $200,000 line of credit to that company. To date, no loans have been requested with respect to this commitment.

     Management believes that the Company's sources of funds will be sufficient to meet its cash flow requirements for the foreseeable future. The October 1996 acquisition of the Reading Preferred Stock and the Asset Put Option, provided the Company with the opportunity to make an initial investment in the Beyond-the-Home segment of the entertainment industry and the ability to make a further investment in this industry through the exercise of its Asset Put Option. Since then, the Company has determined that it will not exercise the Asset Put Option.

     Citadel currently intends, at least for the near term, to continue to manage its commercial real estate and agricultural properties, to avail itself to providing real estate consulting services to its affiliates, and to explore other opportunities in the real estate-based segment of the entertainment industry as discussed above.

Forward-Looking Statements

     From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing, including those contained herein. Such forward-looking statements may be included in, without limitation, reports to stockholders, press releases, oral statements made with the approval of an authorized executive officer of the Company and filings with the Securities and Exchange Commission. The words or phrases "anticipates," "expects," "will continue," "estimates," "projects," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

     The results contemplated by the Company's forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results to vary materially from anticipated results, including without limitation, delays in obtaining leases, finalization of the sale of properties, the impact of competition, market and other risks associated with the Company's investment activities including the investment and advances to the Agricultural Properties and other factors described herein.

Part II -- Other Information

Item 1 - Legal Proceedings

         For a description of legal proceedings, please refer to Item 3 entitled Legal Proceedings contained in the Company's Form 10-K for the fiscal year ended December 31, 1999.

Item 2 - Change in Securities

         On January 4, 2000, the Company reorganized under a new Nevada holding company. In that transaction, the outstanding shares of the Company's Common Stock were automatically converted into 0.8 share of Class A Nonvoting Common Stock (the "Class A Common Stock") and 0.2 shares of Class B Voting Common Stock (the "Class B Common Stock"). No fractional shares of Class A Common Stock or Class B Common Stock was issued. Instead, fractional shares of such stock were paid out in cash.

         The Class A Common Stock has no voting rights, other than the right to vote as a class on any amendment to the Articles of Incorporation of Citadel-Nevada or on any merger transaction that would change adversely the rights, privileges or preference of such Class A Common Stock. The holders of Class A Common Stock and Class B Common Stock will participate pari passu with respect to dividends. Both the Class A Common Stock and the Class B Common Stock are listed on the American Stock Exchange.

Item 3 - Defaults upon Senior Securities

         Not applicable.

Item 4 - Submission of Matters to a Vote of Securities Holders

         Not applicable.

Item 5 - Other Information

         Not applicable.

Item 6 - Exhibits and Reports on Form 8-K

         A.    Exhibits

Exhibit
No.                                  Description
---                                  -----------

3.1 Certificate of Amendment of Restatement Articles of Incorporation of Citadel Holding Corporation (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

3.2 Restated By-laws of Citadel Holding Corporation, a Nevada corporation (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

10.1 Tax Disaffiliation Agreement, dated as of August 4, 1994, by and between Citadel Holding Corporation and Fidelity Federal Bank (filed as
         Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference)

Exhibit
No.                                  Description
---                                  -----------


10.2 Standard Office lease, dated as of July 15, 1994, by and between Citadel Realty, Inc. and Fidelity Federal Bank (filed as Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference)

10.3 First Amendment to Standard Office Lease, dated May 15, 1995, by and between Citadel Realty, Inc. and Fidelity Federal Bank (filed as
         Exhibit 10.43 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference)

10.4 Guaranty of Payment dated May 15, 1995 by Citadel Holding Corporation in favor of Fidelity Federal Bank (filed as Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference)

10.5 Exchange Agreement dated September 4, 1996 among Citadel Holding Corporation, Citadel Acquisition Corp., Inc. Craig Corporation, Craig Management, Inc., Reading Entertainment, Inc., Reading Company (filed as Exhibit 10.51 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

10.6 Asset Put and Registration Rights Agreement dated October 15, 1996 among Citadel Holding Corporation, Citadel Acquisition Corp., Inc., Reading Entertainment, Inc., and Craig Corporation (filed as Exhibit
         10.52 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

10.7 Articles of Incorporation of Reading Entertainment, Inc., A Nevada Corporation (filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

10.7a Certificate of Designation of the Series A Voting Cumulative Convertible preferred stock of Reading Entertainment, Inc. (filed as
         Exhibit 10.7a to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

10.8.1 Lease between Citadel Realty, Inc., Lessor and Disney Enterprises, Inc., Lessee dated October 1, 1996 (filed as Exhibit 10.54 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference)

10.9 Second Amendment to Standard Office Lease between Citadel Realty, Inc. and Fidelity Federal Bank dated October 1, 1996 (filed as Exhibit 10.55 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference)

10.10    Citadel 1996 Nonemployee Director Stock Option Plan (filed as Exhibit
         10.57 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference)

10.11 Reading Entertainment, Inc., Annual Report on Form 10-K for the year ended December 31, 1997 (filed as Exhibit 10.58 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

Exhibit
No.                                     Description
---                                     -----------


10.12 Stock Purchase Agreement dated as of April 11, 1997 by and between Citadel Holding Corporation and Craig Corporation (filed as Exhibit
         10.56 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)

10.13 Secured Promissory Note dated as of April 11, 1997 issued by Craig Corporation to Citadel Holding Corporation in the principal amount of $1,998,000 (filed as Exhibit 10.60 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)

10.14 Agreement for Purchase and Sale of Real Property between Prudential Insurance Company of America and Big 4 Farming LLC dated August 29, 1997 (filed as Exhibit 10.61 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)

10.15 Second Amendment to Agreement of Purchase and Sale between Prudential Insurance Company of America and Big 4 Farming LLC dated November 5, 1997 (filed as Exhibit 10.62 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)

10.16 Partnership Agreement of Citadel Agricultural Partners No. 1 dated December 19, 1997 (filed as Exhibit 10.63 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.17 Partnership Agreement of Citadel Agricultural Partners No. 2 dated December 19, 1997 (filed as Exhibit 10.64 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.18 Partnership Agreement of Citadel Agricultural Partners No. 3 dated December 19, 1997 (filed as Exhibit 10.65 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.19 Farm Management Agreement dated December 26, 1997 between Citadel Agricultural Partner No. 1 and Big 4 Farming LLC (filed as Exhibit
         10.67 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.20 Farm Management Agreement dated December 26, 1997 between Citadel Agricultural Partner No. 2 and Big 4 Farming LLC (filed as Exhibit
         10.68 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.21 Farm Management Agreement dated December 26, 1997 between Citadel Agricultural Partner No. 3 and Big 4 Farming LLC (filed as Exhibit
         10.69 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.22 Line of Credit Agreement dated December 29, 1997 between Citadel Holding Corporation and Big 4 Ranch, Inc. (filed as Exhibit 10.70 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.23 Management Services Agreement dated December 26, 1997 between Big 4 Farming LLC and Cecelia Packing (filed as Exhibit 10.71 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

Exhibit
No.                                  Description
---                                  -----------


10.24 Agricultural Loan Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agriculture Partner No. 1 (filed as
         Exhibit 10.72 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.25 Agricultural Loan Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agriculture Partner No. 2 (filed as
         Exhibit 10.73 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.26 Agricultural Loan Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agriculture Partner No. 3 (filed as
         Exhibit 10.74 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.27 Promissory Note dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partners No. 1 (filed as Exhibit
         10.75 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.28 Promissory Note dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partners No. 2 (filed as Exhibit
         10.76 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.29 Promissory Note dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partners No. 3 (filed as Exhibit
         10.77 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.30 Security Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partnership No. 1 (filed as
         Exhibit 10.78 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.31 Security Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partnership No. 2 (filed as
         Exhibit 10.79 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.32 Security Agreement dated December 29, 1997 between Citadel Holding Corporation and Citadel Agricultural Partnership No. 3 (filed as
         Exhibit 10.80 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference herewith)

10.33 Administrative Services Agreement between Citadel Holding Corporation and Big 4 Ranch, Inc. dated December 29, 1997 (filed as Exhibit 10.81 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference)

10.34 Reading Entertainment, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 (filed as Exhibit as 10.41 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

10.35 Reading Entertainment, Inc. Annual Report on Form 10-K for the year ended December 31, 1999 (filed by Reading Entertainment Inc. as Form 10-K for the year ended December 31, 1999 on April 14, 2000 and incorporated herein by reference).

Exhibit
No.                            Description
---                            -----------


10.36 Promissory note dated December 20, 1999 between Citadel Holding Corporation and Nationwide Life Insurance (filed as Exhibit 10.36 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

10.37 Employment Agreement between Citadel Holding Corporation and Andrzej Matyczynski (filed Citadel 1999 Employee Stock Option Plan (filed as
         Exhibit 10.37 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

10.38 Citadel 1999 Employee Stock Option (filed as Exhibit 10.37 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference).

27       Financial Data Schedule (filed herewith)

         B.  Reports on Form 8-K

             None

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          CITADEL HOLDING CORPORATION
                          ---------------------------

By:  /s/ James J. Cotter
     -------------------
     James J. Cotter
     Chief Executive Officer
     April 30, 2000


     /s/ Andrzej Matyczynski
     -----------------------
     Andrzej Matyczynski
     Chief Financial Officer
     April 30, 2000

                                   Exhibit D

              [SLUSSER ASSOCIATES, INC. LETTERHEAD APPEARS HERE]



July 28, 2000

Privileged and Confidential
---------------------------

Conflicts Committee of Board of Directors
Citadel Holding Corporation
550 South Hope Street, Suite 1825
Los Angeles, California 90071

Gentlemen:

We understand that Citadel Cinemas, Inc., a Nevada corporation ("Citadel Cinemas"), a wholly owned subsidiary of Citadel Holding Corporation ("Citadel"), and James J. Cotter and Michael P. Forman (collectively, the "Sellers") have entered into an Agreement of Purchase and Sale of Membership Interest (the "Angelika Agreement") dated July 28, 2000 whereby Citadel Cinemas will acquire a 16.66% membership interest (the "Purchased Interests") in the Angelika Film Centers, LLC, a New York limited liability company ("AFC") from the Sellers.

Pursuant to the Angelika Agreement, Citadel Cinemas agrees to pay the Sellers the aggregate purchase of $4,500,000 (the "Purchase Price"). The Purchase Price will be paid by Citadel Cinemas to the Sellers by the making and delivery by Citadel Cinemas on July 28, 2000 of promissory notes (the "Angelika Notes") in the aggregate principal amount of the Purchase Price. The Angelika Notes shall pay interest of 8.25% per annum, payable quarterly, have a maturity of two years and are guaranteed by Citadel. The terms and conditions of the Angelika Notes are set forth in Exhibit Agreement.

In addition, simultaneous with the Angelika Agreement, Citadel Cinemas will enter into a lease agreement with option to purchase dated July 28, 2000 (the "Theatre Lease Agreement") with Sutton Hill Capital, LLC ("Sutton Hill"), a New York limited liability company as landlord and Citadel Cinemas as tenant with respect to certain properties in New York City, New York. The terms and conditions of the lease and option are set forth in the Theatre Lease Agreement.

Contemporaneously with the Theatre Lease Agreement and the Angelika Agreement, Citadel has entered into a Standby Credit Facility dated July 28, 2000 to loan to Sutton Hill up to $28,000,000 (the "Citadel Standby Credit Facility"). The terms and conditions of the loan are set forth in the Citadel Standby Credit Facility.

Conflicts Committee of Board of Directors
Page 2
July 28, 2000

Also contemporaneous with the Theatre Lease Agreement and the Angelika Agreement, Citadel has entered into agreements (collectively, the "Management Agreement") providing for the management by Citadel Cinemas of certain additional cinemas located in New York City, the transfer to Citadel Cinemas of certain rights to the trade name and trademark "City Cinemas." No separate consideration has been charged to Citadel for the transfer of these assets and related liabilities.

The Angelika Agreement, the Theatre Lease Agreement, the Citadel Standby Credit Facility, and the Management Agreement collectively constitute the City Cinemas Transaction (the "City Cinemas Transaction").

Citadel, Citadel Off Broadway Theatres Inc., a Nevada corporation and a direct wholly owned subsidiary of Citadel, Off Broadway Investments, Inc. ("OBI"), a California corporation, and James J. Cotter and Michael R. Forman collectively (the "OBI Shareholders") have entered into an agreement and plan of merger (the "Merger Agreement") whereby the OBI Shareholders will receive either shares of Citadel Class A Non-Voting Common Stock and shares of Citadel Class B Voting Common Stock as provided in the Merger Agreement, or in the event such issuance of stock is not approved by the holders of Citadel Class B Voting Common Stock, approximately $10,000,000 cash pursuant to the terms and conditions of the Merger Agreement.

For purposes of this opinion we have, among other things:

1. Reviewed the Angelika Agreement, the Theatre Lease Agreement, the Citadel Standby Credit Agreement, the Management Agreement and the Merger Agreement;
2. Reviewed certain other documents relating to the Angelika Agreement, the Theatre Lease Agreement, the Citadel Standby Credit Agreement, the Management Agreement and the Merger Agreement;
3. Reviewed certain publicly available information concerning Citadel and certain other relevant financial and operating data of Citadel, Sutton Hill, AFC and OBI made available from internal sources of Citadel, Sutton Hill, AFC and OBI;
4. Reviewed the historical stock prices and trading volumes of Citadel's Class A Non-Voting Common Stock and Class B Voting Common Stock;
5. Held discussions with members of senior management of Citadel, Sutton Hill, AFC and OBI concerning their current and future business prospects;
6. Reviewed to the extent available certain financial forecasts and projections prepared by the respective managements of Citadel, Sutton Hill, AFC and OBI;

Conflicts Committee of Boards of Directors
Page 3
July 28, 2000

7. Reviewed the results of operations of Citadel, Sutton Hill, AFC and OBI and compared them with that of certain other publicly traded companies which we deemed generally comparable;
8. Reviewed the market prices and valuation multiples for Citadel common stock and compared them with those of certain publicly traded companies that we deemed comparable;
9. Reviewed the financial terms of certain other business combinations, to the extent publicly available, that we deemed generally comparable;
10. Participated in certain discussions among representatives of Citadel, Sutton Hill, AFC and OBI and their financial and legal advisors;
11.  Reviewed appraisals furnished to us by Citadel;

          a. Dated March 14, 2000 prepared by Alliance Appraisal with respect to Citadel Agricultural Partners No. 1, 2 and 3;
          b. Dated September 3, 1999 prepared by C.B. Richard Ellis, Inc. with respect to 600 Brand Building;
          c. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Murray Hill Theater;
          d. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Orpheum Theater;
          e. Dated January 28, 2000 prepared by Cushman & Wakefield, Inc. with respect to the Minetta Lane Theater; and

12. Performed and/or considered such other studies, analyses, inquiries and investigations, as we deemed appropriate.

In connection with our review and in arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information. We have relied on such information, and have assumed that all such information is complete and accurate in all material respects. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of Citadel, Sutton Hill, AFC and OBI are as set forth in the consolidated financial statements of Citadel, Sutton Hill, AFC, and OBI respectively. In connection with the Citadel, Sutton Hill, AFC and OBI financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Citadel, Sutton Hill, AFC and OBI. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Citadel, Sutton Hill, AFC and OBI.

Conflicts Committee of Board of Directors
Page 4
July 28, 2000

Our opinion is based on economic, monetary and market conditions existing as of the date hereof, and, in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information, which was either publicly available or furnished to us by Citadel, Sutton Hill, AFC and OBI. Our opinion as expressed herein is limited to the fairness to Citadel, from a financial point of view, of the City Cinemas Transaction and the Merger Agreement taken as a whole, and does not address Citadel's underlying business decision to engage in the transactions. Our opinion takes into account the fact that the City Cinemas Transaction will close prior to the closing of the merger contemplated by the Merger Agreement, and that the closing of that merger is subject to certain conditions. Our opinion does not constitute a recommendation to any stockholder of Citadel.

We are expressing no opinion as to what the value of the Citadel Class A or Class B Common Stock will be when issued to the OBI Shareholders or the prices at which the Citadel Class A Non-Voting Common Stock or Class B Voting Common Stock will actually trade at any time. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Slusser Associates, Inc., as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate, estate and other financial purposes.

You have requested our opinion from a financial point of view concerning the fairness to Citadel of the City Cinemas Transaction and the Merger Agreement taken as a whole. We will receive a fee for the opinion herein that is not contingent on our findings. Citadel has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have, in addition, performed certain investment banking services for National Auto Credit, Inc. in connection with its investment in AFC.

This letter and the opinion expressed herein are for the benefit of the Conflicts Committee of the Board of Directors of Citadel and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the City Cinemas Transaction and the Merger Agreement so long as this letter is quoted in full in such registration statement or proxy statement.

Based upon and subject to the foregoing and in reliance thereon, it is our opinion that as of the date hereof the City Cinemas Transaction and the Merger Agreement taken as a whole are fair to Citadel from a financial point of view.

Very truly yours,
/s/ Slusser Associates, Inc.
SLUSSER ASSOCIATES, INC.

                                   Exhibit E


                            1999 STOCK OPTION PLAN
                                      OF
                          CITADEL HOLDING CORPORATION


PURPOSES OF THE PLAN
--------------------

     The purposes of the 1999 Stock Option Plan ("Plan") of Citadel Holding Corporation, a Delaware corporation (the "Company"), are to:

Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonqualified options" ("NQOs").

ELIGIBLE PERSONS
----------------

     Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS
----------------------------------------------------

     Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 666,000 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 100,000 shares.

ADMINISTRATION
--------------

This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of
Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to reduce the exercise price of any Option;
(x) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.

GRANTING OF OPTIONS; OPTION AGREEMENT
-------------------------------------

No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors and consultants of the Company are intended to be NQOs.

Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

TERMS AND CONDITIONS OF OPTIONS
-------------------------------

     Each Option granted under this Plan shall be subject to the terms and
conditions set forth in Section 6.1.   NQOs shall be also subject to the terms
and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

Terms and Conditions to Which All Options Are Subject.  All Options granted
-----------------------------------------------------
under this Plan shall be subject to the following terms and conditions:

Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the
----------------------------
Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company's subsidiary, appropriate adjustments shall be made by the Board, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and
(b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

Corporate Transactions.  In the event of a Corporate Transaction (as defined
----------------------
below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable. The Administrator may, in its sole discretion, provide that all outstanding Options shall be assumed or an equivalent option substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

Time of Option Exercise.  Subject to Section 5 and Section 6.3.4, an Option
-----------------------
granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

Option Grant Date.  The date of grant of an Option under this Plan shall be the
-----------------
effective date of the stock option agreement granting the Option.

Nontransferability of Option Rights.  Except with the express written approval
-----------------------------------
of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

Payment.  Except as provided below, payment in full, in cash, shall be made for
-------
all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

Withholding and Employment Taxes.  In the case of an employee exercising an NQO,
--------------------------------
at the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

Other Provisions.  Each Option granted under this Plan may contain such other
----------------
terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

Determination of Value.  For purposes of this Plan, the fair market value of
----------------------
Common Stock or other securities of the Company shall be determined as follows:

If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be either, as determined by the Administrator, (i) the closing price of such stock on the date the value is to be determined, or (ii) the average closing price of such stock over such number of trading days (not to exceed ten (10) trading days) immediately preceding the date the value is to be determined, as determined by the Administrator, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

Option Term.  Subject to Section 6.3.4, no Option shall be exercisable more than
-----------
10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

Terms and Conditions to Which Only NQOs Are Subject.  Options granted under this
---------------------------------------------------
Plan which are designated as NQOs shall be subject to the following terms and conditions:

Exercise Price.  (a)  The exercise price of an NQO shall be the amount
--------------
determined by the Administrator as specified in the option agreement.

To the extent required by applicable laws, rules and regulations, the exercise price of an NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

Termination of Employment.  Except as otherwise provided in the stock option
-------------------------
agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination or such longer period as the Administrator may approve (but in no event after the Expiration Date). For purposes of this Section 6.2.2, "employment" includes service as a director or as a consultant. For purposes of this Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

Terms and Conditions to Which Only ISOs Are Subject. Options granted under this
---------------------------------------------------
Plan which are designated as ISOs shall be subject to the following terms and conditions:

Exercise Price.  (a)  The exercise price of an ISO shall be not less than the
--------------
fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

The exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted
--------------------------
pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

Grant Date.  If an ISO is granted in anticipation of employment as provided in
----------
Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

Term.  Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent
----
Stockholder shall be exercisable more than five years after the date of grant.

Termination of Employment.  Except as otherwise provided in the stock option
-------------------------
agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination or such longer period as the Administrator may approve (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

MANNER OF EXERCISE
------------------

An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

EMPLOYMENT OR CONSULTING RELATIONSHIP
-------------------------------------

     Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

CONDITIONS UPON ISSUANCE OF SHARES
----------------------------------

     Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

NONEXCLUSIVITY OF THIS PLAN
---------------------------

     The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

MARKET STANDOFF
---------------

     Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

AMENDMENTS TO PLAN
------------------

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

EFFECTIVE DATE OF PLAN; TERMINATION
-----------------------------------

     This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within twelve months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

-------------------------------------------------------------------------------


PROXY                                                                     PROXY

                          CITADEL HOLDING CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citadel Holding Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:30 a.m., local time, on September 12, 2000 at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California for the following purposes and any adjournment or postponement thereof, as follows:

                          (Continued on reverse side)

-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

-------------------------------------------------------------------------------
                                                           Please mark
                                                           your votes as [X]
                                                           indicated in
                                                           this example


In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

1. ELECTION OF DIRECTORS                 FOR              WITHHOLD AUTHORITY TO
                                    all nominees listed   vote for all nominees
                                    below  (excepted                below.
                                    as marked to the
                                    contrary below.)

                                        [_]                      [_]




2. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF CITADEL CLASS A NON-VOTING COMMON STOCK AND SHARES OF CLASS B VOTING COMMON STOCK TO COMPLETE THE ACQUISITION BY MERGER OF OFF BROADWAY INVESTORS, INC.

                           FOR   AGAINST  ABSTAIN

                           [_]     [_]      [_]




3. TO APPROVE THE ADOPTION BY THE BOARD OF DIRECTORS OF THE 1999 STOCK OPTION PLAN OF CITADEL HOLDING CORPORATION.

                           FOR   AGAINST  ABSTAIN

                           [_]     [_]      [_]



INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, William
C. Soady, Alfred Villasenor, Jr., and S. Craig Tompkins.




THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O CHASE MELLON SHAREHOLDER SERVICES, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

--------------
THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.

Signature ___________________________________________________ Dated:____ ,2000
Please sign name(s) exactly as registered)  Telephone Number
(if there are co-owners, both should sign)


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                           -- FOLD AND DETACH HERE --